UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Intermec, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m. Pacific time, on Friday, May 23, 2008

Place	Intermec Headquarters, 6001 36th Avenue West, Everett, Washington 98203-1264

Items of Business	• To elect eight directors for a term expiring at the 2009 Annual Meeting of Stockholders or until their successors are elected and qualified.

• To vote on an advisory proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008.

• To approve the Intermec, Inc. 2008 Employee Stock Purchase Plan.

• To approve the Intermec, Inc. 2008 Omnibus Incentive Plan.

• To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date	You are entitled to vote if you were a stockholder as of the close of business on March 24, 2008.

Voting	We urge you to read this proxy statement and vote your shares promptly, whether or not you expect to attend the meeting in person. You can vote your shares by proxy over the Internet or by telephone. You can also vote by proxy if you complete, sign and date your voting instruction form and return it by mail (if you are a beneficial owner) or if you request a printed proxy card to complete, sign and return by mail (if you are a stockholder of record).

By order of the Board of Directors,

Janis L. Harwell
Senior Vice President, General Counsel and Corporate Secretary

Everett, Washington
April 11, 2008

Intermec, Inc.
6001 36th Avenue West
Everett, Washington 98203-1264
425.348.2600

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2008

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Why am I receiving these materials?

We have made these materials available to you on the Internet or, upon your request, have delivered printed copies of these materials to you by mail because our Board of Directors, which we refer to as our “Board,” is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders, (the “Annual Meeting” or “2008 Annual Meeting”) to be held at 10:00 a.m., Pacific time, on May 23, 2008, at our headquarters, 6001 36th Avenue West, Everett, Washington 98203-1264. This proxy statement provides information that we are required to provide you under the rules of the Securities and Exchange Commission (“SEC”) to assist you in voting your shares.

2.	Who is Intermec?

On January 1, 2006, we changed our name to Intermec, Inc. and our ticker symbol on the New York Stock Exchange (“NYSE”) to “IN.” Before 2006, we were named “UNOVA, Inc.” The change in our name did not affect your ownership of shares in the company. If your ownership of our stock is evidenced by certificates bearing the name “UNOVA, Inc.,” you own Intermec, Inc. shares. Throughout this proxy statement, we refer to the company as Intermec, including for periods prior to the name change, or as the “Company.”

3.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by the new rules recently adopted by the SEC, we have elected to provide access to this proxy statement and our 2007 Report to Stockholders over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record and beneficial owners, which contained instructions on how to access this proxy statement and our 2007 Report to Stockholders and how to vote.

Intermec expects to mail the Notice of Internet Availability to stockholders on or about April 11, 2008. If you receive a Notice of Internet Availability, you will not receive a printed copy of the proxy materials, unless you specifically request this. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Most stockholders can elect to view future proxy materials via email instead of receiving paper copies in the mail. Please see the information included in the Notice of Internet Availability. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to our proxy materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

4.	How can I obtain Intermec’s 2007 Annual Report on Form 10-K?

The 2007 Annual Report on Form 10-K (including exhibits), as amended, which we refer to as our “Form 10-K,” is available at the following website http://www.intermec.com/about_us/investor_relations/ compliance/index.aspx. Stockholders may request a free copy of our Form 10-K by contacting Investor Relations at the address provided under the caption “Corporate Governance — Availability of Information and Communications with the Board.” We will furnish any exhibit to our Form 10-K if specifically requested.

5.	What items of business will be voted on at the Annual Meeting?

(1) The election of eight directors, each for a one-year term expiring at the annual meeting of stockholders to be held in 2009 (the “2009 Annual Meeting”) or until their successors are elected and qualified;

(2) An advisory management proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008;

(3) Approval of the Intermec, Inc. 2008 Employee Stock Purchase Plan; and

(4) Approval of the Intermec, Inc. 2008 Omnibus Incentive Plan.

We will also consider any other business that is properly brought before the Annual Meeting.

6.	How does the Board recommend I vote?

Our Board recommends that you vote for each of the director nominees and for the management proposals to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008, to approve the Intermec, Inc. 2008 Employee Stock Purchase Plan, and to approve the Intermec, Inc. 2008 Omnibus Incentive Plan.

7.	What shares can I vote?

Intermec’s only class of stock outstanding is common stock, par value $.01 per share (“common stock”). Each share of common stock outstanding as of the close of business Eastern time on the record date, March 24, 2008, is entitled to one vote on all items of business at the Annual Meeting. You may vote all shares you owned as of the close of business Eastern time on the record date, which may be (1) shares held directly in your name as the stockholder of record or (2) shares held for you as beneficial owner through a broker, trustee or other nominee, such as a bank, including shares purchased through our Employee Stock Purchase Plan. On the record date, there were 61,490,337 shares of common stock outstanding and entitled to vote. There were 11,344 stockholders of record on the record date and approximately 23,856 beneficial owners. The last sale price of the common stock for that date, as reported in The Wall Street Journal, was $23.11.

8.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker, trustee or other nominee (such as a bank) rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered to be, with respect to those shares, a stockholder of record, and the Notice of Internet Availability has been sent, and, if specifically requested, printed copies of these proxy materials will be sent, directly to you by Intermec. You may have certificates for those shares, or they may be registered in book-entry form. As the stockholder of record, you have the right to grant your voting proxy directly to our proxy holders or to vote in person at the meeting. We have provided instructions on voting and granting your voting proxy in the Notice of Internet Availability, and if specifically requested, we will also send a printed proxy card for your use.

Beneficial Owner.  If your shares are held in a brokerage account or by a trustee or other nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form by the broker, trustee or nominee, or an agent hired by the broker, trustee or nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote, and you are also invited to attend the Annual Meeting. You will be asked to show some evidence of your ownership (for example, on a brokerage statement) to be admitted to the Annual Meeting.

Because a beneficial owner is not the stockholder of record, you may not vote these shares directly at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee on how to vote your shares.

9.	How can I vote my shares in person at the Annual Meeting?

We will provide a ballot to anyone who requests one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instruction form as described below so that your vote will be counted if you later decide not to attend the meeting.

10.	How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability, proxy card or voting instruction form provided.

By Internet.  Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees or nominees. Please check the voting instruction form for Internet voting availability.

By Telephone.  Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the Notice of Internet Availability or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees or nominees.

By Mail.  Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.

Intermec is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. (Delaware General Corporation Law, Section 212(c).) The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a Control Number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

11.	Can I change my vote?

If you are a stockholder of record and have submitted a proxy, you can change your vote by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote again. You may also revoke your proxy at any time before it is voted by sending a written notice of revocation or by submitting a signed proxy card bearing a later date, in either case to Intermec, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive any such revocation of proxy by 5:00 p.m., Eastern time, on May 22, 2008, for it to be effective. If you vote by telephone or on the Internet and wish to change your vote, you should call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote. Broadridge’s telephone and Internet voting sites will close at 11:59 p.m., Eastern time, on May 22, 2008.

For shares held beneficially, you may change your vote by submitting new voting instructions to your broker, trustee or nominee as permitted by the voting instruction form. If you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, you can change your vote by attending the meeting and voting in person.

12.	What is the quorum required in order to conduct business at the Annual Meeting?

A majority of the shares outstanding at the record date must be present at the meeting in order to hold the meeting and conduct business. Shares are counted as “present” at the meeting if the stockholder attends the meeting or is represented at the meeting by a duly authorized proxy.

13.	What is the voting requirement to approve each of the proposals and how are votes counted?

In the election of directors, which is Proposal 1, you may vote for all of the director nominees or you may withhold your vote with respect to one or more of the director nominees. Our Certificate of Incorporation provides that directors will be elected by a majority of the votes cast at the meeting.

For Proposal 2, which is management’s proposal that stockholders express their advisory opinion as to whether they ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008, you may vote for or against Proposal 2, or you may abstain. Our Certificate of Incorporation provides that approval of Proposal 2 requires the affirmative vote of a majority of the votes cast at the meeting. An abstention has the same effect as a vote against the proposal.

For Proposal 3, which is management’s proposal that stockholders approve the Intermec, Inc. 2008 Employee Stock Purchase Plan, you may vote for or against Proposal 3, or you may abstain. Our Certificate of Incorporation provides that approval of Proposal 3 requires the affirmative vote of a majority of the votes cast at the meeting. An abstention has the same effect as a vote against the proposal.

For Proposal 4, which is management’s proposal that stockholders approve the Intermec, Inc. 2008 Omnibus Incentive Plan, you may vote for or against Proposal 4, or you may abstain. Our Certificate of Incorporation provides that approval of Proposal 4 requires the affirmative vote of a majority of the votes cast at the meeting. An abstention has the same effect as a vote against the proposal.

If you provide specific instructions (mark boxes) with regard to certain proposals, your shares will be voted as you instruct. If you sign and return your proxy card or voting instruction form or otherwise submit your vote by proxy without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (i.e., for all of the Board’s nominees and for the management proposals). The proxy holders will vote in their discretion on any other matters that properly come before the meeting.

If you are a stockholder of record and do not submit your vote by proxy or vote in person at the Annual Meeting, your shares will not be voted. However, if you hold shares beneficially in street name, the result may be different. If you do not return the voting instruction form, your broker, trustee or nominee may vote your shares in certain circumstances and on certain proposals. The NYSE rules permit brokers to vote their clients’ shares in their own discretion on the election of directors if their clients have not given instructions as to how they want their shares voted. The NYSE also considers a proposal such as Proposal 2 to be routine and would permit brokers to vote on Proposal 2 in their discretion if they have not received instructions from their clients. The NYSE would consider Proposal 3 and Proposal 4 to not be routine and therefore “non-discretionary,” meaning that brokers who hold shares for the accounts of their clients and have not received instructions from their clients would not vote their clients’ shares on either of these proposals. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the meeting, but are not considered “present” for purposes of voting on non-discretionary matters.

14.	What happens if additional matters are presented at the Annual Meeting?

Other than the four proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Patrick J. Byrne, Lanny H. Michael and Janis L. Harwell, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our director nominees is not available as a candidate for re-election as a director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

15.	Who will count the votes?

Broadridge Financial Solutions, Inc. will act as inspector of elections and tabulate the votes cast at the meeting.

16.	What does it mean if I receive more than one Notice of Internet Availability or more than one set of voting materials?

It means you have multiple accounts with the transfer agent and/or with brokers and banks. Please submit each Intermec proxy and/or voting instruction form you receive.

17.	Who will pay the costs of soliciting votes for the Annual Meeting?

Intermec is making this solicitation and will pay the entire cost of preparing, printing, mailing and distributing the Notice of Internet Availability to stockholders of record and beneficial owners and printed proxy materials to those who specifically request them, as well as the cost associated with soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to posting the proxy materials on the Internet and mailing the Notice of Internet Availability and, if specifically requested, printed copies of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors, officers and other employees, who will not receive any additional compensation for such activities. We have retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson a fee of $7,000 plus customary costs and expenses for these services. We will also reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy and solicitation materials to the beneficial owners of our common stock.

18.	Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2008. You can access that Form 10-Q, and all of our other reports filed with the SEC, at our website, http://www.intermec.com/InvestorRelations/, or at the SEC’s website, www.sec.gov.

19.	Is a list of stockholders entitled to vote at the Annual Meeting available?

The list of stockholders of record as of the record date will be available at the Annual Meeting. It will also be available ten days prior to the Annual Meeting, between the hours of 9 a.m. and 4 p.m., Pacific time, Monday through Friday, at the offices of the Corporate Secretary, 6001 36th Avenue West, Everett, Washington 98203-1264. Any holder of our common stock may examine the list for any purpose germane to the Annual Meeting.

20.	What is the deadline to propose actions for consideration at next year’s Annual Meeting?

There are two different procedures by which stockholders may submit proposals for action at our annual meetings of stockholders. The first procedure is provided by the SEC’s rules and the second by our By-Laws.

SEC Rule 14a-8 permits stockholders to submit proposals they would like to have included in our proxy statement and proxy card. In order for such proposals to be considered for our 2009 Annual Meeting, our Corporate Secretary must receive them no later than December 12, 2008.

Section 2.7 of our By-Laws permits stockholders of record to propose business to be considered at an annual meeting without being included in the proxy statement and proxy card. Such business must be a proper matter for stockholder action and the stockholder proposing it must comply with the applicable notice provisions of our By-Laws. For the 2009 Annual Meeting, notice must be delivered to our Corporate Secretary no earlier than January 23, 2009 and no later than February 22, 2009 (if, however, the date of the 2009 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2008 Annual Meeting, then notice must be delivered not earlier than 120 days before the 2009 Annual Meeting and not later than 90 days before the 2009 Annual Meeting or ten days following the day on which public announcement of the date of the 2009 Annual Meeting is first made).

Proposals should be sent to our Corporate Secretary at 6001 36th Avenue West, Everett, WA 98203-1264. You may obtain a copy of the By-Law provisions regarding these requirements by writing to the Corporate Secretary at that address.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 2008 Annual Meeting, please promptly vote your shares on the Internet, by telephone or by completing, signing and dating your voting instruction form and returning it by mail (if you are a beneficial owner) or request a printed proxy card and complete, sign, date and return it by mail (if you are a stockholder of record).

CORPORATE GOVERNANCE

Availability of Information and Communications with the Board

We have established a Corporate Governance section on our website, which can be accessed at http://www.intermec.com/about_us/investor_relations/compliance/corporate_governance.aspx (our “Corporate Governance Webpage”). The charters of the Board’s standing committees, the Standards of Independence, the Corporate Governance Guidelines and the Standards of Conduct that apply to all directors, officers and other employees are posted there. We intend to disclose on our Corporate Governance Webpage any amendment to the Standards of Conduct and any waiver of the Standards related to executive officers or directors. This proxy statement and the 2007 Report to Stockholders (which includes our Form 10-K) are also available on our website, indicated above. Stockholders may obtain free printed copies of these materials by contacting Investor Relations as follows:

Intermec, Inc.	Telephone: 425.348.2600
6001 36th Avenue West Everett, WA 98203-1264	E-mail: invest@intermec.com

Stockholders or other interested parties who wish to communicate with any individual director, including the Chairman of the Board, our Board as a group, or a specified committee or group of directors, such as our independent directors, can do so by sending written communications by mail or courier, in care of the Corporate Secretary at the street address above, or by e-mail to Board@intermec.com. All correspondence should indicate to whom it is addressed.

Our annual meeting provides an opportunity for stockholders to ask questions or otherwise communicate directly with members of our Board on matters relevant to our Company. All directors are expected to attend our annual meetings of stockholders, as stated in the Charter of the Governance and Nominating Committee. Eight of our directors attended the annual meeting of stockholders held in 2007 (the “2007 Annual Meeting”). While all of our directors who were then members of the Board planned to attend the 2007 Annual Meeting, Mr. Shaffer was unable to do so.

Structure of the Board of Directors

Our Board currently has eight members. The size of the Board was reduced to its current number over the course of 2007, when one of our directors, Stephen E. Frank, did not stand for re-election at the 2007 Annual Meeting, and another of our directors, Claire W. Gargalli, retired as of December 31, 2007. One of our independent, non-management directors, Allen J. Lauer, became Chairman of the Board in 2007 when Larry D. Brady stepped down as Chairman, Chief Executive Officer and President in July 2007. At that time, Patrick J. Byrne became our Chief Executive Officer, President and a member of the Board. The Board has three standing committees, which are the Audit and Compliance Committee, the Compensation Committee, and the Governance and Nominating Committee.

Board Independence

With the exception of Patrick J. Byrne, our Board consists of non-management directors. The Board has adopted Standards of Independence, which are posted on our Corporate Governance Webpage, to help determine whether any of our non-management directors has a material relationship with the Company. After considering relevant facts and circumstances, the Board determined that all of our non-management directors who served during 2007, Stephen E. Frank, Claire W. Gargalli, Gregory K. Hinckley, Lydia H. Kennard, Allen J. Lauer, Stephen P. Reynolds, Steven B. Sample, Oren G. Shaffer and Larry D. Yost, are independent within the meaning of SEC regulations, the NYSE standards for director independence and our Standards of Independence, and have either no relationship with the Company (other than being a director and/or stockholder) or only immaterial relationships with the Company that fell within the Standards of Independence. The Board generally considered all relationships between the Company and the directors and the other companies for which they or their applicable family members are directors or employees, including some that are not required to be disclosed in this proxy statement as related person transactions. We transact business with some of such other companies, in amounts that fall within the permissible limits of our Standards of Independence. Mr. Byrne is not an independent director because he also is President and Chief Executive Officer of the Company.

The Board has determined that the standing committees consist entirely of independent directors. The Board also has determined that our Audit and Compliance Committee members meet the particular SEC and NYSE requirements applicable to audit committee membership.

Meetings of the Board and Executive Sessions

Our Board met nine times during 2007, including three meetings by telephone. Materials for our Board and committee meetings are sent in advance to the appropriate participants. If a director cannot attend a meeting, he or she generally communicates any comments or questions through the relevant chair. All of our incumbent directors attended more than 75% of the aggregate number of Board meetings and meetings of committees of the Board on which that director served during 2007. In addition to executive sessions scheduled as part of regularly scheduled Board meetings, our independent directors met five times in 2007. Before Mr. Lauer became our non-executive Chairman and Chair of the Governance and Nominating Committee, pursuant to Board designation all of these meetings were chaired by Ms. Gargalli, the former Chair of that committee, who was also an independent director. These meetings are now chaired by Mr. Lauer.

Board Committees

In 2007, our Board had three standing committees: the Audit and Compliance Committee, the Compensation Committee and the Governance and Nominating Committee. Independent directors other than committee Chairs are generally expected to serve on two committees.

The following table shows our current directors’ memberships on the committees of the Board during 2007. Prior to the expiration of Mr. Frank’s term as a director in May 2007, Mr. Frank served as a member of our Compensation Committee and our Governance and Nominating Committee. In addition, prior to July 19, 2007, Ms. Gargalli served as the Chair of our Governance and Nominating Committee.

	Audit and			Governance and
Director	Compliance		Compensation	Nominating

Gregory K. Hinckley	Member		Member	—
Lydia H. Kennard	—		Member	Member
Allen J. Lauer	Chair	(a)	—	Chair	(b)
Stephen P. Reynolds	Member		—	Member
Steven B. Sample	Member		—	Member
Oren G. Shaffer	Chair	(b)	Member	—
Larry D. Yost	—		Chair	—

(a)	Prior to July 19, 2007.

(b)	July 19, 2007 to present.

Audit and Compliance Committee.  The Audit and Compliance Committee (“Audit Committee”) consists of four independent directors. The current members are Mr. Shaffer (Chair), Mr. Hinckley, Mr. Reynolds and Dr. Sample. Mr. Lauer served as the Chair of the Audit Committee until July 19, 2007, when he was appointed non-executive Chairman of the Board and Chair of the Governance and Nominating Committee. On that date, Mr. Shaffer assumed the role of Chair of the Audit Committee. The Board has determined that, under the rules of the SEC and the NYSE, all of the members of the Audit Committee are independent and financially literate. The Board has also determined that Mr. Hinckley and Mr. Shaffer each meet the SEC criteria for “audit committee financial expert.” The Committee’s authority and responsibilities are set forth in a charter adopted by the Board and reviewed annually. That charter is available on our Corporate Governance Webpage.

The Audit Committee, which met 12 times in 2007, evaluates the performance and independence of our independent registered public accounting firm, which reports directly to the Audit Committee, and has the responsibility to retain or to terminate the independent registered public accounting firm as our independent auditors. The Audit Committee reviews and discusses with the independent auditors and with management our annual audited consolidated financial statements and quarterly financial statements, the effects of regulatory and accounting initiatives and any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviews and discusses with the independent auditors, internal auditors and management the adequacy of our system of internal controls and procedures. Additionally, the Audit Committee discusses with the independent auditors and management our internal audit department’s responsibilities, budget and staffing as well as any recommended changes to the internal audit scope and plan. The Audit Committee’s policy is that all audit and non-audit services to be performed by our independent auditors must be approved in advance. The Audit Committee reviews with management and discusses proposed earnings releases.

The Audit Committee reviews management’s implementation and enforcement of compliance with our Standards of Conduct. The Audit Committee also considers other possible conflicts of interest situations brought to its attention and makes appropriate recommendations concerning these situations. In addition, it oversees management’s compliance with our Related Person Transactions Policy, as described in “Certain Relationships and Related Persons Transactions — Policies, Procedures and Practices.”

The report of the Audit Committee appears under the caption “Report of the Audit and Compliance Committee.”

Compensation Committee.  The Compensation Committee consists of four independent directors. They currently are Mr. Yost (Chair), Mr. Hinckley, Ms. Kennard, and Mr. Shaffer. Mr. Frank also served as a member the Compensation Committee prior to the expiration of his term as director in May 2007. The Committee met nine times in 2007. The Board has determined that all of the members of the Committee are independent, non-employee, outside directors within the meanings of SEC regulations, the NYSE listing standards, and the Internal Revenue Code of 1986, as amended (the (“Code”). The Committee’s authority and responsibilities are set forth in a charter adopted by the Board of Directors and reviewed annually. That charter is available on our Corporate Governance Webpage.

The Compensation Committee recommends to the Board policies for executive compensation and approves the remuneration of all corporate officers, including our Chief Executive Officer (“CEO”). It oversees the administration of the employee equity and cash incentive plans, cash bonus plans, Employee Stock Purchase Plan, and certain other compensation and retirement arrangements.

The Compensation Committee acts on elements of executive officer compensation at various times during the year. Shortly before the end of each year, the Committee comprehensively reviews the total compensation of each executive officer and relevant peer group comparisons with the Committee’s outside compensation consultant. Decisions on executive officer salaries for the following year are made during the same meeting. In the first quarter of each year, the Committee determines Management Incentive Compensation Plan (“MICP”) payments based on performance achieved during the preceding year. The MICP is our annual cash bonus program for executive officers and other employees. In the same quarter, the Committee sets the performance metrics for the current year’s MICP. The Committee considers stock option grants at the time of the annual stockholder meeting, during the second quarter of the year. Other equity incentive awards for executive officers and other employees generally have been made during the second quarter but, beginning in 2008, are being made in the first quarter of the year.

The Compensation Committee considered findings by Hewitt Associates, which served as its outside compensation consultant prior to May 2007, in determining 2007 compensation levels for the executive officers. In May 2007 the Committee retained Frederic W. Cook & Co., Inc. (“FWC”) to serve as its outside compensation consultant to advise it on various aspects of executive compensation. Specifically, FWC attended several scheduled Committee meetings and provided to the Committee relevant market data, information on compensation trends and advice on compensation levels for the executive officers for 2008 as well as Mr. Byrne’s compensation for 2007. FWC has also assisted the Committee with a review of the terms of its equity incentive plans and assisted the Governance and Nominating Committee with a benchmarking review for non-employee director compensation. FWC has not performed any services on behalf of management, but works with management with the express permission of the Committee. Each year, FWC presents to the Compensation Committee a total compensation analysis for each executive officer based on market data provided by FWC at the Committee’s direction. This is the Compensation Committee’s frame of reference for the executive officer compensation decisions it will make in the following year. Based on this data, FWC makes recommendations to the Committee regarding CEO compensation. The CEO, with the assistance of the Vice President of Human Resources, provides recommendations to the Committee for the executive officers (excluding the CEO) also based on the data provided by FWC.

The Compensation Committee’s charter allows it to delegate its authority to subcommittees. In addition, the Compensation Committee has delegated to our CEO the authority to make certain equity grants to employees that are not executive officers; see “Compensation Discussion and Analysis — Equity Granting Practices” below.

Governance and Nominating Committee.  The Governance and Nominating Committee (“Governance Committee”) consists of four independent directors. The members of this committee currently are Mr. Lauer (Chair), Mr. Kennard, Mr. Reynolds and Dr. Sample. Ms. Gargalli served as the Chair of this committee until July 2007, at which time Mr. Lauer became the Chair of this committee. Mr. Frank was also a member of this committee prior to the expiration of his term as a director in May 2007. The Governance Committee met eight times in 2007. The Board has determined that, under the corporate governance rules of the NYSE, all of the members of the Governance Committee are independent. The Committee’s authority and responsibilities are set forth in a charter adopted by the Board and reviewed annually. That charter is available on our Corporate Governance Webpage.

The Governance Committee reviews and recommends to the Board practices and procedures relating to corporate governance, including the evaluation and recommendation of criteria for membership on the Board and the composition and structure of the Board and its committees. The Governance Committee also reviews succession plans related to the Chief Executive Officer and recommends to the Board the compensation of directors for Board and committee service each year.

The Governance Committee evaluates the size of the Board and considers the qualifications of persons recommended for election to fill vacancies that may occur in the Board from time to time. The Governance Committee also evaluates the qualifications of persons recommended by the stockholders for election to the Board, as disclosed under “Consideration of Director Nominees.”

Consideration of Director Nominees

The Governance Committee annually assesses the size, composition and needs of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise occur, the Governance Committee consults with the full Board. The Board may decide either to fill the vacancy or to reduce the size of the Board to eliminate the vacancy. The Board may retain a professional search firm to assist with the identification and evaluation of candidates to fill any vacancy.

The Governance Committee has adopted general criteria for nomination to the Board. These general criteria describe the traits, abilities and experience that, at a minimum, the Governance Committee considers in selecting candidates to recommend for nomination to the Board. The following is a summary of these criteria:

•	Directors should be of the highest ethical character and share the values of the Company, as represented in its Standards of Conduct and in its Corporate Governance Guidelines;

•	Directors should hold or have held a generally recognized position of leadership that demonstrates the ability to exercise sound judgment in a wide variety of matters;

•	A majority of the members of the Board must be independent within the meaning of applicable rules, regulations and listing standards;

•	Directors should be willing to devote a substantial amount of time to Company business, understand the Company’s business and keep informed of its operations, understand the Company’s reporting system and its system of internal controls, and exercise care, balance, fairness, and due deliberation in the decision-making process;

•	Directors should have the ability to attend Board meetings, meetings of all committees of which they are members and annual meetings of stockholders;

•	Directors should be able to engage in a free and open exchange of ideas and opinions with other directors at Board and committee meetings;

•	Directors should be able to serve for at least five years before reaching the retirement age of 72;

•	Directors are expected to comply with stock ownership guidelines established by the Board; and

•	Directors should be available to offer advice and guidance to the Chief Executive Officer at times other than regularly scheduled Board meetings.

In addition, the Governance Committee considers specific qualities needed to fill a particular vacancy, such as financial expertise and literacy for potential members of the Audit Committee, and other characteristics desired to achieve a balance of knowledge, experience and capability on the Board.

The Governance Committee will consider candidates recommended by stockholders if they meet the criteria referred to above. Recommendations may be sent to the Governance Committee in care of the Corporate Secretary at the address set out on the first page of this proxy statement. They must include the following:

•	the candidate’s name and address;

•	a brief biographical statement of the candidate, including his or her occupation for at least the last five years, and a description of his or her qualifications for Board membership; and

•	the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

Any stockholder recommendation of a candidate for election at the 2009 Annual Meeting must be received no later than December 12, 2008, in order for the Governance Committee to consider it.

Section 2.7 of our By-Laws establishes an alternative procedure for stockholders of record to nominate persons for election to our Board at an annual meeting. The By-Laws do not provide for such nominations to be included in our proxy statement and proxy card. A stockholder who intends to make a nomination at the annual meeting must give timely notice in writing to the Corporate Secretary as set out in our By-Laws. For nominations to be made at the 2009 Annual Meeting, notice must be delivered to the Corporate Secretary at the address set out on the first page of this proxy statement no earlier than January 17, 2009 and no later than February 16, 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors who were members of our Compensation Committee in 2007 are Mr. Frank (until May 15, 2007), Mr. Hinckley, Ms. Kennard, Mr. Shaffer and Mr. Yost. During 2007, there were no compensation committee interlocks or other relationships to be reported under this item.

DIRECTOR COMPENSATION

The Company’s compensation program for non-employee directors for 2007 consists of an annual retainer paid in stock, meeting fees paid in cash (unless the director elects to be paid in stock), and stock options. Directors may also elect to defer retainers and cash fees. Directors who are employees of the Company do not participate in the compensation program for non-employee directors.

Our directors have been compensated under the 2002 Plan, which was approved by our stockholders at our annual meeting of stockholders held in 2002. The 2002 Plan, as amended effective November 13, 2007, is listed as an exhibit to our Form 10-K. If our stockholders approve the 2008 Plan at the Annual Meeting, directors will be compensated under the 2008 Plan. See “Proposal 4 — Approval of the Intermec, Inc. 2008 Omnibus Incentive Plan” below for a description of the 2008 Plan.

Retainers.  Directors receive an annual retainer for Board service. The non-executive Chairman of the Board and each director who serves as Chair of a Board committee also receive an additional annual retainer. Retainer fees are denominated in cash and paid in shares of Intermec common stock after the end of the quarter in which earned, except that the retainer fee for the Chairman of the Board is paid in the form of deferred stock units, subject to a mandatory deferral period. The number of shares or deferred stock units is determined based on the average market price of Intermec common stock for the preceding quarter. In 2007, the annual retainer for Board service was $30,000. The annual retainer for a non-executive director serving as Chairman of the Board is $150,000 for the 12-month period ending June 30, 2008 and will be $120,000 for each 12-month period thereafter. The annual retainers for service as Chair of the Audit Committee, Compensation Committee, and Governance Committee were $10,000, $8,000 and $8,000, respectively, except that the Chairman of the Board, when acting in the capacity of the Chair of the Governance Committee, will not receive any additional chair retainer.

Meeting Fees.  Directors receive fees for attendance at Board and committee meetings. The meeting attendance fees are denominated in cash and paid, at the election of the director, in cash or shares of Intermec common stock after the end of the quarter in which earned. The number of shares is determined based on the average market price of Intermec common stock for the preceding quarter. In 2007 each director received a fee of $2,000 for each meeting of the Board and for each physical meeting of a committee of the Board that the director attended, and an attendance fee of $1,000 for each telephonic meeting of a committee of the Board in which the director participated.

Deferred Compensation.  Directors may defer all or part of their retainers into a deferred stock account under the 2002 Plan, and may defer all or part of their meeting attendance fees into deferred cash or stock accounts under that plan. Each director’s deferred stock account is credited with a number of deferred stock units determined based on the dollar amount deferred divided by the average market price of Intermec common stock for the preceding quarter. The cash account is credited with the amount of cash deferred. Credits to the deferred stock and cash accounts are made on the first business day following the end of each quarter. Cash accounts accrue interest at a rate equal to the prime rate. If the Company paid regular cash dividends on the common stock, the directors’ stock accounts would be credited with additional share units based on the fair market value of the common stock on the dividend payment date. Transfers between the stock account and the cash account are not permitted. Payment of deferred amounts begins in the January following the year in which a director leaves the Board. Directors may elect in advance to receive deferred amounts as a lump sum or in two to 15 substantially equal annual installments. The Company’s Director Deferred Compensation Plan, which will become effective as of the date of the Annual Meeting if our stockholders approve the 2008 Plan at that meeting, is intended to be a continuation of the deferral components of the 2002 Plan. The Director Deferred Compensation Plan will be effective with respect to all amounts under the 2002 Plan deferred on or after January 1, 2005 that remain unpaid as of the date of the Annual Meeting.

Stock Options.  For 2005 to 2007, on the first business day following January 1 of each year, each director automatically received a grant of an option to purchase 10,000 shares of common stock with an exercise price equal to the fair market value on the date of grant under the 2002 Plan. Any director who joined the Board at any subsequent time of the year received a pro-rata portion of the annual grant, based on the length of his or her Board service that year. Beginning in 2007, the annual grant vests and becomes exercisable in four equal installments at the beginning of each fiscal quarter, beginning with the date of grant. If a director resigns from the Board, then all unvested options held by such director are forfeited. If a director dies or becomes permanently disabled while serving on the Board, or if the director retires pursuant to the policy for mandatory retirement of directors, or there is a change of control of the company (as defined in the 2002 Plan) then all unvested options held by such director become vested and exercisable in full. Beginning in 2006, annual options granted to directors have a fixed term of ten years, which term is not affected by the retirement or other departure of a director from the Board.

Our directors were compensated in 2007 only as described above and do not participate in any Intermec pension or other benefit plans. We pay or reimburse directors for lodging, travel and other expenses incurred for the purpose of attending meetings of the Board and its committees.

The following table sets forth information regarding the compensation for each of the Company’s non-employee directors during 2007.

2007 Director Compensation Table

	Fees Earned
	or Paid	Stock	Option	All Other
	in Cash(a)	Awards(b)	Awards(c)	Compensation(d)	Total
Name	($)	($)	($)	($)	($)

Gregory K. Hinckley	$52,000	$30,000	$109,400	$761	$192,161
Lydia H. Kennard	47,000	30,000	109,400	761	187,161
Allen J. Lauer	51,000	110,000	109,400	2,075	272,475
Stephen P. Reynolds	48,000	30,000	109,400	761	188,161
Steven B. Sample	49,000	30,000	109,400	761	189,161
Oren G. Shaffer	56,000	35,000	109,400	1,836	202,236
Larry D. Yost	38,000	38,000	109,400	1,715	187,115
Former Directors
Stephen E. Frank	15,000	11,250	109,400	350	136,000
Claire W. Gargalli	31,000	34,000	109,400	947	175,347

(a)	The amounts reported represent the total amount of meeting fees for 2007, which are denominated in cash and payable in cash or, at the election of the director, may be paid in the form of stock, or may be deferred into a deferred cash account or a deferred stock unit account under the 2002 Plan. Mr. Lauer, Mr. Shaffer and Mr. Yost elected to receive their meeting fees in the form of deferred stock units. The following table sets forth the number of deferred stock units each received, by quarter. Fractional shares are settled in cash. The “Grant Date Fair Value” is the cash-denominated amount of meeting fees due, divided by the average market price of Intermec common stock for each quarter of 2007, which is set forth in note (d), below.

			Grant Date
		Deferred	Fair Value
Name	Period	Stock Units	($)

Mr. Lauer	1st quarter 2007	774.6934	$18,000
	2nd quarter 2007	302.3758	7,000
	3rd quarter 2007	578.9494	15,000
	4th quarter 2007	481.5437	11,000
Mr. Shaffer	1st quarter 2007	946.8474	22,000
	2nd quarter 2007	431.9654	10,000
	3rd quarter 2007	578.9494	15,000
	4th quarter 2007	393.9903	9,000
Mr. Yost	1st quarter 2007	645.5778	15,000
	2nd quarter 2007	302.3758	7,000
	3rd quarter 2007	463.1595	12,000
	4th quarter 2007	175.1068	4,000

(b)	The amounts reported represent the compensation expense recognized by the Company during the year ended December 31, 2007, in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), with respect to retainers paid to directors in 2007. These retainers are specified as a dollar amount but were paid in the form of shares or, at the director’s election, in deferred stock units. The number of shares is calculated quarterly, by dividing the dollar amount of the retainer by the average market price of Intermec common stock for the applicable quarter, which constitutes the FAS 123R fair value for these awards.

The following table sets forth for each director the number of shares of Intermec common stock or deferred stock units received with respect to the director’s annual retainer shown in column (b) above, and the grant date fair value of such shares computed in accordance with FAS 123R. In addition to the annual retainer of $30,000 paid to each director, the following directors received additional Chair retainers: Mr. Lauer received $150,000 for his services as non-executive Chairman prorated for the portion of the year he served in that position; Mr. Lauer and Mr. Shaffer each received $10,000 for their services as Chair of the Audit Committee for the portion of the year they served in those roles; Mr. Yost received $8,000 for his services as Chair of the Compensation Committee; and Ms. Gargalli received $8,000 for her services as Chair of the Governance Committee for the portion of the year she served in that role. The following table details these Chair retainers individually. Mr. Hinckley, Ms. Kennard and Mr. Reynolds received their retainers in the form of shares of Intermec common stock. Mr. Frank, Ms. Gargalli, Mr. Lauer, Dr. Sample, Mr. Shaffer and Mr. Yost elected to receive their retainers in the form of deferred stock units. Fractional shares are paid or settled in cash. The average market price of Intermec common stock for each quarter of 2007 is set forth in note (d), below.

			Grant
		Shares or	Date Fair
		Deferred	Value
Name	Period	Stock Units	($)

Each director (including Ms. Gargalli, Mr. Shaffer, Mr. Yost and Mr. Lauer)	1st quarter 2007	322.7889	$7,500
	2nd quarter 2007	323.9741	7,500
	3rd quarter 2007	289.4747	7,500
	4th quarter 2007	328.3253	7,500

Mr. Yost	1st quarter 2007	86.0770	2,000
	2nd quarter 2007	86.3931	2,000
	3rd quarter 2007	77.1933	2,000
	4th quarter 2007	87.5534	2,000

Ms. Gargalli	1st quarter 2007	86.0770	2,000
	2nd quarter 2007	86.3931	2,000

Mr. Shaffer	3rd quarter 2007	96.4916	2,500
	4th quarter 2007	109.4417	2,500

Mr. Lauer	1st quarter 2007	107.5963	2,500
	2nd quarter 2007	107.9913	2,500
	3rd quarter 2007	1,447.3735	37,500
	4th quarter 2007	1,641.6264	37,500

(c)	The amounts reported represent the compensation expense that we recognized during the year ended December 31, 2007, in accordance with the provisions of FAS 123R with respect to stock options granted in 2007. The options vest quarterly over a one-year period beginning on the date of grant and have an exercise price equal to the fair market value of Intermec common stock on the date of grant, which pursuant to the 2002 Plan is the average of the high and low prices per share of common stock as reported on the NYSE on that date. The grant date fair value for the options granted in 2007 was $9.87 per share. Refer to Note F, “Shareholders’ Investment,” in the Notes to Consolidated Financial Statements included in our Form 10-K for the relevant assumptions used to determine the FAS 123R fair value of the stock options.

The following table sets forth for each director the aggregate number of stock options outstanding as of December 31, 2007.

Number of
Stock Options
Name	(#)

Mr. Hinckley	47,500
Mr. Kennard	57,500
Mr. Lauer	60,000
Mr. Reynolds	30,000
Dr. Sample	70,000
Mr. Shaffer	23,151
Mr. Yost	60,000
Mr. Frank	65,000
Ms. Gargalli	70,000

(d)	We calculate the number of shares or deferred stock units received by directors with respect to cash-denominated retainers and meeting fees using the average market price of Intermec common stock for the applicable preceding quarter, which may be less than the closing price of our common stock on the last business day of the quarter. The amounts reported represent (i) the positive difference, if any, between (A) the closing market price of Intermec common stock on the last business day of each fiscal quarter of 2007 and (B) the average market price of Intermec common stock for each fiscal quarter of 2007,

(ii) multiplied by the number of shares or deferred shares issued to each director in payment of his or her retainer and meeting fees (if applicable) in that quarter. The following table sets forth the calculation of the value represented by (i) in the preceding sentence.

	Closing Price on	Average Market	Positive
	the Last Business	Price for the	Difference,
	Day of the Quarter	Quarter	if any
	($)	($)	($)

1st quarter 2007	$22.34	$23.24	—
2nd quarter 2007	25.31	23.15	$2.16
3rd quarter 2007	26.12	25.91	0.21
4th quarter 2007	20.31	22.84	—

At no cost to Intermec, our directors are eligible to obtain matching contributions of up to $25,000 from The Intermec Foundation for contributions they make to schools and educational institutions. See “The Intermec Foundation” following the “Summary Compensation Table,” below. Not included in this column are the following amounts for which The Intermec Foundation has made or will make a matching contribution in 2007 or 2008 in respect of contributions made by directors in 2007 to tax-exempt educational institutions.

Matching
Contribution to
Tax-Exempt
Educational
Institutions
Name	($)

Mr. Frank	$25,000
Ms. Gargalli	25,000
Mr. Hinckley	22,100
Ms. Kennard	13,000
Dr. Sample	25,000

2008 Director Compensation

In 2007, our Governance Committee undertook a review of compensation for non-employee directors. It was assisted in this review by its outside compensation consultant, FWC, which provided advice and perspective regarding peer group practices (using the same companies that were used to benchmark 2008 executive compensation) and broader market trends. As a result of this review, that committee recommended and the Board of Directors adopted the revised Director Compensation Program (the “2008 Program”) described below, which with respect to equity awards is subject to stockholder approval of the 2008 Plan.

Under the 2008 Program, the annual retainer has been increased to $40,000, and will be paid in cash unless the director elects to receive the retainer in the form of Intermec common stock or defers the retainer into a deferred cash or stock account under the Director Deferred Compensation Plan. The annual retainer for a non-executive director serving as Chairman of the Board remains at $150,000 for the 12-month period ending June 30, 2008 and $120,000 for each 12-month period thereafter, and will be paid in the form of deferred stock units subject to a mandatory deferral period. The annual retainers for service as Chair of the Audit Committee, Compensation Committee, and Governance Committee are increased to $15,000, $10,000 and $10,000, respectively. The attendance fee for each meeting of the Board and for each physical meeting of a committee of the Board that the director attends remains at $2,000, and the amount paid for each telephonic meeting of a committee of the Board in which the director participates has been increased to $2,000.

Under the 2008 Program, the prior stock option grant of 10,000 shares has been replaced by a combination of stock options and restricted deferred stock units. Each director will automatically receive at the Annual Meeting and at each annual meeting of stockholders thereafter a grant of a stock option to purchase shares of Intermec common stock with a Black-Scholes value of $80,000 and a grant of restricted deferred stock units with a value of $80,000, based on the fair market value of Intermec common stock on the date of grant. Any director who joined the Board at any subsequent time of the year will receive pro rata portions of the annual stock option grant and the annual restricted deferred stock unit grant, roughly based on the time remaining until the next annual meeting. For 2008 only, immediately after the Annual Meeting, each director will also receive a stock option grant and a restricted deferred stock unit award for a pro rata portion of the value of the annual stock option grant and restricted deferred stock unit grant made on the same date, based on the time between January 1, 2008 and the date of the Annual Meeting. These pro rata grants are being made to directors to make up for the equity award that would have been granted on January 1, 2008 under the prior director compensation program, and will vest on December 31, 2008. Annual option grants generally will vest and become exercisable in four equal installments on the first business day of each fiscal quarter, beginning on the date of grant, and generally will expire seven years from the date of grant. Restricted deferred stock unit grants become fully vested at the following annual meeting, provided a director continues to serve on the Board during that period. In the event of a director’s termination of service prior to vesting, all restricted deferred stock units are automatically forfeited to the Company. All restricted deferred stock unit grants to directors under the 2008 Program will automatically be deferred into and subject to the Director Deferred Compensation Plan.

Director Ownership Guidelines

In July 2004, we adopted stock ownership guidelines for directors. The guidelines suggest that directors retain from the compensation paid to them by us a total of Intermec common stock and derivatives of our common stock equal in value (calculated at the current market price) to five times the current annual retainer fee under the 2002 Plan, or $150,000 based on 2007 compensation levels; the amount would be $200,000 based on 2008 compensation levels. The guidelines also suggest that a new director should accumulate this amount within five years from the commencement of service on the Board.

PROPOSAL 1.

ELECTION OF DIRECTORS

The Board, pursuant to our By-Laws, has set the current number of directors at eight. Each director is subject to election at each annual meeting of stockholders. Accordingly, if elected, each director would serve a one-year term expiring at the 2009 Annual Meeting or until their successors are elected and qualified. Our Certificate of Incorporation provides that the directors will be elected by a majority of the votes cast at the meeting. Our Board has a policy of mandatory retirement from the Board at the annual meeting following a director’s 72nd birthday.

The following information provides the age, business experience and Board committee membership as of March 24, 2008, of the nominees for election. All nominees have consented to being named as such in this proxy statement and have agreed to serve if elected. If, as a result of circumstances not presently known, any of such nominees declines or is unable to serve as a director, proxies will be voted for the election of such other person as the Board may select, or the number of authorized directors may be reduced.

RECOMMENDATION

The Board of Directors unanimously recommends that you
vote FOR the election of each of the following nominees:

PATRICK J. BYRNE, age 47.  Mr. Byrne is Chief Executive Officer and President of Intermec. Prior to joining Intermec in these capacities in 2007, Mr. Byrne served as a Senior Vice President and President of the Electronic Measurement Group of Agilent Technologies Inc., a bio-analytical and electronic measurement company, from February 2005 to March 2007. Prior to assuming that position, Mr. Byrne served as Vice President and General Manager for Agilent’s Electronic Products and Solutions Group’s Wireless Business Unit from September 2001 to February 2005. He served as Vice President for Agilent’s Electronic Products and Solutions Group’s Product Generation Units from 1999 to 2001. He currently serves on the Board of Samuel Ginn College of Engineering at Auburn University.

GREGORY K. HINCKLEY, age 61.  Mr. Hinckley is President and director of Mentor Graphics Corporation, a provider of electronic design automation software and systems, and has served in that capacity since 1999. He joined Mentor Graphics as Executive Vice President, Chief Operating Officer and Chief Financial Officer in 1997. Prior to that, he served as Chief Financial Officer of two other publicly traded companies. He joined the Board of Intermec in 2004, and is a member of the Audit Committee and the Compensation Committee. He also serves on the board of Arc Soft Inc. and is an Advisory Director of Portland State University, Engineering School.

LYDIA H. KENNARD, age 53.  From 1999 to 2003 and again from October 2005 through January 2007, Ms. Kennard served as Executive Director of Los Angeles World Airports, a system of airports comprising Los Angeles International, Ontario International, Palmdale Regional and Van Nuys General Aviation Airports. She served as Deputy Executive for Design and Construction for Los Angeles World Airports from 1994 to 1999. She has been a director of Intermec since 2003, and is a member of the Compensation Committee and the Governance Committee. Ms. Kennard is a director of URS Corp., AMB Property Corporation, IndyMac Bank, the UniHealth Foundation, the California Air Resources Board and Polytechnic School, and a trustee for the University of Southern California and RAND Corporation.

ALLEN J. LAUER, age 70.  Mr. Lauer is Chairman of the Board of Varian, Inc., a supplier of scientific instruments and vacuum technologies, and has served in that capacity since 2002. He served as Chief Executive Officer of Varian from 1999 until his retirement from that position on December 31, 2003, and as President from 1999 until 2002. Prior to that, he was Executive Vice President of Varian Associates, Inc., from which the capital stock of Varian, Inc. was distributed to shareholders in 1999. He has been a director of Intermec since 2003, and has served as the non-executive Chair of the Board and the Chair of the Governance Committee since July 2007. Until July 2007, Mr. Lauer served as the Chair of the Audit Committee. He is also a director of Immunicon Corporation.

STEPHEN P. REYNOLDS, age 60.  Mr. Reynolds is Chairman of the Board, President and Chief Executive Officer of Puget Energy, Inc. and of its wholly owned utility subsidiary, Puget Sound Energy, Inc. He became Chairman of the Board in 2005, having held the positions of President and Chief Executive Officer since 2002. Prior to joining Puget Energy, Mr. Reynolds was President and Chief Executive Officer of Reynolds Energy International, an energy advisory firm, from 1997 to 2001, and prior to that was President and Chief Executive Officer of Pacific Gas Transmission Company. Mr. Reynolds has been a director of Intermec since 2005 and serves on the Audit Committee and the Governance Committee. He also serves on the boards of the Edison Electric Institute, the American Gas Association, the ArtsFund and the 5th Avenue Theatre, both of Seattle, the Nature Conservancy of Washington, the Washington Roundtable and Green Diamond Resources Company.

STEVEN B. SAMPLE, age 67.  Dr. Sample is President of the University of Southern California and has held that position since 1991. He has been a director of Intermec since 1997, and is a member of the Audit Committee and the Governance Committee. From 1982 to 1991, Dr. Sample was President of the State University of New York at Buffalo. He is a director of the Wm. Wrigley Jr. Company, the Santa Catalina Island Company, the AMCAP Fund, Inc. and the American Mutual Fund, Inc. Dr. Sample is also founding Chairman of the Association of Pacific Rim Universities, a trustee of the University of Southern California and of the Regenstreif Medical Foundation, and past Chairman and current member of the Association of American Universities.

OREN G. SHAFFER, age 65.  Mr. Shaffer is the Retired Vice Chairman and Chief Financial Officer of Qwest Communications International Inc., where he served in that capacity from 2002 to 2007. He has been a director of Intermec since 2005, and has served as the Chair of the Audit Committee since July 2007. Mr. Shaffer has been a member of the Audit Committee and the Compensation Committee since 2005. From 2000 to 2002, Mr. Shaffer was President and Chief Operating Officer of Sorrento Networks, which develops intelligent optical networking solutions for telecommunications applications. He also serves on the boards of Belgacom S.A. and Terex Corporation.

LARRY D. YOST, age 70.  Mr. Yost is the Retired Chairman of the Board and Chief Executive Officer of ArvinMeritor, Inc., a global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. He served in those positions from 2000 to August 2004. He has been a director of Intermec since 2002, and is Chair of the Compensation Committee. From 1997 until the 2000 merger of Arvin, Inc. and Meritor Automotive, Inc., Mr. Yost was Chairman and Chief Executive Officer of Meritor, a supplier of automotive components and systems. He is the Lead Director of Kennametal, Inc. and a director of Milacron Inc. and Actuant Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the number of shares of common stock beneficially owned, directly or indirectly, by the parties that reported beneficial ownership of more than 5% of our outstanding common stock, as indicated in the applicable Schedule 13D or Schedule 13G, and by each director, each executive officer named in the Summary Compensation Table included in this proxy statement (the “named executive officers” or “NEOs”), and all of our directors and executive officers as a group, as of March 24, 2008, unless otherwise noted.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and is not necessarily indicative of beneficial ownership for any other purpose. Shares of common stock that a person has a right to acquire within 60 days of March 24, 2008, or, with respect to 5% beneficial owners, as calculated in the applicable Schedule 13D/G, are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group, if applicable.

Beneficial Owners of More than 5%

	Amount
	and Nature
	of Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class(g)

Unitrin, Inc.	12,657,764	(a)	20.59%
One East Wacker Drive Chicago, IL 60601
Artisan Partners Limited Partnership	6,976,235	(b)	11.35%
875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
Wells Fargo & Company	6,815,657	(c)	11.08%
420 Montgomery Street San Francisco, CA
FMR LLC	5,545,445	(d)	9.02%
82 Devonshire Street Boston, MA 02109
Lord, Abbett & Co. LLC	4,378,090	(e)	7.12%
90 Hudson Street Jersey City, NJ 07302
GAMCO Investors, Inc.	3,951,291	(f)	6.43%
One Corporate Center Rye, NY 10580

(a)	Information presented is based on a Schedule 13D/A, filed March 31, 2003, by Unitrin, Inc. (“Unitrin”) and Trinity Universal Insurance Company, Unitrin’s wholly-owned subsidiary. According to the Schedule 13D/A, as of March 28, 2003, Unitrin and Trinity Universal Insurance Company reported that they share power to vote and dispose of these Intermec shares.

(b)	Information presented is based on a Schedule 13G/A, filed on February 13, 2008, by Artisan Partners Limited Partnership, Artisan Investment Corporation, ZFIC, Inc., Andrew A. Zeigler, Carlene M. Ziegler and Artisan Funds, Inc. According to the Schedule 13G/A, as of December 31, 2007, Artisan Partners

Limited Partnership, Artisan Investment Corporation, ZFIC, Inc., Andrew A. Zeigler and Carlene M. Ziegler reported that they each beneficially owned 6,976,235 Intermec shares, of which they shared power to vote 6,682,835 Intermec shares and to dispose of 6,976,235 Intermec shares. Artisan Funds, Inc. reported that it beneficially owned 3,792,600 Intermec shares, of which it shared power to vote and to dispose of all of these Intermec shares.

(c)	Information presented is based on a Schedule 13G/A, filed on January 23, 2008, by Wells Fargo & Company, Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC. According to the Schedule 13G/A, as of December 31, 2007, Wells Fargo & Company reported that it beneficially owned 6,815,657 Intermec shares, of which it had sole power to vote 6,447,986 Intermec shares, had sole power to dispose of 6,798,638 Intermec shares and shared power to dispose of 1,000 Intermec shares. Wells Capital Management Incorporated reported that it beneficially owned 6,608,281 Intermec shares, of which it had sole power to vote 1,629,200 shares and sole power to dispose of 6,608,281 shares. Wells Fargo Funds Management, LLC reported that it beneficially owned 4,817,586 Intermec shares, of which it had sole power to vote 4,817,586 shares and sole power to dispose of 116,457 shares.

(d)	Information presented is based on a Schedule 13G/A filed on February 14, 2008, by FMR LLC and Edward C. Johnson, III. According to the Schedule 13G/A, FMR LLC reported that it was beneficial owner of 5,545,445 Intermec shares, of which it had sole power to dispose of 5,545,445 shares. Mr. Johnson reported that he beneficially owned 5,545,445 Intermec shares, of which he had sole power to dispose of 5,545,445 shares. FMR LLC and Mr. Johnson reported that several entities under their control have the sole power to dispose of or direct the disposition of and the sole power to vote or direct the vote of all or a portion of these Intermec shares.

(e)	Information presented is based on a Schedule 13G, filed on February 14, 2008, by Lord, Abbett & Co. LLC. According to the Schedule 13G, as of December 31, 2007, Lord, Abbett & Co. LLC reported that it beneficially owned 4,378,090 Intermec shares, of which it had sole power to vote 4,071,909 and had sole power to dispose of 4,378,090 shares.

(f)	Information presented is based on a Schedule 13D, filed on November 20, 2007, by GAMCO Investors, Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc., MJG Associates, Inc., GGCP, Inc. and Mario J. Gabelli. According to the Schedule 13D, as of November 16, 2007, GAMCO Investors, Inc. reported that it beneficially owned and had sole power to vote and dispose of 11,000 Intermec shares. Gabelli Funds, LLC reported that it beneficially owned and had sole power to vote and dispose of 467,456 Intermec shares. GAMCO Asset Management Inc. reported that it beneficially owned 3,438,745 Intermec shares, of which it had sole power to vote 3,339,479 shares and sole power to dispose of 3,438,745 shares. Gabelli Securities, Inc. reported that it beneficially owned and had sole power to vote and dispose of 8,000 Intermec shares. MJG Associates, Inc. reported that it beneficially owned and had sole power to vote and dispose of 26,000 Intermec shares. GGCP, Inc. and Mario J. Gabelli each reported beneficial ownership of zero Intermec shares.

(g)	The percent of class outstanding reported on this table is based on 61,490,337 shares of our common stock outstanding as of March 24, 2008.

Beneficial Ownership of Directors and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 24, 2008 for each of our directors, each of our named executive officers and all of our directors and executive officers as a group. Except as otherwise indicated, and except to the extent that any transfers of shares of Restricted Stock and of Restricted Stock Units are prohibited prior to the satisfaction of the terms of the award, each director and named executive officer either has sole investment and voting power with respect to the securities shown or shares investment and/or voting power with that individual’s spouse.

			Percent
	Amount and Nature of		of Class
Directors and Officers	Beneficial Ownership		(i)

Fredric B. Anderson	129,711	(a)(b)(d)(g)	*
Patrick J. Byrne	5,000	(g)	*
Larry D. Brady	508,344	(a)(g)	*
Kenneth L. Cohen	214,131	(a)(b)(d)(g)	*
Janis L. Harwell	117,589	(a)(b)(g)	*
Gregory K. Hinckley	51,814	(a)(g)	*
Lydia H. Kennard	64,065	(a)(g)	*
Allen J. Lauer	77,564	(a)(c)(e)(g)	*
Lanny H. Michael	45,675	(a)(d)(g)	*
Stephen P. Reynolds	33,573	(a)(g)	*
Steven B. Sample	91,799	(a)(c)(f)(g)	*
Oren G. Shaffer	32,370	(a)(c)(g)	*
Steven J. Winter	27,619	(g)	*
Larry D. Yost	88,053	(a)(c)(g)	*
All directors and executive officers (20 persons)	1,613,182	(h)	2.59%

*	Less than 1%.

(a)	Includes the following shares of common stock subject to outstanding options that were exercisable on March 24, 2008, or become exercisable within 60 days thereafter, pursuant to stock options awarded under our plans:

Board of Directors	Shares

Mr. Hinckley	47,500
Ms. Kennard	57,500
Mr. Lauer	60,000
Mr. Reynolds	30,000
Dr. Sample	70,000
Mr. Shaffer	23,151
Mr. Yost	60,000

Executive Officers	Shares

Mr. Anderson	38,900
Mr. Brady	184,000
Mr. Cohen	76,267
Ms. Harwell	60,000
Mr. Michael	14,200

(b)	Includes 48,500 shares held by The Intermec Foundation (the “Foundation”). Voting and investment power with respect to these shares is exercised by the Foundation’s officers, who are elected by the directors of the Foundation. Mr. Anderson, Mr. Cohen and Ms. Harwell are the directors of the Foundation. Such individuals, by virtue of their ability to elect the officers of the Foundation, may be deemed indirectly to beneficially own such shares for certain purposes within the meaning of the SEC regulations referred to above. These shares are included only once in the total of “All directors and executive officers.”

(c)	Includes the following shares of common stock credited to the directors’ deferred accounts as bookkeeping entries under the 2002 Plan:

Board of Directors	Shares

Mr. Lauer	16,564
Dr. Sample	21,299
Mr. Shaffer	7,219
Mr. Yost	24,053

(d)	Includes 31,475 shares held by the Intermec Pension Plan. Voting and investment power with respect to these shares is exercised by a committee appointed by the Board of Directors. The current members of this committee are Mr. Anderson, Mr. Cohen, Mr. Michael and another employee of Intermec. These shares are included only once in the total of “All directors and executive officers.”

(e)	Includes 1,000 shares held by a family trust of which Mr. Lauer is a trustee.

(f)	Includes 500 shares held by a family trust of which Dr. Sample is a trustee.

(g)	Includes the following shares held by our directors and executive officers pursuant to stock ownership guidelines adopted by the Board. See “Director Compensation.”

Board of Directors	Shares

Mr. Hinckley	4,314
Ms. Kennard	6,565
Mr. Lauer	17,564
Mr. Reynolds	3,573
Dr. Sample	21,799
Mr. Shaffer	9,219
Mr. Yost	28,053

Executive Officers	Shares

Mr. Anderson	13,503
Mr. Brady	324,344
Mr. Byrne	5,000
Mr. Cohen	57,889
Ms. Harwell	49,089
Mr. Michael	20,000
Mr. Winter	27,619

(h)	Includes 880,778 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days of March 24, 2008.

(i)	The percent of class outstanding reported on this table is based on 61,490,337 shares of our common stock outstanding as of March 24, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC and the NYSE. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based on our review of the reports we have received and written representations that no other reports were required for 2007, we believe that all Section 16(a) reporting requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities in 2007 were satisfied in a timely fashion.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Policies, Procedures and Practices

In March 2007, our Board of Directors adopted a written policy and procedure (the “Procedure”) for the Audit Committee’s review and approval or ratification of transactions with a related person that must be disclosed under the SEC’s disclosure rule for related person transactions (Item 404(a) of Regulation S-K). Under the Procedure, our directors, officers and employees are required to promptly report related person transactions to our General Counsel. There are special processes for transactions involving the General Counsel or a member of the Audit Committee so that these matters are addressed by disinterested persons.

The Procedure requires that a list of related person transactions be compiled and reviewed regularly, and that our directors and officers report any related person transactions that are not on the list. We also regularly review our accounts payable and accounts receivable data to determine whether there are any previously unreported related person transactions. The Procedure requires us to evaluate our controls and procedures for reporting related person transactions and make changes as appropriate.

A transaction covered by the Procedure and identified before being entered into generally must be submitted to the Audit Committee for approval before the transaction is consummated. Otherwise, the transaction must be revocable in the event it is not approved or ratified by the Audit Committee at its next regular or special meeting. There are categories of transactions that are deemed to be pre-approved, generally because they are under $120,000 in value or are not required to be disclosed pursuant to SEC rules. These latter transactions are disclosed to the Audit Committee at least annually. Previously approved or ratified related person transactions that remain ongoing also are to be reviewed at least annually. In deciding whether to approve or ratify a related person transaction, the Audit Committee considers a number of factors to determine whether the transaction is in the best interests of the Company, including, among others, the purpose and potential benefit of the transaction to us, the extent of the related person’s interest in the transaction and the terms of the transaction in relation to doing such a transaction with an unrelated third party.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee (the “Audit Charter”). The Audit Charter is available on our Corporate Governance Webpage, as specified in “Corporate Governance — Availability of Information and Communications with the Board.”

In accordance with the provisions of our charter, we have (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2007, with management, (ii) discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Codification of Statements on Auditing Standards, AU § 380”), as modified or supplemented, (iii) received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” as modified or supplemented, and (iv) discussed with Deloitte its independence from the Company.

As part of our responsibilities under our charter, we reviewed with the Company’s General Counsel whether there were any legal matters that have had or are likely to have a material impact on the Company’s financial statements. We also reviewed the Company’s compliance with the Intermec Standards of Conduct.

In addition, we met with Deloitte prior to the filing of each of the Company’s quarterly reports on Form 10-Q to discuss the results of its review of the financial information included in those reports.

Management has represented to the Committee, and Deloitte has confirmed, that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

In performing our oversight function, we relied on advice and information received in our discussions with the Company’s management, internal auditors and Deloitte. This advice and information was obtained at 12 Committee meetings held in person or telephonically during the year, during which we engaged both management and Deloitte in discussions. During five of these meetings, we met separately with the Company’s internal auditors and then with Deloitte. Based on the review and discussions referred to above, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2007, be included in the Company’s Form 10-K.

The Audit and Compliance Committee

Oren G. Shaffer, Chair
Gregory K. Hinckley
Stephen P. Reynolds
Steven B. Sample

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees we paid to Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu and their respective affiliates, for the years ended December 31, 2007 and 2006 were as follows (amounts in thousands):

	2007	2006

Audit Fees(a)	$2,708	$2,275
Audit-Related Fees	0	0

Total Audit and Audit-Related Fees	$2,708	$2,275

Tax Fees(b)	309	572
Other Fees	0	0

(a)	Includes fees billed for the audit of our annual financial statements for the years ended December 31, 2007 and 2006 included in our annual reports on Form 10-K and for the reviews of interim financial information included in our quarterly reports on Form 10-Q.

(b)	Includes fees for review of tax returns and consultations related to tax matters for the years ended December 31, 2007 and 2006.

The Audit Committee’s policy is that all audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance. The policy permits the Audit Committee to delegate pre-approval authority (except with respect to services related to internal controls) to one or more of its members and requires any member who pre-approves services pursuant to that authority to report the decision to the full Committee no later than its next scheduled meeting. The Audit Committee has delegated such authority to its Chair.

PROPOSAL 2.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2008. Deloitte has served as our independent auditors since we became a public company in 1997, is familiar with our business and operations and has offices in most of the countries in which we conduct business. In making this appointment, the Audit Committee considered whether the provision of the services other than the services described under “Audit Fees” and “Audit-Related Fees” is compatible with maintaining the independence of Deloitte, and has concluded that the provision of such services is compatible with maintaining their independence.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to our stockholders for ratification. In the event that this selection of Deloitte is not ratified by a majority of the shares present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm.

Representatives of Deloitte are expected to be present at our Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

RECOMMENDATION

The Board of Directors unanimously recommends that you vote FOR Proposal 2.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes the compensation policies and decisions of the Compensation Committee (the “Committee”) with respect to Intermec’s executive officers, including the named executive officers who are shown in the Summary Compensation Table below.

Objectives.  The focus of our executive compensation program is to motivate and reward performance that maximizes short-term and long-term stockholder value. The design and operation of the program reflect the following objectives:

•	Performance. Motivate executives to achieve superior performance by placing a significant portion of total compensation at risk.

•	Stockholder value. Correlate compensation paid to executives with short-term and long-term business and financial performance.

•	Retention. Attract and retain executives by offering a competitive total compensation package.

Elements of Compensation.  The main components of our executive compensation program are base salary and variable annual and long-term incentives that are designed to emphasize at-risk, performance-based compensation.

•	Annual incentives are based on financial objectives that directly relate to our near-term financial goals.

•	The long-term incentive program is a combination of stock options and performance shares. Stock options are designed to align executives’ interest with those of stockholders by providing an incentive to increase stock price through positive business and financial performance. Performance shares are three-year incentives that link payouts to achieving internal financial objectives that directly relate to our long-term business plan. The long-term compensation program also includes stock ownership guidelines to ensure that our executives maintain a meaningful stake in the equity of the Company and to further align the interests of the executives with the long-term interests of our stockholders.

Determining Executive Compensation

The Compensation Committee is responsible for establishing our executive officer compensation philosophy and related policies and practices, and sets all executive officer compensation. The Committee receives recommendations from the CEO with respect to compensation of the other executive officers, and receives support from the Vice President of Human Resources in discharging its duties and responsibilities. The Committee works with outside compensation consultants for advice and perspective on various aspects of executive compensation. For more information about the role and processes of the Committee, see “Corporate Governance — Board Committees, Compensation Committee” above.

In 2007, the Committee reviewed tally sheets for each of our executive officers, showing (i) the estimated value of each element of the executive officer’s current, long-term, deferred and post-retirement compensation, including base and incentive, cash and equity compensation, and (ii) the estimated total value of the executive officer’s compensation. The Committee used the information in the tally sheets together with peer group data and information about individual contribution to assess the reasonableness of each executive officer’s total direct compensation, each element of that compensation and the mix of compensation elements. The Committee intends to continue to use information presented in this general format in its decision-making processes.

Competitiveness of the Executive Compensation Program

Benchmarking.  We use peer group benchmarking data as a reference point to assess the competitiveness of each executive officer’s at-target total direct compensation. In selecting peer technology companies for executive compensation benchmarking purposes, the Committee found that there are too few comparable companies in the automated identification and data collection (“AIDC”) market to provide a broad sample for comparisons. Therefore the Committee also included non-AIDC technology firms of similar size and scale and with similar business and financial characteristics. For 2007, as for 2006, the Committee used two peer groups selected by its outside compensation consultant, Hewitt Associates, because neither group alone provided an adequate pool of comparable executive positions for comparison purposes. One group, consisting of 24 selected companies (the “Direct Peer Group”), provided a significant pool of CEO and Chief Financial Officer (“CFO”) data for comparison purposes. The other group, consisting of 48 companies from the Radford Technology survey (the “Survey Peer Group”), increased the CEO and CFO pool and allowed the Committee to match our other executive officer positions with more precision. Twelve of the Direct Peer Group companies were also in the Survey Peer Group, and of the sixty total companies included in the two surveys, eight were competitors in the AIDC market. The companies in the two peer groups were substantially the same for 2007 as for 2006.

The criteria used to select companies for the Direct Peer Group and the Survey Peer Group were the same in that the companies included were in technology industries and had annual sales similar to ours, falling within a range in which Intermec’s annual revenue is the midpoint. A peer company also had a market capitalization and enterprise value (i.e., market capitalization plus the book value of debt less cash) similar to Intermec’s.

In May 2007, the Committee retained Frederic W. Cook & Co., Inc. as its outside compensation consultant. FWC recommended and the Committee approved a peer group comprised of 16 publicly traded office electronics and computer storage and peripheral companies listed below. As of the most recent fiscal year-end, our market capitalization was at the 59th percentile of this group. We believe these companies are broadly comparable to us in terms of labor and capital market competition, revenues, profit margins and market capitalization value. This peer group was used by FWC to advise the Committee on Mr. Byrne’s compensation package in 2007, and 2008 compensation for Mr. Byrne and the other executive officers. FWC will review this peer group regularly and make adjustments as necessary to ensure that the peer group continues to be relevant. The companies included in the peer group were:

Adaptec	Komag	Synaptics
Brocade Communications	Novatel Wireless	Tektronix
Electronics for Imaging	Palm	Western Digital
Emulex	QLogic	Zebra Technologies
Hutchinson Technology	Quantum
Imation	Rackable Systems

Market Position.  We benchmark each executive officer’s total direct compensation (base salary and annual and long-term incentives at the target level) relative to approximately the 50th percentile for total direct compensation among peer group companies. The Committee does not set executive compensation solely by reference to peer group data, but exercises its judgment in determining appropriate compensation, giving consideration to the Company’s overall performance, the executive’s particular position and scope of responsibility within our Company, the executive’s performance, and the total direct compensation mix.

The Committee’s policies are consistently applied among all of our executive officers, including the CEO. Our CEO’s compensation is reviewed in the context of the higher market position of compensation for CEOs generally. The Committee believes that the CEO position merits a higher level of compensation relative to other named executive officers both because of its critical role in the strategy and performance of the business and because of the need to attract and retain talented executives to fill this role.

Components of the Executive Compensation Program

Total Direct Compensation Mix.  The Committee’s decisions about compensation for the named executive officers are intended to emphasize performance-based compensation. A majority of the total direct compensation of our executive officers is at-risk, performance-based compensation. For example, for our current named executive officers as a group (other than Mr. Byrne), the percentage of their aggregate 2007 target total direct compensation that was at-risk at the time it was initially approved was 69.1%; base salaries comprised the other 30.9%. We define the at-risk components (and their respective percentages) of 2007 target total direct compensation to include: the 2007 target annual cash incentive (18.4%); and the long-term incentive awards made in 2007 (50.7%), consisting of the fair value of the stock options and the grant date value of the target number of performance shares units (“PSUs”). These percentages were calculated by dividing (i) the total at-risk compensation amount by (ii) target total direct compensation, which includes the at-risk compensation plus base salaries. This combination of elements of total direct compensation when approved by the Committee was consistent with practices among the peer group companies. Mr. Byrne’s compensation is discussed under “Named Executive Officer Compensation” below.

Base Salary.  Base salaries are a primary executive retention and recruitment tool. The Committee believes that it is essential to offer some form of non-contingent compensation to attract and retain qualified executives. In keeping with past practice, salaries for 2007 were determined in November of 2006, with the increase becoming effective for each named executive officer on the anniversary of his or her date of hire or most recent promotion. For 2008, salaries were determined in November 2007 for the following year, with the increase becoming effective for each executive on January 1.

Generally, the Committee targets base salary for named executive officers performing “at expectation” to be at approximately the 50th percentile of compensation paid to similar officers in our peer group companies. The Committee believes that outstanding performers can be paid above median, and truly exceptional performers can be paid well above median.

Although peer benchmarking establishes the median for total compensation, whether a named executive officer’s base salary is at, above or below that median for similar executive positions in the peer groups is based in part on a subjective assessment of the officer’s individual performance. The Committee assesses the performance of the CEO, and discusses with the CEO his assessment of the individual performance of the other named executive officers. Generally, these assessments consider such factors as the officer’s contribution (in his or her area of responsibility) to business initiatives intended to deliver financial or strategic value to the

Company’s performance goals, or an officer’s strategic leadership toward these goals, or whether an officer has assumed a greater scope of responsibility than counterparts at peer companies. No specific weight is given to any one objective or performance factor. The Committee’s approval of salary levels reflects an overall assessment of how well each named executive officer performed his or her job. Regardless of any subjective assessment of individual performance, Company performance generally has been the overriding factor in setting base salaries.

Base salary decisions with respect to individual named executive officers are discussed under “Named Executive Officer Compensation” below.

Annual Cash Incentive Program.  The Management Incentive Compensation Plan is an annual cash bonus program designed to motivate participants to achieve short-term business and financial goals. The participants in the MICP include the named executive officers, other officers and specified management employees. All participants are assigned individual target opportunities for MICP payments that for our named executive officers range from 50% to 100% of their annual salaries. Consequently, increases or decreases in a participant’s base salary affect his or her MICP opportunity. Participants can earn from 0% to 150% of their target payout, based on the Company’s financial performance.

The MICP performance goals for the past three years have been (1) earnings before tax from continuing operations (“EBT”), which has represented 70% of the overall goal, and (2) average net capital utilized as a percentage of sales, which has represented 30% of the overall goal. Net capital utilized (“NCU”) is defined as equity plus debt and retirement obligations, less cash, cash equivalents and short-term investments. Average NCU (“ANCU”) is the average of the 12 month-end balances of NCU during the year. ANCU as a percentage of revenue is a non-GAAP measure that supplements traditional accounting measures to evaluate our effectiveness at managing capital deployed and generate liquidity as revenue fluctuates. The Committee and management believe that these goals are appropriate measures of performance in the operation of the business. They provide evidence of efficient growth in our earnings and are closely linked to the creation of stockholder value. When set, the specific annual targets are intended to be achievable if the business performs in a manner consistent with its plans.

Company performance alone determines whether MICP goals are achieved and the extent to which the participants receive their MICP payments. Individual performance is not a factor. However, apart from the MICP, the Committee has discretion to award a supplemental bonus payment based on individual performance factors as it deems appropriate.

2007 MICP Goals and Payouts.  In March 2007, MICP target performance goals were assigned to all participants as (1) earnings before tax from continuing operations of $57.4 million and (2) ANCU as a percentage of sales of 45.6%.

When Mr. Byrne became CEO at approximately the midpoint of the year, he was assigned performance targets based on our updated plan for Company performance for the period July 1 through December 31, 2007 of (1) EBT of $28.9 million and (2) ANCU as a percentage of sales of 44.1%. To align the performance objectives and incentives of incumbent participants (other than Mr. Brady) with the performance objectives and incentives established for the new CEO, their performance targets were amended such that the performance components for the first half of 2007 remained the same as were expected under the original 2007 MICP performance targets and the performance components for the second half of 2007 reflected the business performance expectations underlying the targets set for Mr. Byrne. Since Mr. Brady stepped down from the position of CEO at approximately the midpoint of the year, his MICP performance targets were not adjusted for the second half of the year.

2007 MICP Goal Levels

		Actual	Weighted Actual
Metric (Weighting)	Target	Attainment	Attainment
	(Dollars in millions)

Mr. Byrne
EBT (70%)	$28.9	$31.4	84.7%
ANCU (30%)	44.5%	42.6%	41.3%

Total			125.0%

All Other Named Executive Officers except Mr. Brady
EBT (70%)	$41.3	$39.2	63.8%
ANCU (30%)	47.3%	46.1%	39.2%

Total			103.0%

Mr. Brady only
EBT (70%)	$57.4	$39.2	16.8%
ANCU (30%)	45.6%	46.1%	26.4%

Total			43.2%

The payout is calculated using the actual amount of base salary paid during the year, which has the effect of prorating the payout to the amount of time during the year that the individual was employed by the Company. In addition, under the 2007 MICP, the employee also was required to be employed as of the date of payment; an exception was made for Mr. Brady in connection with his retirement arrangements.

2008 MICP.  In the 2008 MICP, the Committee used two matrices with the following weightings: (1) operating profit relative to revenue (70%) and (2) operating profit relative to average invested capital (30%). The Committee believes that these are appropriate measures of company performance because the value of a company tends to increase when its revenue and operating profits are growing while invested capital is flat or declining. Target bonus opportunities for our named executive officers, expressed as a percentage of base salary, are the same in the 2008 MICP as they were in the 2007 MICP.

Long-Term Equity Incentive Programs

General.  The long-term equity incentive program is designed to provide a direct link between executive compensation and long-term stockholder value creation. The value of the long-term incentive opportunity granted to an executive officer in any year is divided between stock options and a three-year performance-based program paid out in the form of common stock. The number of stock options granted is calculated by applying a Black-Scholes formula to a target value. The number of performance shares at target that may be earned under the performance share program is determined by the Committee’s assessment of the overall value of the long-term incentive opportunity relative to peer company comparisons, and has been one-third the number of options granted in some years and in 2007 was one-fourth the number of options granted to our named executive officers.

Stock options are intended to align executives’ interests with those of stockholders, by providing an incentive to increase stock price through positive business and financial performance. The stock options only have value to the recipients if the price of the Company’s stock appreciates after the options are granted. The performance share opportunity provides an incentive to achieve particular business and performance metrics over a multi-year period.

In setting the value of the long-term incentive opportunity for an individual executive officer and for the executive officers as a group, the Committee considers Company performance, the long-term incentive opportunities provided by our peer group companies to their executive officers and the competitiveness of our total direct compensation for executive officers relative to total direct compensation of similar officers in our peer group companies. The value set is the Committee’s subjective determination after considering these factors.

Restricted stock units are granted from time to time as retention or promotion awards.

Stock Option Grants.  Stock options are granted with an exercise price equal to the fair market value of the Company’s common stock on the grant date, generally vest in equal annual installments over five years and expire ten years after the date of grant. Stock options are granted as incentive stock options to the extent permitted under applicable Code rules, and the remaining options are granted as nonqualified stock options.

2008 Stock Option Grants.  Beginning in the second quarter of 2008, we intend to grant only non-qualified stock options that generally will vest in equal annual installments over four years. We will continue to grant stock options with an exercise price equal to the fair market value of the Company’s common stock on the grant date and that expire ten years after the date of grant.

Performance Share Unit Program.  The primary purpose of PSUs is to provide a competitive long-term incentive program that will reward executive officers and other participants for overall success in the Company’s financial performance. Participants receive payouts in the form of common stock at the end of the performance period, in an amount dependent on the degree to which the assigned targets were achieved.

The Committee establishes target awards of PSUs for each participant at the beginning of each three-year performance cycle; a new three-year performance period begins each year. The performance targets relate to Company, rather than individual, performance. In establishing the targets, the Committee takes into account its subjective assessment of the degree of difficulty in achieving the target values. The targets are intended to be achievable if the business performs in a manner which is consistent with its plans, but the achievement of the at-target value is not intended to be a certainty. Participants can earn from 0% to 200% of their target PSU award based on the Company’s performance against the assigned targets.

2007-2009 and Earlier PSU Programs.  The performance measures for the performance cycles beginning before 2008 were the Company’s cumulative three-year financial performance on two equally weighted metrics: return on average net capital utilized (“RANCU”) and diluted earnings per share from continuing operations (“EPS-CO”). For the performance cycles beginning in 2005 and 2006, the calculation of cumulative RANCU has and will be made only with reference to continuing operations of the Company for the relevant three-year performance period. RANCU is calculated as “operating profit from continuing operations” divided by ANCU. RANCU is a non-GAAP measure that supplements traditional accounting measures to evaluate our financial return in a given period, relative to our ANCU.

The Committee believes that EPS-CO and RANCU are appropriate measures of company performance since growth in EPS is direct evidence that the value of the Company to stockholders has increased and growth in RANCU demonstrates that the growth in EPS was achieved in an efficient manner with respect to invested capital. The Committee also believes that the PSU Program targets it has established are achievable but quite challenging. In fact, no payouts were made for the 2005-2007 performance cycle as the Company did not meet the minimum cumulative three-year RANCU and EPS-CO targets.

RANCU and EPS-CO targets for the 2006-2008 and 2007-2009 performance cycles were amended in July 2007 to align the performance objectives and incentives of incumbent participants (other than Mr. Brady) with the performance objectives and incentives established for Mr. Byrne based on our updated plan for Company performance for the periods included in each of the cycles. The amended performance targets of the 2006-2008 performance cycle were set such that performance consistent with the plan used to set the performance targets for Mr. Byrne would result in only a partial payout to incumbent participants. Since Mr. Brady ceased being CEO in July 2007, his performance targets for the 2006-2008 and 2007-2009 performance cycles were not adjusted, and no payout is expected.

2008 PSU Program.  The Committee has revised the PSU Program for 2008 to utilize the following two financial goals weighted as follows: EPS-CO (70%) and revenues (30%). The achievement of each goal will be separately determined as a percentage of target as of the end of each fiscal year in the three-year performance period. The total payout for the performance period will be based on the three-year average of results under the applicable goal. The structure and terms of the PSU Program otherwise were not amended. The Committee believes that the performance measures selected for 2008, EPS-CO and revenues, are appropriate measures of Company performance because they are aligned with the Company’s desire to grow revenue and profitability. Revenue is a key indicator of the growth of our business, and EPS-CO is a key indicator of the value of the business to stockholders. The Committee also believes that the revised structure of the PSU Program is an appropriate tool to encourage and reward consistent progress toward the goals set at the inception of each 3-year performance period, because the target is the average of annual achievement levels, rather than a cumulative goal.

Named Executive Officer Compensation

Mr. Byrne, CEO.  Mr. Byrne joined the Company in July 2007. In connection with his appointment as CEO and President, the Committee approved an annual base salary of $600,000, which is at the 50th percentile of the compensation peer group companies used by the Committee at the time of his appointment. The development of Mr. Byrne’s compensation package, including his base salary, 300,000 stock options and 83,350 performance shares, was consistent with the Committee’s understanding of market practices for recruiting a senior level executive, and took into consideration the findings and recommendations of the Committee’s outside compensation consultant.

Mr. Brady, former CEO.  Mr. Brady resigned as Chairman, CEO and President in July 2007 and retired from the Company in December 2007. His salary, which had been decreased for 2006 at his request to better align with the base salary of his peers in technology industries, was not increased for 2007. Mr. Brady’s base annual salary for 2007 remained at the 50th percentile of the compensation peer group used by the Committee in 2006. In connection with his retirement in December 2007, the Committee accelerated the vesting of certain stock options held by Mr. Brady and provided that these options may be exercised for a three-year post-retirement period. Because of his retirement, all other previously vested options may be exercised by Mr. Brady through the end of the original ten-year term, in accordance with the original terms of the grants.

Base Salaries.  The base salaries set by the Committee for the other named executive officers reflect the peer group analysis and subjective assessment of the executive’s performance described above. Because Company performance was below expectations, most of the other named executive officers received modest salary increases for 2007. The aggregate increase in base salaries of all of the other named executive officers was approximately 3.5% over the aggregate of their 2006 base salaries.

Mr. Byrne’s salary was not reviewed in November 2007 because he had recently joined the Company the previous July. The aggregate increase in base salaries of all of the other named executive officers was approximately 1% over the aggregate of their 2007 base salaries. This percentage also reflects the adjustments made to normalize the effective date of all increases to January 1, 2008.

Annual Incentive Awards.  In February 2008, the Committee considered the extent to which we achieved the performance goals under the 2007 MICP and determined that the goals were achieved above the performance goal target for Mr. Byrne and continuing management, and above the performance goal threshold but below target for Mr. Brady.

All of the current named executive officers received a payment as determined by the formula of the MICP, which has been reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Brady also received a payment pursuant to the arrangements made in connection with his retirement. Mr. Winter was not eligible to receive a payment.

Long-Term Equity Incentive Grants.  In 2007, our named executive officers received stock option grants and performance share unit awards for the 2007-2009 performance cycle. All of these grants and awards were made on the same date. Mr. Byrne’s grants and awards were made on the date he was employed by the Company and elected an officer by our Board. All of these grants are included in the “2007 Grants of Plan-Based Awards” table and the “Outstanding Equity Awards at 2007 Fiscal Year-End” table, both below.

In addition to these grants, the Committee made a special grant of restricted stock units to Mr. Anderson in February, 2007, to recognize his service to the Company as Acting Chief Financial Officer and to provide a retention incentive.

Perquisites

Perquisites are not a material component of any named executive officer’s compensation. The Committee eliminated a previously available allowance for estate planning at the end of the first quarter of 2007 and provided an allowance for executive officers to complete pending estate planning activities by that time.

Beginning in 1997, the Company entered into a program under which we purchased life insurance coverage on management employees, including certain of our executive officers. The program provides a death benefit to beneficiaries of covered individuals, but the covered individual and his or her beneficiaries have no other ownership or beneficial interest in or control over the policies or policy benefits. No additional employees, including executive officers, have been added to the program since 2000. The Company paid premiums in 2007 for policies under this program related to the executive officers out of the cash value of the program.

Post-Employment Compensation and Benefits

Before 2006, we were a diversified enterprise with multiple lines of business, including industrial businesses. At that time, our post-retirement programs were more typical of our predecessor industrial companies than technology companies. As we implemented our plans to become a single line of business enterprise, the Committee decided to align our executive compensation programs with those of peer companies in technology industries. As a result, in 2006, the Committee approved amendments to our post-employment benefit plans that had the effect of freezing benefit accruals under the then-current plans for most participants. The rules used to decide whether the benefit freeze applied to a named executive officer were the same rules used to decide whether the benefit freeze applied to other employees.

Defined Benefit Plans.  Certain of our named executive officers are eligible to participate in the Intermec Pension Plan (the “IPP”), a tax-qualified defined benefit plan, and in our Restoration Plan (the “Restoration Plan”) and our Supplemental Executive Retirement Plan (the “SERP”), both nonqualified defined benefit plans. Prior to changes in the Company’s structure discussed above, these retirement plans were considered to be an appropriate part of a competitive compensation for the kind of large, diversified industrial business we were at that time. The Restoration Plan and the SERP were designed to supplement the benefit provided to executives under the IPP, such that our executives were provided with a competitive retirement package and did not receive lower percentages of replacement income during retirement than other employees due to certain limitations imposed by the Internal Revenue Code on the IPP and on the Intermec Financial Security and Savings Program (the “FSSP”), which is one of our 401(k) plans.

However, due to changes in the Company’s structure and in the competitive market place, these plans were frozen (and further accruals ceased) for most employees as of June 30, 2006. In lieu of continued benefit accruals by affected employees under the IPP, Restoration Plan and SERP, the Company established a new 401(k) plan (the “401(k) Plan”) that offers a company matching contribution greater than was available under the FSSP. Neither the freeze nor the increased matching contribution under the new 401(k) Plan applies to those employees who were already participating in the plans and whose age and years of service as of June 30, 2006, when added together, equaled or exceeded 70 (the “Rule of 70”). Those employees who satisfied the Rule of 70 and wish to accrue additional benefits under the IPP are required to make certain employee contributions to the FSSP.

Of the Company’s named executive officers, Mr. Cohen is included in the group of employees who satisfied the Rule of 70, and so continues to accrue additional benefits under the IPP, Restoration Plan and SERP. Mr. Brady and Mr. Winter also met the Rule of 70 test but they stopped accruing benefits under the IPP, Restoration Plan and SERP when they left the Company in 2007. Mr. Anderson and Ms. Harwell are in the group of employees whose IPP, Restoration Plan and SERP benefits were frozen, except that Mr. Anderson was not eligible to participate in the SERP. Mr. Byrne and Mr. Michael are not eligible to participate in the IPP, Restoration Plan or SERP because they joined the Company after June 30, 2006.

Further details regarding the IPP, Restoration Plan and SERP, including the estimated value of the retirement benefits for each of the Company’s named executive officers, are found in this proxy statement under the section entitled “2007 Pension Benefits,” below. The change in the actuarial pension value from 2006 to 2007 is presented in the “Change in Pension Value” column of the “Summary Compensation Table.”

Deferred Compensation Plan.  Two of our named executive officers, Mr. Anderson and Ms. Harwell, are eligible to participate in the Intermec Deferred Compensation Plan, which is intended to restore benefits not available to the executive under the Company’s 401(k) Plan due to Internal Revenue Service limitations imposed on that plan. Mr. Byrne and Mr. Michael were not eligible until 2008. Mr. Brady and Mr. Winter were not, and Mr. Cohen is not eligible to participate in the Deferred Compensation Plan. Additional information regarding the Deferred Compensation Plan is shown under “2007 Nonqualified Deferred Compensation,” below.

Post-Termination Benefits.  The Company provides change of control employment agreements to its named executive officers and also maintains severance plans to provide benefits following certain terminations of employment. The change of control employment agreements were substantially amended in 2006 and the severance plans were adopted in 2007. Technical amendments also were made to these agreements and plans in 2007 to conform the change of control definition to the definition used other of our plans and to conform to new tax rules regarding deferred compensation. The agreements established in 2006 reduced the overall package of benefits as compared with prior change of control employment agreements. The severance plans require a qualifying termination of employment. Benefits payable under the change of control employment agreements and the severance plans are coordinated to avoid any duplication. The change of control employment agreements and the severance plans do not require us to retain the executives or to pay them any specified level of compensation or benefits, and we have certain rights to modify them without the consent of the executives.

The 2006 amendments to the change of control employment agreements and the severance plans were developed based on benchmarking data provided by an outside consultant, Mercer Human Resources Consulting. The Committee believes the amended agreements and plans are competitive with those of peer companies and that they serve to diminish the distraction of personal uncertainties in periods of change. The “Potential Payments Upon Termination or Change of Control” section, below, provides additional information regarding the change of control agreements and severance plans that would provide compensation and benefits to named executive officers on termination of employment.

2007 Executive Retention

In March 2007, we announced Mr. Brady’s plan to retire from his position as the Company’s CEO following the Board of Director’s identification of his successor.

The Committee considered the extent to which the leadership transition created significant retention risk with respect to the Company’s named executive officers or other key managers and the impact that the departure of such individuals could have on the Company’s operations and its transition to new leadership. The Committee concluded that a significant retention risk existed with respect to Mr. Winter, Mr. Michael and Ms. Harwell, and that the departure of one or more these executives during the leadership transition could adversely impact the Company’s operations and could complicate the Company’s leadership transition. The Committee also concluded that it was in the best interests of the Company and its stockholders to try to reduce the retention risk by putting appropriate retention arrangements in place with respect to Mr. Winter, Mr. Michael and Ms. Harwell. The Committee sought to diminish the inevitable distraction for these individuals by virtue of personal uncertainties and risks created by the impending transition of the Company’s leadership, to encourage their full attention and dedication to the Company during that transition, and to facilitate the transition of the Company’s leadership to a new CEO. Consequently, the Committee took the following actions on March 30, 2007. With respect to Mr. Michael and Ms. Harwell, these actions are reflected in the “2007 Grants of Plan-Based Awards” table and the “Estimated Potential Incremental Payments Upon Termination or Change of Control” table below.

Mr. Michael.  The Committee modified the terms applicable to the 20,000 restricted stock units granted to Mr. Michael on September 14, 2006, when he joined the Company (the “2006 Grant”). If the Company terminates Mr. Michael prior to March 1, 2009, the 2006 Grant, which otherwise vests (i.e., becomes unrestricted) on September 14, 2011, will automatically vest on the date of termination, unless the termination was for cause. In addition to the general retention purposes described above, this contingent acceleration feature is intended to encourage Mr. Michael to remain with the Company until at least March 1, 2009.

Ms. Harwell.  The Committee modified the terms applicable to the 20,000 restricted stock units granted to Ms. Harwell on September 8, 2004, when she joined the Company (the “2004 Grant”). The Committee also approved an additional grant to Ms. Harwell of 20,000 restricted stock units with a restriction period ending on March 1, 2009 (the “2007 Grant”). If the Company terminates Ms. Harwell prior to March 1, 2009, the 2004 Grant, which otherwise vests on September 8, 2009, and the 2007 Grant will both vest automatically on the date of termination, unless the termination was for cause. In addition to the general retention purposes described above, the Committee’s purpose was to encourage Ms. Harwell to remain with the Company until at least March 1, 2009.

Mr. Winter.  The Committee approved a future one-time, lump-sum cash payment of $500,000 to Mr. Winter, to encourage Mr. Winter to remain with the Company until March 1, 2008. Mr. Winter received this cash payment when he left the Company in 2007 pursuant to the terms of the retention arrangement approved by the Committee in March 2007 which provided for earlier payment in circumstances other than termination for cause or change of control.

In determining the details of these retention arrangements, the Committee took into account the experience of the Committee members and other members of the Board in structuring retention arrangements under the same or similar circumstances and the roles and responsibilities of the executives. The Committee also exercised its judgment about types of arrangements that were most likely to encourage these executives to remain with the Company for an appropriate period of time given the Company’s transition to new leadership.

Stock Ownership Guidelines

We adopted Executive Stock Ownership Guidelines in 2003 to ensure that our officers (including named executive officers) have a meaningful stake in the equity of the Company and to further align the interest of the officers with the long-term interest of our stockholders. The guidelines, which have been amended and clarified from time to time, require our CEO (Mr. Byrne) to retain an amount of Intermec common stock equal in value to five times his annual base salary before selling or otherwise transferring ownership of such stock. The named executive officers who are Senior Vice Presidents (Mr. Michael and Ms. Harwell) must retain an amount of Intermec common stock equal in value to three times the officer’s annual base salary. For all other named executive officers and other officers, the stock retention level is one times the officer’s annual base salary. Restricted stock and time-based restricted stock units (which have not vested) are included in the calculation to determine whether the guidelines are met, but stock options (whether vested or unvested), performance shares or other performance-based awards are not included. As of January 1, 2008, Mr. Anderson, Mr. Cohen and Ms. Harwell have met the guideline.

Equity Granting Practices

The Committee makes annual PSU and stock option awards to named executive officers at its meeting during the second quarter of the year, which coincides with our annual stockholders’ meeting. This Committee meeting also typically occurs during an “open trading window,” which is a period when our insider trading guidelines permit executive officers to engage in trading in Intermec securities. The Committee meeting date, or the next following trading day, is the effective date for the grants. PSU Awards generally have been made at the same meeting but, beginning in 2008, PSU Awards are made in the first quarter of the year. The exercise price or “strike price” is the fair market value of Intermec common stock on the date of the grant. The Committee also may approve equity awards throughout the year for newly hired executive officers or for promotion or retention purposes. These awards are effective on the date the Committee acts or a subsequent date determined by the Committee. The exercise price is the fair market value on the date of grant.

When the Committee makes its annual grant of options, it also delegates to the CEO, who is also a director of the Company, the authority to make an annual grant of stock options to employees other than named executive officers. The number of shares authorized for this purpose is set by the Committee, and the grant by the CEO is made on the date the Committee meets to make grants to named executive officers. At this same meeting, the Committee delegates to the CEO the authority to grant stock options and PSUs to employees other than named executive officers, up to a specific number of shares, until the next annual meeting of stockholders. The CEO generally uses this authority to make grants of stock options to newly-hired or promoted management employees at times other than the annual stock option grants are made. These grants must be made by written action of the CEO, and are made effective the 15th day of the month (or the next following trading day, if a weekend or holiday).

Limits on Deductibility of Compensation

Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers who are in office at the end of the fiscal year to $1 million per officer in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. We believe that all of the taxable compensation for 2007 paid to those of our named executive officers who are covered by Section 162(m) will be deductible.

The Committee’s policy is to provide annual incentive awards, PSUs, stock options and other compensation that are qualified and fully deductible by the Company under Section 162(m). However, in order to maintain ongoing flexibility of the Company’s compensation programs, the Committee has reserved the right to approve incentive and other compensation, such as time-vested restricted stock units, that exceeds the $1 million limitation set forth in Section 162(m) and recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2007 (“CD&A”) with management, consultants and advisors and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement for filing with the SEC.

The Compensation Committee

Larry D. Yost, Chair
Gregory K. Hinckley
Lydia H. Kennard
Oren G. Shaffer

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation for each of our named executive officers for the year 2007 and, where applicable, the year 2006. Pursuant to our objectives for executive compensation, target direct compensation for our executive officers consists of approximately one-half salary and cash incentives and one-half long-term equity awards. Therefore, the information contained in the “Summary Compensation Table” should be viewed together with the “2007 Grants of Plan-Based Awards” table, which includes target levels for annual incentive awards and long-term performance share awards, to obtain the most accurate representation of short-term and the long-term incentive compensation elements and the total compensation provided to our named executive officers.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary(a)	Bonus	Awards(b)	Awards(c)	Compensation(d)	Earnings(e)	Compensation(f)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Byrne, Patrick J.	2007	$246,923	$0	$535,255	$223,647	$320,454	$0	$89,374	$1,415,653
CEO and President(g)
Brady, Larry D.	2007	643,000	0	0	1,760,539	278,049	152,280	3,250	2,837,118
Former Chairman and CEO(h)	2006	644,923	0	42,866	695,214	133,048	267,538	6,100	1,789,689
Michael, Lanny H.	2007	353,750	0	343,744	91,047	255,054	0	7,200	1,050,795
Senior Vice President and CFO	2006	90,192	60,139	32,502	24,401	13,025	0	2,154	222,413
Anderson, Fredric B.	2007	202,615	0	104,260	85,574	104,347	1,789	7,097	505,682
Vice President, Corporate Controller	2006	185,697	0	2,982	79,237	19,155	4,440	14,880	306,391
Cohen, Kenneth L.	2007	224,288	0	41,667	94,236	115,509	96,422	7,329	579,451
Vice President, Treasurer	2006	217,423	0	3,975	103,927	22,427	106,901	6,100	460,753
Harwell, Janis L.	2007	324,615	0	397,263	187,210	200,612	0	7,559	1,117,259
Senior Vice President, General Counsel and Corporate Secretary	2006	303,192	0	57,752	169,666	37,529	47,992	18,050	634,181
Winter, Steven J.	2007	360,577	500,000 (i)	0 (j)	231,029	0	0	427,197	1,518,803
Former Senior Vice President, and Former President and Chief Operating Officer, Intermec Technologies	2006	356,731	0	5,964	214,620	58,875	35,324	13,100	684,614

(a)	Includes amounts deferred at the officer’s election.

(b)	Stock awards reflected in this column include PSUs pursuant to our PSU Program and restricted stock units awarded to Mr. Anderson, Mr. Michael and Ms. Harwell. These amounts represent the compensation expense recognized by the Company during the year ended December 31, 2007, in accordance with the provisions of FAS 123R with respect to stock awards granted in the year indicated and years prior to such year. Refer to Note F, “Shareholders’ Investment,” in the Notes to Consolidated Financial Statements included in our Form 10-K, for the relevant assumptions used to determine the valuation of our stock awards for all relevant years. The PSUs are discussed in further detail under “Compensation Discussion and Analysis — Components of the Executive Compensation Program, Long-Term Equity Incentive Programs, Performance Share Unit Program.” The restricted stock units are discussed in further detail under “Compensation Discussion and Analysis — Named Executive Officer Compensation” and “Compensation Discussion and Analysis — 2007 Executive Retention.”

(c)	This amount represents the compensation expense recognized by the Company during the year ended December 31, 2007, in accordance with the provisions of FAS 123R with respect to option awards granted in the year indicated and years prior to such year. Refer to Note F, “Shareholders’ Investment,” in the Notes to Consolidated Financial Statements included in our Form 10-K, for the relevant assumptions used to determine the valuation of our option awards for all relevant years.

(d)	The amounts shown in this column constitute the annual incentive awards paid to each named executive officer based on the Compensation Committee’s evaluation of the Company’s performance. These awards are discussed in further detail in “Compensation Discussion and Analysis — Annual Cash Incentive Program, 2007 MICP Goals and Payouts.” The estimated possible payouts for these awards are reflected in the “2007 Grants of Plan-Based Awards” table.

(e)	The amounts shown in this column for each of the named executive officers show the aggregate increase in the actuarial present value of the officers’ accumulated benefits under all pension plans during the year, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Information regarding these pension plans is described in “2007 Pension Benefits.” The amounts in this column do not reflect deferred compensation earnings because above market earnings are not provided by the Company.

(f)	The following table sets forth for each of the named executive officers the amounts attributable to elements of “All Other Compensation” for 2007.

		Company
	Perquisites	Contributions
	and Other	to Defined
	Personal	Contribution
	Benefits(i)	Plans(ii)	Severance	Relocation		Other		Total
Name	($)	($)	($)	($)		($)		($)

Byrne, Patrick J.	$—	$—	$—	$89,374	(iii)	—		$89,374
Brady, Larry D.	—	3,250	—	—		—	(iv)	3,250
Michael, Lanny H.	—	7,200	—	—		—		7,200
Anderson, Fredric B.	—	7,097	—	—		—	(v)	7,097
Cohen, Kenneth L.	4,079	3,250	—	—		—	(iv)(v)	7,329
Harwell, Janis L.	—	7,559	—	—		—		7,559
Winter, Steven J.	—	3,250	423,947	—		—	(iv)(v)	427,197

(i)	Represents financial planning assistance phased out during 2007.

(ii)	Company contributions to qualified and nonqualified deferred compensation and retirement plans.

(iii)	Includes relocation costs for Mr. Byrne of $65,735 and related tax gross-ups of $23,639.

(iv)	Premiums for life insurance coverage for Mr. Brady ($22,084), Mr. Cohen ($9,452) and Mr. Winter ($11,143) were paid from the cash value of the policies, at no cost or expense to the Company, and are not included in the table above.

(v)	Charitable donations were made by The Intermec Foundation under programs available to the employees of the Company in connection with Mr. Anderson ($15,000), Mr. Cohen ($10,000) and Mr. Winter ($10,000), at no cost or expense to the Company, and are not included in this table. See “The Intermec Foundation,” following this table.

(g)	Mr. Byrne joined the Company as Chief Executive Officer and President in July 2007.

(h)	Mr. Brady retired as Chairman, Chief Executive Officer and President in July 2007. Mr. Brady’s option award expense amount of $1,760,539 includes $1,206,089 of FAS 123R expense related to the acceleration of vesting of options held by Mr. Brady, in connection with his retirement arrangements.

(i)	Pursuant to a cash retention arrangement with Mr. Winter, Mr. Winter was eligible for a one-time contingent payment of $500,000 in the event that we terminated his employment prior to March 1, 2008, unless such termination was for cause or in connection with a change of control. Mr. Winter became eligible for such payment upon his departure from the Company, as reported in our Current Report on Form 8-K filed on August 7, 2007.

(j)	Mr. Winter had 37,917 shares of unvested PSUs, with a FAS 123R value of $717,938, which were forfeited when he left the Company.

The Intermec Foundation

The Intermec Foundation (the “Foundation”) is a nonprofit, tax-exempt charitable foundation that was formed and funded in 1993 by the Company’s former parent company, Litton Industries. At the time that the Company was spun off from Western Atlas in 1997, the Foundation’s assets were approximately $17.5 million. The Foundation currently has assets of approximately $19.5 million. The Company has never contributed any assets to the Foundation. All of the Foundation’s donations have been made and all Foundation costs have been paid using Foundation assets. The Foundation’s Board of Directors is elected annually by the Company’s Board of Directors, usually at its May meeting. The Foundation’s current directors are Mr. Anderson, Mr. Cohen and Ms. Harwell.

The Foundation makes grants to schools (kindergarten through grade 12, or “K-12”), supports a scholarship competition for children of employees, makes a matching donation to a community service organization, and makes donations to other educational institutions and community charities or projects. In one of these programs, the Foundation makes non-discretionary contributions to tax-exempt K-12 schools and educational institutions by matching donations made by our employees and independent directors. The program requires the employee or director to make a minimum donation of $1,000 and provides for a Foundation match, per donation year, up to $5,000 for non-officer employees, $10,000 for operating company officers, and $25,000 for corporate officers and non-management directors.

2007 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding 2007 grants of annual and long-term awards for the named executive officers, including the range of estimated possible payouts under our annual MICP and estimated future payouts under our PSU Program (referred to in the table below as “LTIP PSU”) and the exercise price and grant date fair value of stock options. These award opportunities align executives’ interests with stockholders, by providing an incentive to increase stock price and improve the long-term financial performance of the Company.

							All Other
						All Other	Option
		Estimated Possible		Estimated Possible		Stock	Awards:		Grant Date
		Payouts Under		Payouts Under		Awards:	Number of	Exercise or	Fair Value
		Non-Equity Incentive		Equity Incentive		Number of	Securities	Base Price	of Stock
		Plan Awards(a)		Plan Awards(b)		Shares of	Underlying	of Option	and Option
		Target	Maximum	Target	Maximum	Stock or Units	Options	Awards(c)	Awards(d)
Name	Grant Date	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)

Byrne, Patrick, J.
Annual incentive		$246,923	$370,385	—	—	—	—	$—	$—
LTIP PSU 2007-08	7/19/2007	—	—	33,350	66,700	—	—	—	912,123
LTIP PSU 2007-09	7/19/2007	—	—	50,000	100,000	—	—	—	1,367,500
Option	7/19/2007	—	—	—	—	—	300,000 (e)	27.35	3,324,000
Brady, Larry D. (f)
Annual incentive		278,049	417,074	—	—	—	—	—	—
Option		—	—	—	—	—	—	—	—
Michael, Lanny H.
Annual incentive		247,625	371,438	—	—	—	—	—	—
LTIP PSU 2007-09	5/15/2007	—	—	8,750	17,500	—	—	—	239,313
RSU	3/30/2007	—	—	—	—	20,000 (g)	—	—	448,700
Option	5/15/2007	—	—	—	—	—	35,000 (g)	22.59	315,700
Anderson, Fredric B.
Annual incentive		101,308	151,962	—	—	—	—	—	—
LTIP PSU 2007-09	5/15/2007	—	—	3,000	6,000	—	—	—	82,050
RSU	2/20/2007	—	—	—	—	4,000 (h)	—	—	94,440
Option	5/15/2007	—	—	—	—	—	12,000 (h)	22.59	108,240
Cohen, Kenneth L.
Annual incentive		112,144	168,216	—	—	—	—	—	—
LTIP PSU 2007-09	5/15/2007	—	—	2,000	4,000	—	—	—	54,700
Option	5/15/2007	—	—	—	—	—	8,000 (i)	22.59	72,160
Harwell, Janis L.
Annual incentive		194,769	292,154	—	—	—	—	—	—
LTIP PSU 2007-09	5/15/2007	—	—	8,750	17,500	—	—	—	239,313
RSU	3/30/2007	—	—	—	—	20,000 (j)	—	—	897,400
RSU	3/30/2007	—	—	—	—	20,000 (j)	—	—	—
Option	5/15/2007	—	—	—	—	—	35,000 (j)	22.59	315,700
Winter, Steven J.
Annual incentive		—	—	—	—	—	—	—	—
LTIP PSU 2007-09	5/15/2007	—	—	—	—	—	—	—	307,688
Option	5/15/2007	—	—	—	—	—	45,000 (k)	22.59	405,900

(a)	Represents the target and maximum potential payouts pursuant to the MICP, which is a cash incentive plan under the Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”). The Compensation Committee established a target payment for each named executive officer, based on a percentage of that individual’s salary, and assigned Company performance goals for 2007. The assigned performance targets for Mr. Byrne were based on our updated plan for company performance for the period July 1 through December 31, 2007, as disclosed in our Current Report on Form 8-K filed on July 25, 2007. For the other named executive officers and certain other employees who participate in the MICP, the performance targets were based on (i) the performance components for the first half of 2007 as originally established by the Compensation Committee and (ii) the performance components for the second half of 2007 reflected in the updated plan for Company performance used to set the performance targets for

Mr. Byrne. Participants could earn from 0% to 150% of their target payment based on the Company’s financial performance. Because the lowest possible payment is 0, we have not indicated a threshold payout amount. The MICP is described in “Compensation Discussion and Analysis — Annual Cash Incentive Program, 2007 MICP Goals and Payouts.”

(b)	Represents awards made under the PSU Program, a subplan of the 2004 Plan. For participants other than Mr. Byrne, the performance period under the PSU Program is three years, and a new three-year performance period will begin annually. The Compensation Committee established target awards of PSUs for each participant other than Mr. Byrne at the beginning of the cycle in 2007. As disclosed in our Current Report on Form 8-K filed on July 25, 2007, the performance goals for each participant other than Mr. Byrne were modified by revising the 2007 components to reflect the plan used to set the performance targets for Mr. Byrne. Mr. Byrne was awarded PSUs for the abbreviated performance periods of July 1, 2007 to December 31, 2008 and July 1, 2007 to December 31, 2009. Participants can earn from 0% to 200% of their target shares, based on the Company’s financial performance. Because the lowest possible payment is 0, we have not indicated a threshold payout amount. PSUs are payable in shares of common stock. The performance measures for the PSUs granted in the 2007-2009 period are Return on Net Capital Utilized and Earnings Per Share from Continuing Operations. The PSU Program is described in “Compensation Discussion and Analysis — Long-Term Equity Incentive Programs, Performance Share Program.”

(c)	The stock option program is described in “Compensation Discussion and Analysis — Long-Term Equity Incentive Programs, Stock Option Grants.” The 2004 Plan provides that the exercise price will be not less than the “Fair Market Value” on the date of grant, and defines Fair Market Value as the average of the highest and lowest sales price per share of our common stock on the NYSE for that date. We have consistently used this definition of Fair Market Value for our equity plans since 1997, and believe that it is a fair representation of the value of our common stock on the date of grant. The exercise prices listed in this column are, in all cases, higher than the closing price of our common stock on the date of grant.

(d)	Refer to Note F, “Shareholders’ Investment,” in the Notes to Consolidated Financial Statements included in our Form 10-K, for the relevant assumptions used to determine the FAS 123R grant date fair value of our stock and option awards. The grant date fair value for PSUs was calculated based on the target number of PSUs for the 2007-2009 performance period.

(e)	Mr. Byrne: Stock options for 300,000 shares — 18,280 shares granted as incentive stock options that become exercisable in five equal installments of 3,656 shares each on July 19, 2008, July 19, 2009, July 19, 2010, July 19, 2011 and July 19, 2012, and the remainder granted as nonqualified stock options that become exercisable in five equal installments of 56,344 shares each on July 19, 2008, July 19, 2009, July 19, 2010, July 19, 2011 and July 19, 2012.

(f)	Mr. Brady did not receive stock options or PSUs in 2007 due to his previously announced resignation as Chairman, Chief Executive Officer and President effective on July 19, 2007. In connection with Mr. Brady’s December 14, 2007 retirement from the Company, Mr. Brady’s then unvested outstanding stock options accelerated in vesting, which resulted in a FAS 123R expense of $1,206,089.

(g)	Mr. Michael: Stock options for 35,000 shares — 4,426 shares granted as incentive stock options that become exercisable in one installment on May 15, 2012, and the remainder granted as nonqualified stock options that become exercisable in four equal installments of 7,000 shares each on May 15, 2008, May 15, 2009, May 15, 2010 and May 15, 2011, and one installment of 2,574 shares on May 15, 2012. Restricted Stock Units — this right to receive shares of common stock, originally received on September 14, 2006 and modified on March 30, 2007, vests (i.e., the restrictions expire) (i) on the fifth anniversary of the date of grant, i.e., September 14, 2011, or (ii) on the date of termination of Mr. Michael’s employment if he is terminated before March 1, 2009, unless the termination is for cause. See “Compensation Discussion and Analysis — 2007 Executive Retention.”

(h)	Mr. Anderson: Stock options for 12,000 shares — 2,400 shares granted as incentive stock options that become exercisable in one installment on May 15, 2012, and the remainder granted as nonqualified stock options that become exercisable in four installments of 2,400 shares each on May 15, 2008, May 15, 2009, May 15, 2010 and May 15, 2011. Restricted Stock Units — this right to receive shares of common stock vests (i.e., the restrictions expire) in three installments of 1,333 shares on February 20, 2008, 1,333 shares on February 20, 2009 and 1,334 shares on February 20, 2010.

(i)	Mr. Cohen: Stock options for 8,000 shares — 3,200 shares granted as incentive stock options that become exercisable in two installments of 1,600 shares on May 15, 2011 and May 15, 2012 and the remainder granted as nonqualified stock options that become exercisable in three installments of 1,600 shares on May 15, 2008, May 15, 2009 and May 15, 2010. Mr. Cohen’s grant includes a provision that, upon his retirement at age 65 or later, all of his then unvested stock options will vest immediately and remain exercisable for three years thereafter.

(j)	Ms. Harwell: Stock options for 35,000 shares — 4,426 shares granted as incentive stock options that become exercisable in one installment on May 15, 2012, and the remainder granted as nonqualified stock options that become exercisable in four equal installments of 7,000 shares each on May 15, 2008, May 15, 2009, May 15, 2010 and May 15, 2011 and one installment of 2,574 shares on May 15, 2012. Restricted Stock Units — this right to receive 20,000 shares of common stock, originally granted on September 8, 2004 and modified on March 30, 2007, vests in one installment on (i) September 8, 2009 or (ii) the date of Ms. Harwell’s termination of employment if she is terminated before March 1, 2009, unless the termination is for cause. In a separate grant, the right to receive 20,000 shares of common stock vests in one installment on (i) March 1, 2009 or (ii) the date of an earlier termination, unless such termination is for cause.

(k)	Mr. Winter: Stock options for 45,000 shares — none of the shares granted will become exercisable because Mr. Winter left the Company before any of the shares vested.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table sets forth information regarding the outstanding stock option awards and unvested or unearned stock awards held by the named executive officers, as of December 31, 2007. The market value of unvested stock awards is based on the closing stock price of Intermec stock of $20.31 on December 31, 2007, the last trading day of the year. These holdings reflect the Company’s long-term incentive compensation policies, which grant stock awards and stock options based on Company performance, the quality and length of an executive’s service, and the achievement of individual and Company goals.

	Option Awards(a)				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
								Number of	Payout Value
	Number of	Number of			Number of		Market Value	Unearned	of Unearned
	Securities	Securities			Shares or		of Shares or	Shares, Units	Shares, Units
	Underlying	Underlying			Units of		Units of	or Other	or Other
	Unexercised	Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options	Options	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested		Vested(b)	Vested(c)	Vested(b)(c)
Name	(#)	(#)	($)	Date	(#)		($)	(#)	($)

Byrne, Patrick J.(d)	—	300,000	$27.35	7/19/2017			$—
								66,700	$1,354,677
								100,000	2,031,000
Brady, Larry D.(e)	20,000	—	$7.72	12/14/2010
	24,000	—	17.23	12/14/2010
	60,000	—	19.99	5/17/2015
	20,000	—	27.25	5/19/2016
	80,000	—	27.25	12/14/2010
								0
								0
Michael, Lanny H.(f)	7,200	28,800	27.48	9/14/2016
	—	35,000	22.59	5/15/2017
					20,000	(g)	406,200
								24,000	487,440
								17,500	355,425
Anderson, Fredric B.(h)	10,000	—	5.38	8/26/2012
	4,000	1,000	7.72	5/08/2013
	4,500	3,000	17.23	5/06/2014
	5,000	7,500	19.99	5/17/2015
	4,000	16,000	27.25	5/16/2016
	—	12,000	22.59	5/15/2017
								13,334	270,814
					4,000(i	)	81,240
								6,000	121,860
Cohen, Kenneth, L.(j)	7,000	—	16.59	11/19/2008
	25,000	—	4.19	11/17/2010
	15,000	—	7.38	5/07/2012
	5,334	1,333	7.72	5/08/2013
	6,000	4,000	17.23	5/06/2014
	6,000	9,000	19.99	5/17/2015
	2,000	8,000	27.25	5/16/2016
	—	8,000	22.59	5/15/2017
								6,666	135,386
								4,000	81,240
Harwell, Janis L.(k)	18,000	12,000	14.33	9/08/2014
	14,000	21,000	19.99	5/17/2015
	7,000	28,000	27.25	5/16/2016
	0	35,000	22.59	5/15/2017
					20,000	(l)	406,200
								23,334	473,914
					20,000	(l)	406,200
								17,500	355,425
Winter, Steven J.(m)	10,200	—	16.59	2/29/2008
	10,000	—	17.19	2/29/2008
	40,000	—	4.19	2/29/2008
	25,000	—	7.38	2/29/2008
	8,000	—	7.72	2/29/2008
	15,000	—	17.23	2/29/2008
	14,000	—	19.99	2/29/2008
	9,000	—	27.25	2/29/2008

(a)	All option grants reflected in the table vest or vested (i.e., become exercisable) in five approximately equal increments on the first five anniversary dates following the date of grant, and expire ten years after the date of grant. The amount that vests in any one year is further divided between incentive stock options (“ISOs”) and nonqualified stock options (“NQs”), to the extent permissible in accordance with federal income tax rules. For each named executive officer, the footnotes below detail the option grants not yet exercisable, including the allocation between ISOs and NQs.

(b)	Based on the closing price of our common stock of $20.31 on December 31, 2007.

(c)	Each named executive officer has received an award under the PSU Program for the 2006-2008 and 2007-2009 performance cycles, which will vest and be settled in shares to the extent earned as of December 31, 2008 and 2009, respectively. Participants can earn from 0% to 200% of their target shares, based on the Company’s financial performance. The lowest possible payment is $0. Except for Mr. Brady and Mr. Winter, the shares and payout values in the table above are the maximum amounts that could be achieved. The PSU Program is described in “Compensation Discussion and Analysis — Long-Term Equity Incentive Programs, Performance Share Unit Program.”

(d)	The vesting dates of Mr. Byrne’s unvested option award are further detailed on the following table:

Grant Date	Type	2008	2009	2010	2011	2012

7/19/2007	ISO	3,656	3,656	3,656	3,656	3,656
	NQ	56,344	56,344	56,344	56,344	56,344

(e)	Mr. Brady’s unvested option awards that had not already vested by his December 14, 2007 retirement from the Company vested on that date and remain exercisable for three years from that date. Mr. Brady remains eligible to receive a pro rata portion of the 33,334 PSUs (at target performance levels) awarded to him under the 2006-2008 PSU Program performance cycle, based upon the amount of the performance cycle elapsed before his retirement. However, under the performance targets applicable to Mr. Brady, no payout is expected and these PSUs have a value of $0.

(f)	The vesting dates of Mr. Michael’s unvested option awards are further detailed on the following table:

Grant Date	Type	2008	2009	2010	2011	2012

9/14/2006	ISO	3,639	3,639	3,639	3,639
	NQ	3,561	3,561	3,561	3,561
5/15/2007	ISO	—	—	—	—	4,426
	NQ	7,000	7,000	7,000	7,000	2,574

(g)	Mr. Michael’s award of 20,000 shares of Restricted Stock Units (RSUs) granted in September 2006 was amended on March 30, 2007 so that it will vest (i) when the restriction expires on September 14, 2011 or (ii) on the date of termination of Mr. Michael’s employment if the Company terminates his employment prior to March 1, 2009, unless the termination is for cause. See “Compensation Discussion and Analysis — 2007 Executive Retention.”

(h)	The vesting dates of Mr. Anderson’s unvested option awards are further detailed on the following table.

Grant Date	Type	2008	2009	2010	2011	2012

5/08/2003	ISO	1,000
	NQ	—
5/06/2004	ISO	1,500	1,500
	NQ	—	—
5/17/2005	ISO	2,500	2,500	2,500
	NQ	—	—	—
5/16/2006	ISO	604	888	1,836	3,669
	NQ	3,396	3,112	2,164	331
5/15/2007	ISO	—	—	—	—	2,400
	NQ	2,400	2,400	2,400	2,400	—

(i)	Mr. Anderson’s award of 4,000 shares of RSUs, made in February 2007, vests (i) in substantially equal annual installments over three years, or (ii) on the date of termination of Mr. Anderson’s employment in the event of death, disability or change of control. See “Compensation Discussion and Analysis — Named Executive Officer Compensation.”

(j)	The vesting dates of Mr. Cohen’s unvested option awards are further detailed on the following table. The grants made in 2005, 2006 and 2007 include a provision that, upon his retirement at age 65 or later, all then unvested stock options will vest immediately and remain exercisable for three years thereafter.

Grant Date	Type	2008	2009	2010	2011	2012

5/08/2003	ISO	1,333
	NQ	—
5/06/2004	ISO	2,000	2,000
	NQ	—	—
5/17/2005	ISO	2,765	3,000	3,000
	NQ	235	—	—
5/16/2006	ISO	—	205	1,469	2,000
	NQ	2,000	1,795	531	—
5/15/2007	ISO	—	—	—	1,600	1,600
	NQ	1,600	1,600	1,600	—	—

(k)	The vesting dates of Ms. Harwell’s unvested option awards are further detailed on the following table:

Grant Date	Type	2008	2009	2010	2011	2012

9/08/2004	ISO	6,000	6,000
	NQ	—	—
5/17/2005	ISO	701	701	5,003
	NQ	6,299	6,299	1,997
5/16/2006	ISO	—	—	—	3,669
	NQ	7,000	7,000	7,000	3,331
5/15/2007	ISO	—	—	—	—	4,426
	NQ	7,000	7,000	7,000	7,000	2,574

(l)	Ms. Harwell’s award of 20,000 shares of RSUs granted in September 2004 was amended on March 30, 2007 so that it will vest (i) when the restriction expires on September 8, 2009 or (ii) on the date of termination of Ms. Harwell’s employment if the Company terminates Ms. Harwell’s employment prior to March 1, 2009, unless the termination is for cause. In a separate grant, the right to receive 20,000 shares of common stock vests in one installment (i) when the restriction expires on March 1, 2009 or (ii) on the date of termination of Ms. Harwell’s employment if the Company terminates Ms. Harwell’s employment prior to March 1, 2009, unless the termination is for cause. See “Compensation Discussion and Analysis — 2007 Executive Retention.”

(m)	Upon Mr. Winter’s separation from the Company, all of his unvested option awards and PSUs were canceled. His vested options remained exerciseable for 90 days after his separation from the Company.

2007 OPTION EXERCISES AND STOCK VESTED

For the year 2007, the following table provides, for each of our named executive officers, the number of stock options exercised and stock awards vested and the value realized due to the exercise or vesting.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired		Value Realized
	Exercise	on Exercise(a)	on Vesting		on Vesting
Name	(#)	($)	(#)		($)

Byrne, Patrick J.	0	$0	0		$0
Brady, Larry D.	189,559	3,351,393	0		0
Michael, Lanny H.	0	0	0		0
Anderson, Fredric B.	0	0	0		0
Cohen, Kenneth L.	0	0	0		0
Harwell, Janis L.	0	0	0		0
Winter, Steven J.	4,800	18,198	11,470	(b)	254,863	(b)

(a)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise, multiplied by the number of options exercised.

(b)	Represents the number of restricted shares vested, and the number of shares vested multiplied by the fair market value of the common stock on the vesting date.

2007 PENSION BENEFITS

The following table provides information for each of the named executive officers regarding the actuarial present value of the officer’s accumulated benefit and years of credited service under the Intermec Pension Plan (the “IPP”), our Restoration Plan (the “Restoration Plan”) and our Supplemental Executive Retirement Plan (the “SERP”). The present value of accumulated benefits was determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Effective July 1, 2006, these plans were frozen (i.e., benefit accruals ceased) with respect to all eligible employees, except for those employees who were already participating in the plans and whose age and years of service as of June 30, 2006, when added together, equaled or exceeded 70 (the “Rule of 70”). The freeze also had the effect of closing the plans to new participants after June 30, 2006. Mr. Brady, Mr. Cohen and Mr. Winter satisfied the Rule of 70, so they continued to accrue additional benefits under the plans. Mr. Anderson and Ms. Harwell are in the group of employees whose benefits were frozen. Mr. Byrne and Mr. Michael are not eligible to participate in the plans because they joined the Company after June 30, 2006.

Descriptions of all our plans are qualified in all respects by reference to the plan documents, which are listed as exhibits to our Form 10-K, and by the description of certain amendments of the definition of “change of control” reported in our Current Report on Form 8-K filed on March 30, 2007.

				Present Value of
		Number of Years		Accumulated		Payments During
		Credited Service		Benefit(a)		Last Fiscal Year
Name	Plan Name	(#)		($)		($)

Byrne, Patrick J.	IPP	0		N/A
	Restoration Plan	0		N/A
	SERP	0		N/A
Brady, Larry D.	IPP	8.08		$323,840		$2,158
	Restoration Plan	8.08		406,406
	SERP	25.00	(b)	4,760,730	(c)
Michael, Lanny H.	IPP	0		N/A
	Restoration Plan	0		N/A
	SERP	0		N/A
Anderson, Fredric B.	IPP	3.92		23,166
	Restoration Plan	3.92		8,876
	SERP	0		N/A
Cohen, Kenneth L.	IPP	18.41		571,762
	Restoration Plan	18.41		414,830
	SERP	18.41		N/A
Harwell, Janis L.	IPP	1.83		43,164
	Restoration Plan	1.83		46,217
	SERP	1.83		0
Winter, Steven J.	IPP	29.68		200,422
	Restoration Plan	29.68		267,305
	SERP	25.00	(b)	0	(d)

(a)	Present values are calculated as of September 30, 2007 (the pension measurement date for purposes of the Company’s 2007 financial statements) based on benefits accrued through the 2007 fiscal year and payable at normal retirement age (age 65), assuming no pre-retirement mortality or termination and no future Part I Contributions (as defined below) or future service or compensation increases. The discount rates and mortality table are the same as those used for financial reporting purposes. Discount rates for the IPP, Restoration Plan and SERP as of the end of fiscal year 2007 were 6.40%, 6.30% and 6.20%, respectively. The present value factors are also based on sex-distinct RP2000 combined healthy mortality tables (with no collar adjustments) projected to 2015 using scale AA. In order to determine the change in pension values for the Summary Compensation Table, the present values of the IPP, Restoration Plan and SERP benefits were also calculated as of September 30, 2006 (the pension measurement date for purposes of the Company’s 2006 financial statements) for the benefits earned as of that date. Discount rates for the IPP, Restoration Plan and SERP as of the end of fiscal year 2006 were 6.00%, 5.90% and 5.80%, respectively. The mortality tables used to determine the value as of September 30, 2006 were the same as those used for the calculation as of September 30, 2007.

(b)	Mr. Brady and Mr. Winter each accumulated 30 years of credited service under the SERP. However, in accordance with the terms of the SERP, years of credited service are capped at 25.

(c)	Pursuant to his employment agreement (amended May 2002), Mr. Brady’s years of credited service under the SERP include 22 years during which Mr. Brady was employed by FMC Corporation. The present value of his accrued SERP benefit shown above reflects these additional years of credited service and has been reduced by the amount of the benefits he receives under FMC Corporation’s retirement plans. Of the present value of his accrued SERP benefits shown above, the value associated with this additional service and reduced benefit is estimated to be net $2,704,362.

(d)	Mr. Winter was not vested in the SERP due to his age.

Pension Plan

The IPP is a broad-based, tax-qualified, funded defined benefit plan. As noted above, the IPP was frozen as of June 30, 2006, except with respect to participants who had satisfied the Rule of 70 as of that date. Mr. Brady, Mr. Anderson, Mr. Cohen, Ms. Harwell and Mr. Winter participate in the IPP. Mr. Anderson’s and Ms. Harwell’s benefits under the IPP were frozen. Mr. Cohen continues to accrue benefits under the IPP. Mr. Byrne and Mr. Michael do not participate in the IPP. Mr. Brady and Mr. Winter continued to accrue benefits under the IPP after June 30, 2006 until their retirement and termination dates, respectively. Mr. Brady retired in 2007 and began receiving his benefits under the IPP.

Participant Annual IPP Retirement Benefits.  Under the IPP, a participant’s annual retirement benefit is the greater of the amount produced under the two formulas described below. Both formulas base benefits on the amount of compensation contributed by the participant to “Part I” of the Intermec Financial Security and Savings Program (“FSSP”), which is one of our 401(k) plans. (“Part II” of the FSSP consists of elective deferrals in excess of 4% of compensation and the Company’s matching contributions on those deferrals. Elective deferrals to Part II of the FSSP can only be made once the participant has deferred the maximum amount permitted under Part I of the FSSP, and are not taken into account in calculating the participant’s benefit under the IPP.) A participant who satisfied the Rule of 70 may contribute from 0%-4% of his or her compensation, on a pre-tax basis (on an after-tax basis if the participant is disabled), to Part I (“Part I Contributions”) and can change his or her Part I Contributions percentage at any time. Part I Contributions are invested as directed by the Company’s Investment Committee. Participants who did not satisfy the Rule of 70 (i.e., those employees whose IPP benefits were frozen as of June 30, 2006) can no longer make Part I Contributions and have not been permitted to do so since June 30, 2006. The formulas also take into account after-tax employee contributions made to the IPP prior to 1985 (“Employee Contributions”).

At any time after termination of employment but prior to the commencement of benefit payments, a participant can elect to transfer his or her Part I Contributions and any investment earnings thereon to the IPP or to receive a distribution of such amounts. Similarly, a terminated employee can elect to leave his or her Employee Contributions in the IPP or to receive a distribution of such contributions (together with interest on such contributions). As the following formulas reflect, a participant’s IPP benefit will be reduced, but not below zero, if he or she does not transfer his or her Part I Contributions to, or leave his or her Employee Contributions in, the IPP.

The two IPP formulas are as follows:

(A) 60% of the participant’s Part I Contributions and Employee Contributions made before June 1, 2001, plus 62% of the participant’s Part I Contributions made after May 31, 2001, reduced by the sum of (i) the annuity equivalent of the participant’s Part I Contributions and any investment earnings on such contributions at the time he or she retires or leaves the Company or for a non-Rule of 70 participant, as of June 30, 2006 (unless the participant elects to transfer such amounts to the IPP), and (ii) the annuity equivalent of any Employee Contributions and related interest distributed to the participant, and

(B) 85% of all Part I contributions minus 75% of the participant’s estimated annual Social Security benefit payable at age 65, further reduced as described in (A) above.

For purposes of the IPP formulas, “compensation” generally means all cash compensation paid by the Company, including any portion of such compensation that is deferred by the participant into the FSSP or any Code Section 125 (cafeteria) plan. It does not, however, include any prospective payment, such as severance pay or pay under a salary continuation plan. In addition, the amount of compensation taken into account for any calendar year, the amount of compensation that can be deferred under the FSSP in any calendar year and the amount that can be paid from the IPP in any calendar year are limited by the Code. However, none of our named executive officers has accrued IPP benefits in excess of these limits.

The “annuity equivalent” of the participant’s Part I Contributions (and related investment earnings) and Employee Contributions is the amount that would be paid to the participant each year under a straight life annuity that is actuarially equivalent to such amounts.

Participants whose IPP benefits were frozen as of June 30, 2006 became 100% vested in their IPP benefits on that date. Participant’s whose IPP benefits were not frozen as of June 30, 2006 vest in their IPP benefits in accordance with the following schedule (based on their years of service with the Company and its affiliates):

Years of Service	Vested Percentage

Less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

Such a participant will also become 100% vested in his or her benefit under the IPP, regardless of the participant’s years of service, if he or she attains age 70, dies or becomes disabled while employed by the Company. Only the participant’s vested benefit will be distributed. For purposes of the IPP, a year of service means 12-consecutive months of employment with the Company and its affiliates.

The benefit formula described above calculates the participant’s annual normal retirement benefit assuming that it will be paid in the form of a straight life annuity beginning as of the participant’s “normal retirement date,” which is the first day of a month coincident with or immediately following the participant’s attainment of normal retirement age. Normal retirement age is age 65 or, if later, the age of the participant upon completion of five years of service, but not later than age 70. Vested participants who have attained age 55 and completed at least five years of service may elect early retirement. However, the amount of the participant’s early retirement benefit payments will be reduced by one-half of one percent (0.5%) for each month that the payment commencement date precedes the participant’s 65th birthday. Mr. Cohen is eligible for early retirement.

Form of Payments.  The normal form of payment for unmarried participants is the straight life annuity. The normal form of payment for married participants is an actuarially equivalent joint and 50% surviving spouse annuity. In addition, the IPP provides several other annuity payment options that are actuarially equivalent to the straight life annuity.

Restoration Plan

Our Restoration Plan was created to provide for annual retirement benefits to a select group of management and highly compensated employees to the extent that their benefits under the IPP and FSSP are limited by the Code. The Restoration Plan is a nonqualified, noncontributory and unfunded defined benefit plan.

As noted above, the Restoration Plan was frozen as of June 30, 2006, except with respect to participants who had satisfied the Rule of 70 as of that date. Mr. Brady, Mr. Anderson, Mr. Cohen, Ms. Harwell and Mr. Winter are or were participants in the Restoration Plan. Mr. Anderson’s and Ms. Harwell’s benefits under the Restoration Plan were frozen. Mr. Cohen continues to accrue benefits under the Restoration Plan. Mr. Byrne and Mr. Michael do not participate in the Restoration Plan. Mr. Brady and Mr. Winter continued to accrue benefits under the Restoration Plan after June 30, 2006, until their retirement and termination dates, respectively. Mr. Brady is scheduled to receive his first Restoration Plan payment in July 2008.

Participant Restoration Plan Benefits.  A participant’s Restoration Plan benefit is equal to the sum of the participant’s “Annual Benefit” amounts for each calendar year. A participant will earn an “Annual Benefit” under the Restoration Plan for a calendar year if

•	8% of the participant’s compensation for that calendar year exceeds the Code’s limit on 401(k) plan elective deferrals for that year (e.g., for 2007, this maximum was $15,500 for participants who had not attained 50 by the end of 2007 and $20,500 for participants who had attained age 50 by the end of 2007; for 2008, this maximum remains $15,500 and $20,500, respectively),

•	the participant is a participant in the FSSP, and

•	the participant contributed the legally permissible maximum amount to the FSSP for such Plan Year.

The participant’s Annual Benefit amount for a calendar year is computed as follows:

(A) 85% of the participant’s “Part I Restricted Amount” (explained below) for such calendar year, reduced by the actuarial lump sum value of the participant’s Part I Restricted Amount with interest projected to age; plus

(B) the participant’s “Part II Restricted Amount” (explained below) for such Plan Year, reduced by the actuarial lump sum value of the participant’s Part II Restricted Amount with interest projected to age 65 (or the participant’s actual retirement date, if later.

The participant’s “Part I Restricted Amount” for a calendar year is equal to the excess, if any, of 4% of the participant’s compensation for that calendar year (determined without regard to the Code annual compensation limit) over the maximum amount of elective deferrals available to the participant under Part I of the FSSP for such calendar year.

Under the terms of the Restoration Plan, the Chief Executive Officer is deemed to have a Part I Restricted Amount of zero for every plan year. Accordingly, Mr. Brady’s Part I benefit was frozen at $18,775 as of September 1, 2002, when he became Chief Executive Officer, and it has not increased since that date.

The participant’s Part II Restricted Amount for a calendar year, if any, is equal to 2% of the participant’s compensation for that calendar year (determined without regard to the Code compensation limit), reduced by one-half of the actual amount of elective deferrals made by the participant to Part II of the FSSP during such calendar year.

For purposes of the Restoration Plan, “compensation” generally means all cash compensation paid by the Company (without regard to the Code compensation limit), including any portion of such compensation that is deferred by the participant into the FSSP or any Code Section 125 (cafeteria) plan, but excluding reimbursed expenses and cash received pursuant to the exercise of a stock option or stock appreciation right. For 2002, compensation also included compensation that was forgone to receive stock options pursuant to a Board resolution. For participants who met the Rule of 70, the Restoration Plan will include compensation after June 30, 2006; for other participants, no further compensation will be included after June 30, 2006.

A participant vests in his or her benefit under the Restoration Plan at the same time, and to the same extent, as the participant vests in his or her benefit under the IPP. Only the participant’s vested Restoration Plan benefit will be distributed.

The benefit formula described above calculates the participant’s annual normal retirement benefit assuming that it will be paid in the form of a straight life annuity beginning as of the participant’s “normal retirement date,” which is generally the first day of month coincident with or immediately following the participant’s attainment of age 65. Participants who have attained age 62 and completed five years of service may elect early retirement. In addition, a participant whose employment with the Company terminates on account of his or her total and permanent disability and who has attained age 55 may elect early retirement benefits. However, in either case, the amount of the participant’s early retirement benefit payments will be reduced by one-half of one percent (0.5%) for each month that the payment commencement date precedes the participant’s 65th birthday. Mr. Cohen is eligible for early retirement.

Form of Payments.  The normal form of payment for unmarried participants is the straight life annuity. The normal form of payment for married participants is an actuarially equivalent joint and 100% surviving spouse annuity.

For a description of the effects upon a change of control, refer to “Potential Payments Upon Termination or Change of Control.”

Supplemental Executive Retirement Plan (the “SERP”)

Our SERP was established to provide retirement benefits to selected officers and other key employees designated by the Compensation Committee upon the recommendation of the Chief Executive Officer. The SERP is a nonqualified, noncontributory and unfunded defined benefit plan.

As noted above, the SERP was frozen as of June 30, 2006, except with respect to participants who had satisfied the Rule of 70 as of that date. Mr. Brady, Mr. Cohen, Ms. Harwell and Mr. Winter are or were participants in the SERP. Ms. Harwell’s benefit under the SERP was frozen. Mr. Cohen continues to accrue benefits under the SERP. Mr. Byrne, Mr. Michael and Mr. Anderson do not participate in the SERP. Mr. Brady and Mr. Winter continued to accrue benefits under the SERP after June 30, 2006, until their retirement and termination dates, respectively. Mr. Brady is scheduled to receive his first SERP payment in June 2008. Mr. Winter was not vested in the SERP due to his age and will not receive a benefit.

A participant’s benefit under the SERP vests upon the later of the participant’s completion of 15 years of service or attainment of age of 60 while employed by the Company. Mr. Cohen is vested in his SERP benefit by virtue of his age and years of service with the Company. Mr. Brady is vested in his SERP benefit because his employment agreement dated June 16, 1999 and amended March 15, 2000 and May 7, 2002 gave him credit for his 22 years of service with his previous employer, FMC Corporation.

Participant SERP Benefits.  The annual benefit payable to a vested participant is equal to the sum of (a) 1.6% of the participant’s “average earnings” up to $125,000 (which amount is adjusted annually for inflation and was $182,853 for 2007 and will be $192,142 for 2008) and (b) 2.2% of the participant’s “average earnings” in excess of such amount, multiplied by the participant’s number of years of credited service (not to exceed 25). This amount is then reduced by the “offset amount.” Average earnings for purposes of the SERP is the average amount of compensation received or deemed to have been received by the participant in the three consecutive 12-month periods in which the participant’s compensation was highest during the final 120 months of the participant’s employment. For purposes of the SERP, “compensation” generally means base salary (including any portion thereof that is deferred by the participant into the FSSP, any Code Section 125 (cafeteria) plan or any other plan of the Company that permits the deferral of compensation and any commissions that are payable as part of the participant’s regular compensation) and bonuses paid by the Company (without regard to the Code compensation limit). Compensation does not include extraordinary items such as compensation recognized upon exercise of employee stock options or bonuses paid for the accomplishment of a particular non-ordinary course transaction or circumstance. For participants who met the Rule of 70, the SERP will include compensation paid after June 30, 2006; for other participants, no further compensation will be included in the SERP after June 30, 2006.

A year of service or a year of credited service is 12-consecutive months of employment with the Company and its affiliates. Under limited circumstances the Compensation Committee may grant a participant additional years of credited service.

A participant’s “offset amount” is equal to the amount of the benefits that the participant would have received under the IPP and the Restoration Plan had he or she been eligible to participate, and participated, at all times in those plans to the maximum extent permitted (regardless of the degree of actual participation). The offset amount also includes the amount of the Social Security benefits payable to the participant as of the calendar year in which the participant’s SERP benefit payments commence or, if no Social Security benefit is payable to the participant as of that year, as of the earliest date that a Social Security benefit would be payable to the participant.

As noted above, Mr. Brady was granted 22 additional years of credited service for the period he was employed by FMC Corporation and covered by FMC Corporation’s retirement arrangements. The benefit Mr. Brady will receive under the SERP will be reduced by the amount of the pension benefit he receives under FMC Corporation’s retirement plans. In addition, Mr. Brady’s offset amount includes the amount of the pension benefit he will receive under FMC Corporation’s retirement plans.

The benefit formula described above calculates the participant’s annual normal retirement benefit assuming that it will be paid in the form of a straight life annuity beginning as of the participant’s “normal retirement date,” which is generally the first day of month coincident with or immediately following the later of the participant’s attainment of age 65 or termination of employment. Vested participants may elect early retirement after attaining age 62. However, the amount of a participant’s early retirement benefit payments will be actuarially reduced to reflect early commencement. Mr. Cohen is eligible for early retirement. Benefit payments will commence, whether at normal or early retirement, only after the participant has executed a non-compete agreement and agreed not to engage in any other activity that could damage the Company’s or its affiliates’ economic or business interests (or contractual relationships).

Form of Payments.  The normal form of payment for unmarried participants is the straight life annuity. The normal form of payment for married participants is an actuarially equivalent joint and 100% surviving spouse annuity. In addition, the SERP provides other annuity payment options that are actuarially equivalent to the straight life annuity.

For a description of the effects upon a change of control, refer to “Potential Payments Upon Termination or Change of Control.”

2007 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information for each of the named executive officers regarding aggregate executive and Company contributions and aggregate earnings on such contributions for 2007, as well as year-end account balances under the Intermec Deferred Compensation Plan.

	Executive	Company	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance
	in Last Fiscal	in Last Fiscal	in Last Fiscal	at Last Fiscal
	Year(b)	Year(c)	Year(d)	Year-End(e)
Name(a)	($)	($)	($)	($)

Byrne, Patrick J.	$—	$—	$—	$—
Brady, Larry D.	—	—	—	—
Michael, Lanny H.	—	—	—	—
Anderson, Fredric B.	0	0	(30)	2,575
Cohen, Kenneth L.	—	—	—	—
Harwell, Janis L.	10,972	4,389	(72)	29,267
Winter, Steven J.	—	—	—	—

(a)	Mr. Brady, Mr. Cohen and Mr. Winter are not eligible to participate in the Deferred Compensation Plan. As described below, these executives fall within the Rule of 70 and thus may not participate in this plan. Mr. Byrne and Mr. Michael were not eligible to participate in the Deferred Compensation Plan in 2007, but will become eligible in 2008. Mr. Anderson did not receive compensation over the Internal Revenue

Service limit in the 401(k) Plan ($225,000 in 2007), so was not able to defer into the Deferred Compensation Plan in 2007.

(b)	The amounts reported in this column reflect the elective deferrals made by executives of base salary paid for 2007. These amounts are included in the compensation reported in the “Salary” column of the “Summary Compensation Table.”

(c)	The amounts reported in this column reflect matching contributions made by the Company in 2008 for 2007 contributions. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table,” but not in the “Aggregate Balance at Last Fiscal Year-End” column of this table because of the date the contributions were distributed.

(d)	The amounts reported in this column reflect the earnings credited to executives’ accounts for 2007.

(e)	Of the amounts reported in this column, the following amounts have also been reported in the “Salary” column of the Summary Compensation Table for 2007 and for 2006:

		Previously
	Reported for 2007	Reported for 2006	Total
Name	($)	($)	($)

Anderson, Fredric B.	$—	$1,714	$1,714
Harwell, Janis L.	10,972	12,375	23,347

Deferred Compensation Plan

The Deferred Compensation Plan is designed as a nonqualified, defined contribution, individual account plan for the elective deferral of certain eligible compensation, to the extent that such compensation exceeds the compensation limit for an applicable year under Code Section 401(a)(17). Participation in the Deferred Compensation Plan is limited to select management and highly compensated employees of the Company. Employees who met the Rule of 70 (age plus years of service equals 70 or more as of June 30, 2006) are not eligible to participate in the Deferred Compensation Plan. The named executive officers currently eligible to participate in the Deferred Compensation Plan are Mr. Anderson and Ms. Harwell. Mr. Byrne and Mr. Michael are not currently eligible to participate in the Deferred Compensation Plan but will become eligible in 2008. The Deferred Compensation Plan is available to approximately 50 other employees.

For 2007, eligible compensation includes up to 75% of base salary, up to 100% of annual cash bonuses and up to 100% of commissions or sales-based awards. Executives are not eligible to defer any portion of any quarterly incentive payment or quarterly sales commission that is based on performance in any portion of the year prior to the year it becomes payable. The Company matches 80% of the first 4% of eligible compensation deferred by an executive. To receive this matching contribution, the executive must be employed on the last day of the year. All Deferred Compensation Plan accounts are 100% vested at all times.

Executives may choose how to credit deferred and matching amounts among approximately 27 tracking funds that are based on the investment performance of the corresponding investment funds offered under the 401(k) Plan. Executives may change how deferrals are allocation to the tracking funds at any time, with changes generally effective as of the next trading day.

The table following shows the funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2007.

Investment	1 Year	Investment	1 Year

AF Grth Fund Amer A	10.95%	FID Freedom 2010	7.43%
Clipper Fund	0.05%	FID Freedom 2015	7.82%
FID Dividend Growth	1.11%	FID Freedom 2020	8.54%
Harbor Cap Appr Inst	12.25%	FID Freedom 2025	8.64%
Spartan US EQ Index	5.43%	FID Freedom 2030	9.27%
Columbia Acorn Z	7.69%	FID Freedom 2035	9.27%
FID Mid Cap Stock	8.20%	FID Freedom 2040	9.31%
Longleaf Partners	(0.44)%	FID Freedom 2045	9.50%
Oakmark Select I	(14.04)%	FID Freedom 2050	9.77%
ABF SM Cap Val PA	(6.64)%	FID Freedom Income	4.83%
FID Diversified Intl	16.03%	PIMCO TOT Return Admn	8.81%
Oakmark Intl I	(0.51)%	Fidelity Cash Reserve	5.06%
FID Freedom 2000	5.32%	Fidelity Retire MMKT	5.12%
FID Freedom 2005	7.27%

An executive may receive a single lump sum payment equal to his or her entire account balance when the executive’s employment with the Company ends, subject to delays required by law or the terms of the Deferred Compensation Plan. If the executive dies while employed by the Company, his or her beneficiary will receive a lump sum payment equal to the value of his or her entire account balance. The executive may also receive distributions upon request in the event of an unforeseeable financial emergency. The Company reserves the right to terminate the Plan and distribute all vested amounts credited to participant accounts upon a change of control as described in the Plan.

The Compensation Committee interprets and administers the Deferred Compensation Plan. Generally, the Company reserves the right to amend or terminate the Deferred Compensation Plan at any time without the consent or agreement of the executives. The Deferred Compensation Plan’s benefits are paid by the Company out of its general assets. The Deferred Compensation Plan is subject to the requirements of Code Section 409A. The Company is currently administering the Deferred Compensation Plan in good faith compliance with Code Section 409A’s requirements, and the discussion above reflects such administration.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The “Estimated Potential Incremental Payments Upon Termination or Change of Control” table reflects the estimated amount of incremental compensation that would be due to the named executive officers under any of the following circumstances: (i) an involuntary termination of the named executive officer by the Company without cause or a termination by the named executive officer for good reason; (ii) upon a change of control of the Company, (iii) an involuntary termination of the named executive officer by the Company without cause or a termination by the named executive officer for good reason in connection with a change of control of the Company; or (iv) death.

The amounts shown in the table assume that the termination was effective as of December 31, 2007, the last business day of 2007, and that the price of Intermec stock on which certain of the calculations are made was the closing price of $20.31 on that date. These amounts are estimates of the incremental amounts that would be due as of December 31, 2007, to the named executive officers under the foregoing circumstances. The actual amounts that would be due to a named executive officer in similar circumstances in the future can only be determined at the time of his or her termination or a change of control of the Company.

Certain of our benefit plans contain provisions that provide incremental benefits or payments in the event of a change of control. In addition, we also have Change of Control Employment Agreements and Executive

Severance Plans that apply to our named executive officers, which also provide benefits or payments in situations involving termination from the Company or a change of control of the Company. These plans and arrangements are described below to assist in reading the following table. The following descriptions of certain provisions of these plans and agreements are qualified in all respects by reference to the provisions of the actual plan or agreement, all of which are listed as exhibits to our Form 10-K.

Incentive Compensation Plans

Our Amended and Restated 1999 Stock Incentive Plan, Amended and Restated 2001 Stock Incentive Plan, and Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Incentive Plans”) apply to all eligible employees, including our named executive officers, our other officers and non-officer employees. The Incentive Plans provide that an eligible employee will be entitled to certain financial benefits upon a change of control of the Company. The following is a brief description of the provisions in the Incentive Plans relating to a change of control. Other provisions of the Incentive Plans are described in “Compensation Discussion and Analysis — Components of the Executive Compensation Program.”

The change of control provisions in the Incentive Plans are the same for all eligible employees, including the named executive officers. Unless defined below, the capitalized terms in the following paragraphs are defined in the Incentive Plans.

Generally, a Change of Control occurs if: (a) the Incumbent Directors cease to constitute a majority of the Board; (b) another party becomes the beneficial owner of at least 30% of our outstanding voting stock, with certain exceptions; (c) we consummate a merger, reorganization or consolidation with another party, or the sale or other disposition of all or substantially all of our assets, unless (x) after such transaction the beneficial stockholders of the Company’s outstanding and voting securities entitled to vote on director elections immediately prior to the transaction retain more than 60% of such common stock and voting securities of the corporation resulting from the transaction; (y) no beneficial stockholder owns 30% or more of the outstanding common stock or voting securities of the corporation resulting from the transaction; and (z) at least a majority of the directors resulting from the transaction were Incumbent Directors at the time of executing the initial agreement providing for the transaction; or (d) we consummate the complete liquidation or dissolution of the Company.

The financial benefits that would be extended to eligible employees following a Change of Control are:

•	Stock Options outstanding as of the date of the Change of Control that are not exercisable and vested would become fully exercisable and vested as of the effective date of the Change of Control;

•	Restrictions and deferral limitations on Restricted Stock or Restricted Stock Units (“RSUs”) would lapse and such Restricted Stock and RSUs will become free of all restrictions and become fully vested and transferable as of the effective date of the Change of Control;

•	The incentive pool used to determine Covered Employee Annual Incentive Awards would, as of the effective date of the Change of Control, generally be based on the gross profit, consolidated operating earnings, operating cash flow or net income of the Plan Year immediately preceding the year of the Change of Control;

•	The target payout opportunities attainable under all outstanding Awards of Restricted Stock or RSUs whose restrictions are based on performance criteria, Performance Units and Performance Shares would be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control; and

•	The vesting of all Awards denominated in Shares would be accelerated as of the effective date of the Change of Control.

Supplemental Executive Retirement Plan

The terms of our Supplemental Executive Retirement Plan (“SERP”), other than those relating to a change of control of the Company, are described under the caption “2007 Pension Benefits — Supplemental

Executive Retirement Plan.” That description includes a summary of the benefits of participants. The following is a brief description of the provisions in the SERP relating to a change of control. The definition of “Change of Control” in the SERP is consistent with the definition of “Change of Control” applicable to the Incentive Plans and complies with Code Section 409A. Unless defined below, the capitalized terms in the following paragraph are defined in the SERP.

In the event of a Change of Control, a vested Participant’s SERP benefit will be paid to him or her in a lump sum as soon as practicable after such Change of Control. The lump sum payment will be equal to the actuarial present value of the benefit that would have been payable to the Participant at the later of age 65 or the actual age of the Participant on the effective date of the Change of Control. To receive payment upon a Change of Control, a SERP Participant need not have attained age 60, terminated employment or executed the non-compete or other agreements required to obtain benefit payments at normal or early retirement, as described in “2007 Pension Benefits — Supplemental Executive Retirement Plan.” Any condition concerning eligibility for Retirement Benefits that requires (1) the filing of any election, (2) the attainment of a specified age, (3) an agreement not to compete with the Company, (4) benefit reductions, or (5) the Participant’s termination of employment with the Company would be waived.

Restoration Plan

The terms of our Restoration Plan, other than those relating to a change of control, are described in “2007 Pension Benefits — Restoration Plan.” That description includes a summary of the benefits of participants. The following is a brief description of the provisions in the Restoration Plan relating to a change of control. Upon a “Change of Control,” the Restoration Plan benefit of any participant who is a participant on the date of the Change of Control will be distributed in a lump sum that is equal to the actuarial present value of the Restoration Plan benefit payable at the later of his or her attainment of age 65 or his or her attained age at the time of the Change of Control. Any condition concerning eligibility for Retirement Benefits that requires (1) the filing of any election, (2) the attainment of a specified age, (3) an agreement not to compete with the Company, (4) benefit reductions, or (5) the Participant’s termination of employment with the Company would be waived. For purposes of the Restoration Plan, “Change of Control” triggers are consistent with the definition of “Change of Control” applicable to the Incentive Plans and comply with Code Section 409A.

Change of Control Employment Agreements

In 2006, we entered into Amended and Restated Change of Control Employment Agreements (the “COC Agreements”) with our officers, including the named executive officers. In 2007, the COC Agreements were amended to conform the change of control definition to the definition used in other of our plans (deeming the change of control to be effective upon consummation of, not agreement to, the relevant transaction) and to conform to new tax rules regarding deferred compensation. The following is a brief description of the terms of the COC Agreements. The COC Agreements have the same terms for all the executives except for our Chief Executive Officer, as described below. The capitalized terms in the following paragraphs are defined in the COC Agreements.

The COC Agreements become effective only upon the occurrence of a Change of Control. Absent a Change of Control, the New COC Agreements do not require us to retain the executives or to pay them any specified level of compensation or benefits. The COC Agreements do not supersede the provisions of the Incentive Plans, SERP or Restoration Plan related to benefits upon a Change of Control. As noted in “Executive Severance Plans,” an executive may not receive the payment of benefits from both a COC Agreement and any other Company severance plans or agreements.

The definition of “Change of Control” in the COC Agreements is consistent with the definition of “Change of Control” applicable to the Incentive Plans and complies with Code Section 409A. The COC Agreements provide that, for a two-year period after a change of control, called the “Employment Period,” there will be no material adverse change in the executive’s position and duties, salary, bonus opportunity, benefits or location of employment. This includes continued coverage under our welfare benefit plans and continued contributions under applicable retirement and insurance benefits.

If, during the Employment Period, the executive’s employment is terminated other than for Cause, or the executive terminates his or her employment for Good Reason (each such termination event, a “trigger”), the executive will be entitled to certain financial benefits. Good Reason generally includes the following actions taken by the Company: (a) assigning duties inconsistent with, or taking actions in diminution of, the executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibility; (b) failing to comply with the provisions of the agreement regarding compensation during the Employment Period; (c) requiring that the executive be based at any location other than our current corporate headquarters or relocating the corporate headquarters more than 25 miles from its current location, or requiring excessive travel; and (d) failing to assign the agreement to a successor corporation or the successor failing to expressly assume and agree to perform the agreement. Good Reason is triggered upon a reasonable determination by the executive that any of the above events has occurred. In the case of our Chief Executive Officer, Good Reason also includes his resignation or termination for any reason within the 12-month period following a Change of Control.

The financial benefits that would be extended to the executive following a trigger are payment of:

•	accrued but unpaid salary;

•	a pro rata portion of the executive’s target bonus based on the number of days worked during the year;

•	a lump-sum severance payment equal to a multiple of the sum of the executive’s Annual Base Salary and Annual Bonus (including any higher annual bonus paid with respect to a prior fiscal year), with our Chief Executive Officer’s severance payment equal to three times such sum and the other executives’ severance payment equal to two times such sum;

•	a lump-sum amount equal to the actuarial equivalent of two additional years of benefit under the Intermec Pension Plan (“IPP”), Restoration Plan and SERP, assuming the executive’s compensation remains unchanged;

•	a lump-sum payment for continuation coverage for the executive and his or her family members under the Welfare Benefit Plans for a period of two years, followed by any group health continuation coverage mandated by applicable law; and

•	reasonable costs for outplacement services for the period through the second calendar year following the year of the executive’s termination.

Payment of benefits due under the COC Agreements would generally occur within 30 days of the executive’s termination of employment, as applicable, unless a further delay is required by law or the terms of a benefit plan.

If any amounts payable or paid under a COC Agreement are characterized as “excess parachute payments” within the meaning of Code Section 280G and cause the applicability of an excise tax, a provision of the COC Agreements reduces the payments payable to an amount that will not trigger the excise tax, unless the net after-tax benefit of making the full payment exceeds the net after-tax benefit of reducing the payment. All determinations under this provision will be made by an independent accounting firm. The executive is responsible for all taxes arising from payments and benefits under the COC Agreements.

In the event of termination of an executive’s employment by reason of death, Disability, for Cause or other than for Good Reason, the COC Agreement terminates, and our sole obligation is to pay any compensation and benefits accrued but unpaid through the executive’s Termination Date. Termination of employment by reason of death or Disability also entitles an executive or the executive’s beneficiary, as applicable, to a pro rata portion of target bonus and other benefits provided to Company peer executives in similar situations.

The COC Agreements preclude an executive from receiving benefits under both a COC Agreement and any other Company severance plan or agreement. An executive cannot receive benefits under a COC Agreement without waiving his or her rights under other Company severance plans and agreements.

Executive Severance Plans

Our Executive Severance Plans cover certain officers, including the named executive officers, in the event of certain terminations of employment (the “Severance Plans”). The definition of “Change of Control” in the Severance Plans is consistent with the definition of “Change of Control” applicable to the Incentive Plans and complies with Code Section 409A. Unless defined below, the capitalized terms in the following paragraphs are defined in the Severance Plans.

The Severance Plans set forth the payments that we will make to an executive if we terminate the executive’s employment or if the executive becomes disabled or dies while employed by the Company. If an executive’s employment is terminated (a) by the Company other than for Cause or by reason of death or Disability or (b) in connection with a Change of Control, we will make the following payments to the executive generally within 30 days of the executive’s Termination Date unless a further delay is required by law or the terms of a benefit plan:

•	accrued but unpaid salary and the pro rata target bonus for the year in which the termination occurs;

•	deferred compensation (and related accrued earnings), unpaid bonus and other awards (if any), and accrued but unpaid vacation pay;

•	a lump-sum severance payment equal to a multiple of the executive’s annual base salary; and

•	in the event of a termination in connection with a Change of Control, a lump-sum severance payment equal to a multiple of the executive’s target bonus.

The lump-sum severance payment under the Severance Plan applicable to our Chief Executive Officer would be two times his annual base salary and, if applicable, his target bonus; the lump-sum severance payment for all other executives would be one times his or her annual base salary and, if applicable, his or her target bonus.

If payment of any amounts under the Severance Plans would result in the imposition of an excise tax because the amounts would be characterized as “excess parachute payments” within the meaning of Code Section 280G, then the amounts payable under the Severance Plans may be reduced to an amount that will not trigger the excise tax. However, if the executive’s net after-tax benefit from payment of all amounts due under the Severance Plans would exceed his or her net after-tax benefit from payment of the reduced amount, we will pay the full benefit under the Severance Plans. All determinations under this provision in the Severance Plans will be made by an independent accounting firm. The executive is responsible for all taxes arising from payments and benefits under the Severance Plans.

In the event of termination of an executive’s employment by reason of death or Disability or for Cause, our sole obligation under the Severance Plans would be to pay the executive’s accrued annual base salary, deferred compensation (and related accrued earnings), unpaid bonus and other awards (if any), and accrued but unpaid vacation pay.

An executive may not receive the payment of benefits from both a Severance Plan and a COC Agreement or any other Company severance plan or agreement. The executive cannot receive benefits under the Severance Plans without waiving his or her rights under other Company severance plans and agreements, including any COC Agreement applicable to such executive.

The Severance Plans do not require us to retain the executives or to pay them any specified level of compensation or benefits. Generally, we may modify or terminate the Severance Plans at any time at our discretion without the consent or agreement of the executives. However, the Severance Plans may not be amended or terminated within one year following a Change of Control as to any executive employed by the Company as of the Change of Control Date.

2007 Executive Retention

As discussed in the “Compensation Discussion and Analysis,” on March 30, 2007, the Company adopted arrangements that are intended to encourage Mr. Michael and Ms. Harwell to remain with the Company during the Company’s transition to new leadership (the “2007 Retention Arrangements”). The following description of these retention arrangements is qualified in all respects by reference to the relevant portion of our Current Report on Form 8-K filed on March 30, 2007. The definition of “Change of Control” applicable to these arrangements is consistent with the definition of “Change of Control” applicable to the Incentive Plans and complies with Code Section 409A.

Mr. Michael.  The 20,000 RSUs granted to Mr. Michael on September 14, 2006, which otherwise vest (i.e., become unrestricted) on September 14, 2011, will vest on the date of the Company’s termination of his employment if the termination occurs prior to March 1, 2009, as long as the termination is not for cause.

Ms. Harwell.  On March 30, 2007, the Compensation Committee of our Board of Directors granted Ms. Harwell 20,000 RSUs that will all vest on March 1, 2009 (the “2007 RSUs”) if she is continuously employed by the Company during the period ending February 28, 2009. In addition, the 2007 RSUs and the 20,000 RSUs previously granted to Ms. Harwell on September 8, 2004, which otherwise vest on September 8, 2009, will vest on the date of the Company’s termination of her employment if the termination occurs prior to March 1, 2009, as long as the termination is not for cause.

The 2007 Retention Arrangements do not require us to retain the covered executives or to pay them any specified level of compensation or benefits during their employment with the Company.

Tabular Presentation

Other than for Mr. Brady and Mr. Winter, both of whom left the Company during 2007, the table below presents estimated incremental compensation payable to each of the named executive officers as described above, as applicable to that named executive officer. Footnotes follow the table.

The incremental compensation is presented in the following benefit categories:

•	Cash (salary): a multiple of the officers’ annual base salary; does not reflect salary paid or earned in 2007.

•	Cash (current annual target incentive): a multiple of the officers’ annual bonus incentive opportunity at target; does not reflect actual incentive paid or earned for 2007.

•	Cash (annual incentive opportunity): a pro rata portion of the officers’ annual incentive opportunity based on the number of days worked during the year; does not reflect actual incentive paid or earned for 2007.

•	Stock options: market value, as of December 31, 2007, of unvested, in-the-money stock options that would vest.

•	Service-based stock awards: market value, as of December 31, 2007, of unvested equity awards that would vest (includes restricted stock and RSUs).

•	Performance-based stock awards: market value, as of December 29, 2006, of unvested performance-based restricted stock grants that would vest.

•	Performance shares: present market value, as of December 31, 2007, of unvested performance-based shares that would vest.

•	IPP: estimated actuarial present value of additional years of credited service.

•	Restoration Plan: difference in net present value based on change of control; estimated actuarial present value of additional years of credited service.

•	SERP: estimated actuarial present value of additional years of credited service.

•	Health and welfare benefits: estimated value of continuing health coverage for officer and his/her family under the Welfare Benefit Plan based on elected coverage as of December 31, 2007.

•	Supplemental life insurance: benefit paid to estate upon death.

•	Perquisites: estimated value of outplacement and financial planning services.

Mr. Brady.  Upon Mr. Brady’s retirement from the Company on December 14, 2007, he received accelerated option vesting for 168,378 shares subject to outstanding options that had a value of $337,540 based on the difference between the exercise price of such options and the closing price of our common stock on December 14, 2007. Mr. Brady also received an annual incentive award as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. If there is a payout under the 2006-2008 period of the PSU Program, Mr. Brady will be entitled to a pro rata payout based on the portion of the performance cycle during which he was employed by the Company.

Mr. Winter.  In connection with his termination of employment, Mr. Winter received an additional one year’s salary of $375,000, a severance payment of $500,000 pursuant to the terms of a cash retention arrangement with Mr. Winter, and COBRA continuation worth $48,947, all of which amounts are disclosed in the Summary Compensation Table for 2007.

Estimated Potential Incremental Payments Upon Termination or Change of Control as of December 31, 2007

					Termination in
	Termination w/o				Connection with
	Cause or for Good		Upon Change of		a Change of
Name and Benefit	Reason(a)		Control(a)(b)		Control(a)(b)		Death(c)

Byrne, Patrick J.
Cash (salary)	$1,200,000	(d)	$—		$1,800,000	(f)	$—
Cash (annual target incentive)	—		—		1,800,000	(f)	—
Cash (current year annual incentive)	246,923	(d)	246,923	(e)	—		—
Stock Options:
(g) vesting accelerated	—		1,692,839	(g)	—		—
Performance Shares:
(g) vesting accelerated	—		—		—		—
Health and Welfare Benefits	—		—		23,322		—
Supplemental Life Insurance	—		—		—		0
Perquisites(j)	—		—		10,000	(j)	—

Total	$1,446,923		$1,939,762		$3,633,322		$0

					Termination in
	Termination w/o				Connection with
	Cause or for Good		Upon Change of		a Change of
Name and Benefit	Reason(a)		Control(a)(b)		Control(a)(b)		Death(c)

Michael, Lanny H.
Cash (salary)	$363,000	(d)	$—		$726,000	(f)	$—
Cash (annual target incentive)	—		—		508,200	(f)	—
Cash (current year annual incentive)	247,625	(d)	247,625	(e)	—		—
Service-Based Stock Awards:
(g) vesting accelerated	—		406,200	(g)	—		—
(k) retention	406,200	(g)(k)	—		—		—
Performance Shares:
(g) vesting accelerated	—		421,433	(g)	—		—
Health and Welfare Benefits	—		—		17,213		—
Supplemental Life Insurance	—		—		—		1,402,000
Perquisites(j)	—		—		10,000	(j)	—

Total	$1,016,825		$1,075,258		$1,261,413		$1,402,000

					Termination in
	Termination w/o				Connection with
	Cause or for Good		Upon Change of		a Change of
Name and Benefit	Reason(a)		Control(a)(b)		Control(a)(b)		Death(c)

Anderson, Fredric B.
Cash (salary)	$214,000	(d)	$—		$428,000	(f)	$—
Cash (annual target incentive)	—		—		214,000	(f)	—
Cash (current year annual incentive)	101,308	(d)	101,308	(e)	—		—
Stock Options:
(g) vesting accelerated	—		24,283	(g)	—		—
Service-Based Stock Awards:
(g) vesting accelerated	—		81,240	(g)	—		—
Performance Shares:
(g) vesting accelerated	—		196,337	(g)	—		—
Restoration Plan:
(h) difference in net present value	—		4,289	(h)	—		—
Health and Welfare Benefits	—		—		22,376		—
Supplemental Life Insurance	—		—		—		806,000
Perquisites(j)	—		—		10,000	(j)	—

Total	$315,308		$407,457		$674,376		$806,000

					Termination in
	Termination w/o				Connection with
	Cause or for Good		Upon Change of		a Change of
Name and Benefit	Reason(a)		Control(a)(b)		Control(a)(b)		Death(c)

Harwell, Janis L.
Cash (salary)	$336,000	(d)	$—		$672,000	(f)	$—
Cash (annual target incentive)	—		—		403,200	(f)	—
Cash (current year annual incentive)	194,769	(d)	194,769	(e)	—		—
Stock Options:
(g) vesting accelerated	—		78,585	(g)	—		—
Service-Based Stock Awards:
(g) vesting accelerated	—		812,400	(g)	—		—
(k) retention	812,400	(g)(k)	—		—		—
Performance Shares:
(g) vesting accelerated	—		414,669	(g)	—		—
Restoration Plan:
(h) difference in net present value	—		9,207	(h)	—		—
Health and Welfare Benefits	—		—		10,219		—
Supplemental Life Insurance	—		—		—		1,299,000
Perquisites(j)	—		—		10,000	(j)	—

Total	$1,343,169		$1,509,630		$1,095,419		$1,299,000

					Termination in
	Termination w/o				Connection with
	Cause or for Good		Upon Change of		a Change of
Name and Benefit	Reason(a)		Control(a)(b)		Control(a)(b)		Death(c)

Cohen, Kenneth L.
Cash (salary)	$224,540	(d)	$—		$449,080	(f)	$—
Cash (annual target incentive)	—		—		224,540	(f)	—
Cash (current year annual incentive)	112,144	(d)	112,144	(e)	—		—
Stock Options:
(g) vesting accelerated	—		31,971	(g)	—		—
Performance Shares:
(g) vesting accelerated	—		108,313	(g)	—		—
IPP:
(i) present value of additional years of credited service	—		—		134,276	(i)	—
Restoration Plan:
(h) difference in net present value	—		65,815	(h)	—		—
(i) present value of additional years of credited service	—		—		83,210	(i)	—
Health and Welfare Benefits	—		—		15,393		—
Supplemental Life Insurance	—		—		—		849,000
Perquisites(j)	—		—		10,000	(j)	—

Total	$336,684		$318,243		$916,499		$849,000

(a)	Pursuant to the COC Agreements and Severance Plans, the amount of benefit may be reduced to an amount that will not trigger the excise tax on “excess parachute payments” within the meaning of Code Section 280G. The amounts on this table have not been reduced to reflect any such reduction.

(b)	Some of our plans provide benefits to the covered employees in the event of a Change of Control, whether or not his or her employment also is terminated. The amounts to which our named executive officers would be entitled in that event are reflected in the column captioned “Upon Change of Control.” If an executive’s employment also is terminated within two years following the Change of Control, the additional amounts to which our named executive officers would be entitled as a result of such termination are reflected in the column captioned “Termination in connection with a Change of Control.” Pursuant to his COC Agreement, Mr. Byrne would receive the amounts listed in the “Termination in Connection with a Change of Control” column if he resigns or is terminated for any reason within the 12-month period following a Change of Control.

(c)	For all named executive officers other than Mr. Byrne, the death benefit is four times the previous year’s salary (rounded up to nearest $1,000), minus $50,000. When this benefit was designed, the $50,000 reduction was intended as an offset for the coverage of group term life insurance. Mr. Byrne is not eligible for this death benefit.

(d)	In the event of Termination without Cause or for Good Reason, the executive is entitled to a payment that includes a multiple of his or her base salary. For Mr. Byrne, that multiple is two times base salary. For all other named executive officers, that multiple is one times base salary. In addition, the executive is entitled a pro rata portion of his or her target bonus for that year, based on the number of days worked during the existing year. Mr. Byrne is the only one of our named executive officers whose amount reflects less than a full year’s employment with the Company. The amounts reported on this table are the amounts reported for annual incentive awards at target in the “2007 Grants of Plan-Based Awards” table.

(e)	Pursuant to the Incentive Plans, in the event of a Change of Control, the employee is entitled a pro rata portion of his or her target bonus based on the number of days worked during the existing year. Mr. Byrne is the only one of our named executive officers whose amount reflects less than a full year’s employment with the Company. The amounts reported on this table are the amounts reported for annual incentive awards at target in the “2007 Grants of Plan-Based Awards” table.

(f)	In the event of Termination in connection with a Change of Control, the executive is entitled to a payment that includes a multiple of his or her base salary and “annual incentive opportunity,” the latter of which is calculated based on the highest monthly salary in a 12-month period. For Mr. Byrne, that multiple is three times base salary and annual incentive opportunity. For all other named executive officers, that multiple is two times base salary and annual incentive opportunity.

(g)	Pursuant to the Incentive Plans, in the event of a Change of Control, all outstanding stock options will be deemed to be fully vested as of the effective date of the Change of Control; this table reflects the value of in-the-money options. All outstanding awards of Restricted Stock or RSUs will be deemed to be fully vested and restrictions removed as of the effective date of the Change of Control. In addition, all outstanding Awards of Restricted Stock or RSUs whose restrictions are based on performance criteria, Performance Units and Performance Shares, will be deemed to have been fully earned based on performance at target being attained as of the effective date of the Change of Control. The amounts on this table include the payout of shares of our common stock, at target, of the PSU performance cycles for 2005-2007, 2006-2008 and 2007-2009, as applicable to each named executive officer. To calculate these values as of December 31, 2007, we used $20.31 per share of our common stock, which was the closing price on the last business day of 2007.

(h)	Upon a Change of Control, participants in the Restoration Plan and the SERP receive a lump-sum payment of the net present value of their vested benefit. All of our named executive officers who participate in the Restoration Plan are vested in the benefit for that plan disclosed on the table in “ 2007 Pension Benefits.” Our Restoration Plan and SERP provide that we use a different discount factor to calculate the net present value in the event of a Change of Control than the discount factor we use to calculate the net present value of the benefit for financial reporting purposes. (The value used for financial reporting purposes is the amount reflected for these plans on the table in “2007 Pension Benefits.”) The amounts reported on this table for these plans Upon a Change of Control represent the positive difference, as of December 31, 2007, between (1) the net present value of the participant’s benefit as calculated Upon Change of Control (using 4.85% rate of interest and GATT2003 mortality), and (2) the net present value of the participant’s benefit as calculated for financial reporting purposes (using 6.3% rate of interest for the Restoration Plan and 6.2% interest rate for the SERP, and RP2000 combined healthy mortality projected to 2015 (sex-distinct without collar adjustment).

(i)	If an executive experiences a Termination connection with a Change of Control, pursuant to the IPP, Restoration Plan and SERP, he or she is entitled a benefit reflecting two additional years of service under such plan. The benefit payable is a lump-sum payment equal to the present value of the increase in the executive’s benefits from such plans due to the two additional years of service. For the two additional years of service, we assume that the executive’s compensation is his or her most recent base salary and target bonus, and that no future increases are made to the qualified plan limits or Social Security wage base rules. To calculate the present value of the additional benefit, we used the factors applicable to the 2007 plan year (4.85% rate of interest and GATT2003 mortality). Mr. Cohen is the only executive who would benefit from the provisions of this agreement.

(j)	In the event of a Termination in Connection with a Change of Control the executives would be entitled to the reasonable cost of outplacement services. The amount of services is not fixed, but we do not expect them to exceed $10,000 in the aggregate per executive.

(k)	In connection with the 2007 Executive Retention arrangements, RSUs held by Mr. Michael and Ms. Harwell, respectively, will be deemed to have vested (i.e., become unrestricted) upon Termination without Cause or for Good Reason.

PROPOSAL 3.

APPROVAL OF THE INTERMEC, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors has approved the Intermec, Inc. 2008 Employee Stock Purchase Plan, or the 2008 ESPP, subject to stockholder approval. At the time our Board approved the 2008 ESPP, it directed that the plan be submitted to our stockholders for approval at the Annual Meeting. If the stockholders approve the 2008 ESPP, it will become effective as of July 1, 2008.

Stockholders are being asked to approve the 2008 ESPP, which provides for the issuance to our employees of shares of our common stock pursuant to options granted under:

•	an employee stock purchase plan that is intended to qualify under the terms of Code Section 423(b), or the 423 Plan; and

•	an employee stock purchase plan that is not intended to qualify under Code Section 423(b), or the Non-423 Plan.

Our stockholders are also being asked to approve 1,500,000 shares to be authorized and reserved for issuance under the 2008 ESPP.

The current Intermec, Inc. Employee Stock Purchase Plan, or the Current ESPP, will expire at the earliest of (a) December 31, 2008 (the current termination date of the plan), (b) when all of the currently available shares have been purchased under the Current ESPP, and (c) when we implement a new employee stock purchase plan. We believe that an employee stock purchase plan is necessary for us to maintain and compete for qualified employee talent in our markets, including markets outside the United States, and to enable the broad range of our employees to continue to purchase our shares under a company-sponsored program.

Stockholders are requested in this Proposal 3 to approve the 2008 ESPP.

The principal features of the 2008 ESPP are summarized below, but the summary is qualified in its entirety by reference to the full text of the 2008 ESPP. A copy of the 2008 ESPP is attached to this proxy statement as Appendix A and is incorporated herein by reference.

Background

In September 1997, our Board adopted, and our stockholders subsequently approved, the Current ESPP. As of March 31, 2008, an aggregate of 4,425,245 shares had been issued under the Current ESPP since 1997, and 574,755 shares remained available for purchase under the Current ESPP. As noted above, the Current ESPP will expire no later than December 31, 2008. If the stockholders approve the 2008 ESPP, the Current ESPP will expire on July 1, 2008, and the shares remaining available under the Current ESPP will be canceled and no longer available for purchase.

In order to give our Company increased flexibility in the granting of options under an employee stock purchase program, especially to non-U.S. employees, in March 2008, our Board adopted the 2008 ESPP, subject to stockholder approval, which provides for, among other things, the ability to grant options that do not comply with Code Section 423(b).

Our Board believes that the 2008 ESPP is necessary in light of the limited number of shares remaining under the Current ESPP and the impending expiration of the Current ESPP. Our Board firmly believes that the 2008 ESPP is in the best interests of our Company and our stockholders, as it will enable employees to continue to purchase shares of our Company at a discount, and thereby align our employees’ interests with those of our stockholders. Further, the 2008 ESPP provides our Company with increased flexibility to allow broad-based, international participation.

As of March 24, 2008, we had outstanding 61,490,337 shares of our common stock. The 1,500,000 shares requested for the 2008 ESPP represent approximately 2.4% of these outstanding shares. The closing price of our common stock, as reported on the New York Stock Exchange on March 24, 2008, was $23.11 per share.

As of March 24, 2008, approximately 2,350 employees were eligible to participate in the 2008 ESPP.

Key Provisions

The purpose of the 2008 ESPP is to provide employees of our Company and its designated subsidiaries or affiliates with a convenient means of acquiring an equity interest in our Company in order to enhance such employees’ sense of participation in the affairs of our Company.

The rights to purchase common stock granted under the 2008 ESPP are intended to be treated as either:

•	options issued under an “employee stock purchase plan,” as that term is defined in Code Section 423(b) (i.e., the 423 Plan), although our Company makes no representation or warrant to maintain such qualification; or

•	options issued under an employee stock purchase plan that is not subject to the terms and conditions of Code Section 423(b) (i.e., the Non-423 Plan).

Our company will retain the discretion to grant options under either the 423 Plan or the Non-423 Plan.

Administration

The 2008 ESPP will be administered by the Compensation Committee appointed by our Board that has the discretion to determine all matters related to options granted under the 2008 ESPP, including all terms, conditions, restrictions and limitations. However, all participants granted options under the 423 Plan must have the same rights and privileges within the meaning of Code Section 423(b)(5), except as may be required by applicable law. The Compensation Committee has the discretion to adopt rules, procedures or subplans regarding the 2008 ESPP administration to conform to local laws or to enable employees of our Company or certain subsidiaries or affiliates to participate in the Non-423 Plan.

Offerings

The 2008 ESPP will be implemented by offering options to eligible employees of our Company or its designated subsidiaries or affiliates from time to time, at the discretion of the Compensation Committee. Unless otherwise specified by the Compensation Committee, each offering period is three months and will consist of one three-month purchase period. In no case may any offering period have a duration exceeding 27 months.

Shares Subject to the 2008 ESPP

Upon approval by the stockholders, an aggregate of 1,500,000 shares of common stock will be authorized for issuance under the 2008 ESPP. If options under the 2008 ESPP expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such options again become available for issuance under the 2008 ESPP.

Eligibility

Generally, any person who is employed by the Company or by a subsidiary or affiliate of the Company that has been designated by the Compensation Committee may participate in the 2008 Plan. For the 423 Plan, the subsidiary must be at least 50% owned by our Company. The Compensation Committee may, in its sole discretion, designate whether the Company and that of its subsidiaries or affiliates will participate in the 2008 ESPP and whether they will participate in the 423 Plan or the Non-423 Plan.

Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the 2008 ESPP if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of our Company or of any subsidiary (including any stock that such employee may purchase under all outstanding rights and options), nor will any employee be granted options to buy more than $25,000 worth of stock (such limit to be determined based on the fair market value of the shares) under all of our employee stock purchase plans in any calendar year.

Participation in the 2008 ESPP

An eligible employee becomes a participant in the 2008 ESPP by delivering an enrollment form to the plan administrator. During such enrollment process, the employee will authorize payroll deductions or, if payroll deductions are not permitted under local law, such other means of contribution (specified by the Compensation Committee pursuant to the Non-423 Plan). An employee’s payroll deductions or other contributions under the 2008 ESPP may be up to 15% (or such lower percentage as the Compensation Committee may determine) of such employee’s “compensation” (as defined in the 2008 ESPP).

Purchase Price

The purchase price per share at which shares are sold in an offering period under the 2008 ESPP cannot be less than 85% of the fair market value of a share of common stock on the purchase date (i.e., the last date of the purchase period). The purchase price will be determined at the discretion of the Compensation Committee.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions — or if payroll deductions are not permitted under applicable local law, such other method of contribution as specified by the Compensation Committee under the Non-423 Plan — over the purchase period. A participant may reduce (but not increase) such payroll deductions or other contributions at any time during an offering period by filing a form with the plan administrator. The reduction will take effect in the next payroll period. All payroll deductions made for a participant are credited to his or her account under the 2008 ESPP and deposited with our general funds, unless otherwise required under applicable local law.

Purchase of Stock

On the last day of the purchase period, the Company will automatically apply the funds in the participant’s account to purchase at the designated purchase price any whole or fractional shares of our common stock. Under no circumstance will a participant be entitled to purchase more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) under all our employee stock purchase plans in any calendar year. In the event that the limits are exceeded, the participant’s payroll deductions or other contributions will be returned, generally without interest, unless otherwise required under applicable law.

Withdrawal

A participant may withdraw from an offering period by delivering a withdrawal form to the administrator at any time up to the purchase date, unless otherwise specified by the Compensation Committee under the Non-423 Plan. Upon an employee’s withdrawal from an offering period, we will distribute to the employee all accumulated payroll deductions or other contributions, without interest (unless the terms of the offering provide otherwise). An employee’s withdrawal from an offering period will not have any effect on the employee’s eligibility to participate in subsequent offering periods under the 2008 ESPP.

Restrictions on Transfer

Rights granted under the 2008 ESPP are not transferable by a participant other than by will and the laws of descent and distribution.

Duration, Amendment and Termination

Our Board may amend, suspend or terminate the 2008 ESPP at any time. However, stockholder approval is required within 12 months of an amendment by our Board to the extent such amendment requires stockholder approval in order for the 2008 ESPP to obtain employee stock purchase plan treatment under Code Section 423 or to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any securities exchange listing requirements.

Adjustments upon Changes in Stock

In the event of a stock dividend, stock split, spin-off, recapitalization, merger or certain other capital changes that result in outstanding securities being exchanged for a different number or class of securities, or, if new, different or additional securities of our Company or another corporation are received, then the Compensation Committee, in its sole discretion, will make equitable adjustments as it deems appropriate in the circumstances to the maximum number and kind of shares of stock subject to the options under the 2008 ESPP and the purchase price.

Participation by our Named Executive Officers

Future benefits under the 2008 ESPP are not currently determinable, as they will depend on the actual purchase price of our shares of common stock in future offering periods, the market value of our common stock on various future dates, the amount of contributions eligible employees elect to make under the 2008 ESPP and similar factors. However, our named executive officers will be subject to the same purchase restrictions as all other participants.

Federal Income Tax Information

The following summary briefly describes U.S. federal income tax consequences of rights under the 2008 ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the 2008 ESPP should consult their own professional tax advisors concerning tax aspects of rights under the 2008 ESPP. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws and is not covered by the summary below.

423 Plan.  Options to purchase shares granted under the 423 Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Code Section 423(b). Under these provisions, no income will be taxable to a participant until the shares purchased under the 2008 ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the offering date or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the stock purchased under the 2008 ESPP is sold (or otherwise disposed of) more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price and (b) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

Our company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized in the United States by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.

Non-423 Plan.  If the option is granted under the Non-423 Plan, then the amount equal to the difference between the fair market value of the stock on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

Our company will generally be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant in the United States as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participants, FICA/FUTA taxes will be due in relation to ordinary income earned as a result of participation in the Non-423 Plan.

RECOMMENDATION

The Board of Directors unanimously recommends that you
vote FOR the approval of the Intermec, Inc. 2008 Employee Stock Purchase Plan.

PROPOSAL 4.

APPROVAL OF THE INTERMEC, INC.
2008 OMNIBUS INCENTIVE PLAN

Our Board of Directors believes that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve continued strong performance in the future by providing a direct link between executive compensation and long-term stockholder value creation. Accordingly, we are seeking stockholder approval of the Intermec, Inc. 2008 Omnibus Incentive Plan, or the 2008 Plan. The Board approved the 2008 Plan, subject to stockholder approval at the Annual Meeting.

If the 2008 Plan is approved by stockholders, it will replace our 2004 Omnibus Incentive Compensation Plan, the 2002 Director Stock Option and Fee Plan, the 2001 Stock Incentive Plan, and the 1999 Stock

Incentive Plan, all of which we refer to collectively in this Proposal as the “Current Incentive Plans” and in the text of the 2008 Plan as the “Prior Plans.” Following stockholder approval of the 2008 Plan, no new awards will be granted under the Current Incentive Plans. If stockholders do not approve the 2008 Plan, the Current Incentive Plans will remain available for new grants.

The 2008 Plan authorizes the issuance of 3,650,000 shares of our common stock. In addition, up to 4,764,363 shares authorized under the Current Incentive Plans may become available for issuance under the 2008 Plan to the extent that such shares:

•	are not subject to awards under the Current Incentive Plans as of the date of stockholder approval of the 2008 Plan (up to a maximum of 1,943,257 shares); or

•	on or after the date of stockholder approval of the 2008 Plan, cease to be subject to awards outstanding under the Current Incentive Plans as of the date of such stockholder approval (such as by expiration, cancellation or forfeiture of the awards) (up to a maximum of 2,821,106 shares).

The maximum number of shares that may be issued under the 2008 Plan is 8,414,363 shares, including shares that may become available from the Current Incentive Plans. As of March 24, 2008, we had outstanding 61,490,337 shares of common stock. The shares authorized for issuance under the 2008 Plan, including shares that may become available from the Current Incentive Plans, represent approximately 13.68% of these outstanding shares. This percentage calculation is not on a fully diluted basis; for example, the number of outstanding shares does not include shares subject to outstanding awards under the Current Incentive Plans.

Stockholder approval of the 2008 Plan will also permit certain performance-based awards described below to qualify for tax deductibility under Code Section 162(m).

Stockholders are requested in this Proposal 4 to approve the 2008 Plan.

The following description of the 2008 Plan is a summary, does not purport to be a complete description of the 2008 Plan and is qualified in its entirety by reference to the full text of the 2008 Plan. A copy of the 2008 Plan is attached to this proxy statement as Appendix B and is incorporated herein by reference.

DESCRIPTION OF THE 2008 PLAN

Purpose

The purpose of the 2008 Plan is to attract, retain and motivate our employees, officers and directors by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of our stockholders. The 2008 Plan would also allow us to provide the same opportunity to consultants, agents, advisors and independent contractors.

Administration

Our Compensation Committee of the Board of Directors will administer the 2008 Plan, except that our Governance Committee will administer the 2008 Plan with respect to our non-employee directors. The Board or the Compensation Committee may delegate administration of the 2008 Plan in accordance with its terms. References to the “Committee” below are, as applicable, to the Compensation Committee, the Governance Committee or other delegate, including a senior executive officer of the Company authorized by our Board or Compensation Committee to make grants to certain eligible employees of the Company.

Eligibility

Awards may be granted under the 2008 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its subsidiaries and affiliates. As of March 24, 2008, approximately 2,350 employees, including seven executive officers, and seven non-employee directors were eligible to receive awards under the 2008 Plan.

Number of Shares

The number of shares of common stock authorized for issuance under the 2008 Plan is 3,650,000. In addition, (a) any shares not subject to awards under the Current Incentive Plans as of the date of stockholder approval of the 2008 Plan plus (b) any shares subject to outstanding awards under the Current Incentive Plans as of the date of stockholder approval of the 2008 Plan that cease to be subject to such awards (other than from exercise or settlement of the awards in shares, such as from awards expiring, terminating or being forfeited) will automatically become available for issuance under the 2008 Plan, up to an aggregate maximum of up to 4,764,363 shares. Including the number of shares that may become available for issuance under the 2008 Plan from the Current Incentive Plans, the total number of shares that may be issued under the 2008 Plan is 8,414,363 shares.

The shares of common stock issuable under the 2008 Plan will consist of authorized and unissued shares or shares now held or subsequently acquired by us as treasury shares.

Shares of common stock covered by an award granted under the 2008 Plan will not be counted as used unless and until they are issued and delivered to a participant.

The following shares will be available again for issuance under the 2008 Plan:

•	shares subject to awards that lapse, expire, terminate or are canceled prior to issuance of the underlying shares;

•	shares subject to awards that are subsequently forfeited to or otherwise reacquired by us;

•	shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award; and

•	shares related to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.

Awards granted in assumption of or substitution for previously granted awards in acquisition transactions will not reduce the number of shares authorized for issuance under the 2008 Plan. The maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is the same as the total number of shares authorized under the 2008 Plan.

If any change in our stock occurs by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure, the Committee will make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the 2008 Plan, (b) issuable as incentive stock options, (c) issuable to certain individuals subject to Code Section 162(m), and (d) that are subject to any outstanding award, including the per share price of such securities.

Types of Awards

The 2008 Plan permits the grant of any or all of the following types of awards.

Stock Options.  The Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The Committee sets option exercise prices and terms, except that the exercise price of stock options granted under the 2008 Plan must be at least 100% of the fair market value of the common stock on the date of grant, except in the case of options granted in connection with assuming or substituting options in acquisition transactions. At the time of grant, the Committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. Unless the Committee otherwise determines, fair market value means, as of a given date, the closing price of our common stock during regular session trading on the New York Stock Exchange.

Stock Appreciation Rights (SARs).  The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2008 Plan or on a stand-alone basis. SARs are the right to receive payment per share of an exercised SAR in stock or cash, or a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related SAR to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than ten years, and the term of a tandem SAR will not exceed the term of the related option.

Stock Awards, Restricted Stock and Stock Units.  The Committee may grant awards of shares of common stock, or awards designated in units of common stock, under the 2008 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion. The restrictions may be based on continuous service with us or the achievement of specified performance criteria, as determined by the Committee.

Performance Awards.  The Committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock, and performance units are units valued by reference to a designated amount of cash. Either may be payable in stock or cash, or a combination of stock and cash, upon the attainment of performance criteria and other terms and conditions as established by the Committee.

Other Stock or Cash-Based Awards.  The Committee may grant other incentives payable in cash or in shares of common stock, subject to the terms of the 2008 Plan and any other terms and conditions determined by the Committee.

Award Limitations.  No more than 10% of the shares available under the 2008 Plan may be used for the grants of awards, other than stock options or stock appreciation rights, that have no restrictions or that vest based solely on continuous employment or services over less than three years, other than in the event of termination of employment or services. In addition, other than stock options or stock appreciation rights, any awards subject to performance goals must have a minimum performance period of a year.

Repricing

Without stockholder approval, the Board or the Compensation Committee may not (a) cancel or amend outstanding options or stock appreciation rights for the purpose of repricing, replacing or regranting such awards with options or stock appreciation rights that have a purchase or grant price that is less than the purchase or grant price for the original option or stock appreciation right, except in connection with certain adjustments, or (b) issue an option or amend an outstanding option to provide for the grant or issuance of a new option on exercise of the original option. To date we have not repriced stock options in that manner.

Performance-Based Compensation under Code Section 162(m)

Performance Goals and Criteria.  Under Code Section 162(m), we are generally prohibited from deducting for U.S. federal income tax purposes compensation paid to our Chief Executive Officer and our three other most highly compensated executive officers (other than the chief financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

If the Compensation Committee intends to qualify an award under the 2008 Plan as “qualified performance-based compensation” under Code Section 162(m), the performance goals selected by the Compensation Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any business unit, as reported or calculated by the Company: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added (“CVA”); or market or economic value added (“EVA”).

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.

The Compensation Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales.

Adjustments and Certification.  The Compensation Committee may adjust the amount payable pursuant to an award under the 2008 Plan that is intended to qualify as “performance-based compensation” under Code Section 162(m) downward but not upward. The Compensation Committee may not waive the achievement of performance goals related to an award except in the case of a participant’s death or disability. Code Section 162(m) requires that the Compensation Committee certify that performance goals were achieved before the payment of the “performance-based compensation.”

Limitations.  Subject to certain adjustments, participants who are granted awards intended to qualify as “performance-based compensation” under Code Section 162(m) may not be granted awards, other than performance units, for more than 2,250,000 shares of common stock in any 36-month period. The maximum dollar value payable to any participant with respect to performance units or other awards payable in cash that are intended to qualify as “performance-based compensation” cannot exceed $5,000,000 in any calendar year.

Change of Control

Under the 2008 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between the participant and us, in the event of a change of control:

•	All outstanding awards, other than performance shares, performance units, and stock awards and stock units with restrictions based on performance criteria, will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, immediately prior to the change of control and such awards will terminate at the effective time of the change of control. However, upon certain changes of control, such as certain reorganizations, mergers or consolidations, such awards will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, only if and to the extent such awards are not converted, assumed or replaced by a successor company.

•	All performance shares, performance units, and stock awards or stock units with restrictions based on performance criteria will be payable based on targeted performance being attained as of the effective date of the change of control and will be paid within sixty days following the effective date of the change of control.

•	In the event of certain reorganizations, mergers or consolidations, the Committee may in its discretion instead provide that a participant’s outstanding awards will be cashed out.

Definition of Change of Control.  Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change of control of the Company generally means the occurrence of any of the following events:

•	an acquisition by any individual, entity or group of beneficial ownership of 30% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors

(excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, or the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company pursuant to which certain requirements are met);

•	a change in the composition of the Board such that the incumbent board members cease to constitute at least a majority of the Board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent board);

•	consummation of certain reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of the Company; or

•	consummation of a complete liquidation or dissolution of the Company.

Amendment and Termination

The Board or the Compensation Committee may amend the 2008 Plan, except that if any applicable statute, rule or regulation requires stockholder approval for an amendment to the 2008 Plan, then to the extent so required, stockholder approval will be obtained. The Board or the Compensation Committee may also suspend or terminate all or any portion of the 2008 Plan at any time, but any suspension or termination may not, without a participant’s consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by the Board or Compensation Committee, the 2008 Plan will terminate ten years after the date of stockholder approval of the 2008 Plan.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2008 Plan generally applicable to us and to participants in the 2008 Plan who are subject to U.S. federal taxes. The summary is based on the U.S. Internal Revenue Code of 1986, as amended, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options.

Nonqualified Stock Options.  A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.  A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights.  A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards.  Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards, Restricted Stock Units, Performance Shares and Performance Units.  A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Tax Consequences to the Company.  In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A.  We intend that awards granted under the 2008 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding.  We are authorized to deduct or withhold from any award granted or payment due under the 2008 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2008 Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers, directors and consultants under the 2008 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2008 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “2007 Grants of Plan-Based Awards” table. Grants made to our non-employee directors in the last fiscal year are described in “Director Compensation.” The closing price of our common stock, as reported on the New York Stock Exchange on March 24, 2008, was $23.11 per share.

RECOMMENDATION

The Board of Directors unanimously recommends that you
vote FOR the approval of the Intermec, Inc. 2008 Omnibus Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information, as of December 31, 2007, concerning securities authorized for issuance under equity compensation plans of the Company.

	Number of			Number of Securities
	Securities to			Remaining Available
	be Issued Upon			for Future Issuance
	Exercise		Weighted Average	Under Equity
	of Outstanding		Exercise Price of	Compensation Plans
	Options, Warrants		Outstanding Options,	(Excluding Securities
	and Rights		Warrants and Rights	Reflected in Column(a))
Plan category	(a)		(b)	(c)

Equity compensation plans approved by stockholders	2,947,456	*	$19.31	2,690,144	**/***
Equity compensation plans not approved by stockholders	—		—	—

*	Not included here are 64,000 RSUs issued under the 2004 Plan, which, if vested, will be paid in the form of unrestricted shares of common stock. This number also does not include PSUs, which, if vested, must be paid in shares of common stock, as provided in the PSU Program. The number of PSUs that have been granted, at target, for the 2006-2008 and 2007-2009 performance periods, is 207,181. Participants can earn from 0% to 200% of their target shares based on the Company’s financial performance. The terms of PSUs are described in “Compensation Discussion and Analysis.”

**	Includes 370,750 shares available under the 1999 and 2001 Stock Incentive Plans, which provide for incentive awards in the form of stock options, with or without related stock appreciation rights, or in the form of restricted stock. The total of 2,690,144 also includes 1,615,580 shares available under the 2004 Plan, which provides for awards of RSUs, performance shares and units, and other types of incentive awards, in addition to stock options, stock appreciation rights and restricted stock. It also includes 621,839 shares available under the Employee Stock Purchase Plan and 81,975 shares available under the 2002 Director Stock Option and Fee Plan. The director plan allows for certain annual retainer fees and meeting fees to be paid in the form of common stock or deferred stock units. See the information provided in “Director Compensation.”

***	Excludes 3,650,000 shares that will become available for issuance upon stockholder approval of the 2008 Omnibus Incentive Plan and 1,500,000 shares that will become available for issuance upon stockholder approval of the 2008 Employee Stock Purchase Plan.

APPENDIX A TO PROXY STATEMENT

INTERMEC, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN
(Effective July 1, 2008)

1.	Establishment of Plan

Intermec, Inc., a Delaware corporation (the “Company”), proposes to grant options (“Options”) for purchase of the Company’s common stock, $.01 par value (“Common Stock”), to eligible employees of the Company and its Designated Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this “Plan”). This Plan includes two components: a Code (as defined below) Section 423(b) Plan and a non-Code Section 423(b) Plan. For purposes of this Plan, “parent corporation” and “subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” set forth in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, for purposes of this Plan, “Affiliate” shall mean an entity, other than a Subsidiary, in which the Company has a controlling interest.

The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or successor provisions to such Section), but makes no representation of such status nor undertaking to maintain such status. In addition, this Plan document authorizes the grant of options under a non-Code Section 423(b) Plan which does not qualify under Section 423(b) of the Code pursuant to rules, procedures or subplans adopted by the Committee (as defined in Section 4 of this Plan) (or its designate) designed to achieve tax, securities law or other objectives for eligible employees and the Company. Except as otherwise indicated herein, the non-Code Section 423(b) Plan will operate and be administered in the same manner as the Code Section 423(b) Plan.

2.	Stock Subject to Plan

A total of 1,500,000 shares of the Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 16 of this Plan. Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by means of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under this Plan.

3.	Purpose

The purpose of this Plan is to provide employees of the Company and its designated Subsidiaries or Affiliates, as that term is defined in Section 5 of this Plan (“Designated Subsidiaries”), with a convenient means of acquiring an equity interest in the Company through payroll deductions (or, if payroll deductions are not permitted under local laws, through other means specified by the Committee and as part of the non-Code Section 423(b) Plan), to enhance such employees’ sense of participation in the affairs of the Company and Subsidiaries and Affiliates.

4.	Administration

This Plan shall be administered by a committee (the “Committee”) appointed by the Company’s Board of Directors (the “Board”) consisting of at least two members, who need not be members of the Board and who may be eligible to participate in the Plan. The Committee shall initially be the Compensation Committee of the Board. Subject to the provisions of this Plan, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under this Plan, including all terms, conditions, restrictions, and limitations of Options and to determine all factual matters relevant to the Plan and its administration; provided, however, that all participants granted Options under an offering pursuant to the Code Section 423(b)(5) shall have the same rights and privileges within the meaning of Code Section 423(b)(5) except as required by applicable law. The Committee shall also have exclusive authority to interpret this Plan and may from time to time adopt rules and regulations of general application for this Plan’s administration.

The Committee shall have the discretion to determine whether eligible employees of the Company or a Designated Subsidiary shall participate in the Code Section 423(b) Plan or the non-Code Section 423(b) Plan. Additionally, the Committee has the discretion to adopt rules regarding the Plan administration to conform to local laws or to enable eligible employees of the Company and Designated Subsidiaries to participate in the Plan. The Committee may also adopt rules, procedures or sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the handling of payroll deductions, payment of interest and handling of stock certificates which vary according to local requirements as part of the non-Code Section 423(b) Plan. The Committee has the authority to suspend or limit participation in the non-Code Section 423(b) Plan for any reason, including administrative or economic reasons. The Committee’s exercise of discretion and interpretation of this Plan, its rules and regulations, and all actions taken and determinations made by the Committee pursuant to this Plan shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to employees of the Company or to independent contractors, as it deems advisable. All expenses incurred in connection with the administration of this Plan shall be paid by the Company and the Designated Subsidiaries; provided, however, that the Committee may require a participant to pay any costs or fees in connection with the sale by the participant of shares of Common Stock acquired under this Plan.

5.	Eligibility

For all purposes of this Plan, the term “Designated Subsidiaries” shall mean those entities of the Company, including any Subsidiaries or Affiliates, which may hereafter be determined by the Committee or the Board to be Designated Subsidiaries for participation in the Plan. For purposes of the Code Section 423(b) Plan only, such Designated Subsidiaries must be Subsidiaries as defined in Section 1 of the Plan. Such determination of Designated Subsidiaries may permit participation in this Plan of all of the eligible employees working for the Designated Subsidiary or, with respect to the non-Code Section 423(b) Plan, only those eligible employees who work for a Designated Subsidiary in a particular country or countries as determined by the Committee or the Board. A Designated Subsidiary will cease to be a Designated Subsidiary on the earlier of (i) the date the Committee or the Board determines that such entity is no longer a Designated Subsidiary or (ii) with respect to the Code Section 423(b) Plan only, such Designated Subsidiary ceases for any reason to be a “parent corporation” or “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Code.

Any employee of the Company or the Designated Subsidiaries is eligible to participate in the Plan for any Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted Options under this Plan would own stock or hold options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries;

(b) employees whose employment terms are covered by a collective bargaining agreement in situations where the applicable union or other collective bargaining unit has either refused to bargain with respect to this Plan as an employee benefit (having been specifically requested to do so by the Company or a Subsidiary) or has considered this Plan as a potential employee benefit and has rejected this Plan or has otherwise determined that employees which such union or other bargaining unit represents may not participate in this Plan, provided the exclusion of such employees is not prohibited under applicable local law;

(c) employees who are citizens of a country which prohibits foreign corporations from granting stock options to any of its citizens; and

(d) no employee of the Company or a Designated Subsidiary shall be eligible to participate in the non-Code Section 423(b) Plan if he or she is an officer or director of the Company subject to the requirements of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Company’s securities.

6.	Offering Periods

The offering periods of this Plan (individually, an “Offering Period”) shall be of periods not to exceed the maximum period permitted by Section 423 of the Code. Unless and until determined otherwise by the Committee or the Board, (a) Offering Periods shall commence on January 1, April 1, July 1 and October 1 of each calendar year, and (b) each Offering Period shall consist of one three-month purchase period (individually, a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan or, if payroll deductions are not permitted under local law, during which other means of contribution, specified by the Committee pursuant to the non-Code Section 423(b) Plan, are collected. The first day of each Offering Period is referred to as the “Offering Date.” The last day of each Purchase Period is referred to as the “Purchase Date.” Subject to the requirements of Section 423 of the Code, the Committee or the Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to future offerings.

7.	Participation in this Plan

Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date by delivering an enrollment form provided by the Company to the administrator for this Plan at the facility of the Company or the Designated Subsidiary by which the participant is employed (the “Local Administrator”) not later than the 15th day of the month (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) before such Offering Date unless a later time for filing the enrollment form authorizing payroll deductions or other contributions is set by the Committee for all eligible employees with respect to a given Offering Period. Once an employee becomes a participant in the Plan with respect to an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from this Plan or terminates further participation in the Offering Period as set forth in Sections 13 and 14 below. Such participant is not required to file any additional enrollment form in order to continue participation in this Plan, except that the Committee may require the filing of new enrollment forms by participants who transfer to another facility of the Company or a Designated Subsidiary.

8.	Grant of Option on Enrollment

Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant by the Company to such employee of an Option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company, and any fraction of a share, determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during the Purchase Period ending on such Purchase Date by (b) the Purchase Price as that term is defined in Section 9; provided, however, that the number of shares which may be purchased pursuant to an Option may in no event exceed the number of shares determined in the manner set forth in Section 11(b) of the Plan or such other maximum number of shares as may be specified in the future by the Committee in lieu of the limitation set forth in Section 11(b).

9.	Purchase Price

The purchase price per share (the “Purchase Price”) at which a share of Common Stock will be sold in any Purchase Period shall be no less than 85 percent of the fair market value of such share on the Purchase Date; provided that the Committee may change the Purchase Price to be anywhere from eighty-five percent (85%) to one hundred percent (100%) of the fair market value of a Share on the Offering Date or the Purchase Date.

For purposes of this Plan, the term “fair market value” on a given date shall be the closing price for the Common Stock on that date during regular session trading on the New York Stock Exchange, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded. If there is no regular trading market for the Common Stock, the fair market value of the Common Stock shall be as determined by the Committee in its sole discretion, exercised in good faith. The Committee may change the manner in which the Purchase Price is determined with respect to future offerings if such changed manner of computation is announced prior to the first day of the first Offering Period to be affected by such change.

10.	Purchase of Shares; Changes in Payroll Deductions; Issuance of Shares

(a) Funds contributed by each participant for the purchase of shares under this Plan shall be accumulated by regular payroll deductions made during each Offering Period, unless payroll deductions are not permitted under local laws as determined by the Committee, in which case the participant may contribute by such other means as specified by the Committee and as part of the non-Code Section 423(b) Plan. The deductions shall be made as a percentage of the participant’s Compensation in 1 percent increments comprising not less than 1 percent and not more than 15 percent of Compensation, provided that the Committee may, in its sole discretion, set a lower percentage of Compensation as the maximum allowable deduction. As used herein, except as provided in the following sentence, “Compensation” shall mean all base salary, wages, cash bonuses, commissions, and overtime; provided, however, that, for purposes of determining a participant’s Compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code or pursuant to a nonqualified deferred compensation plan shall be treated as if the participant did not make such election. “Compensation” does not include severance pay, hiring and relocation allowances, pay in lieu of vacation, automobile allowances, imputed income arising under any Company group insurance or benefit program, income received in connection with stock options, or any other special items of remuneration including any bonus, commission, or fee which, in the judgment of the Committee, is paid to a participant for the accomplishment of a particular non-ordinary course transaction or circumstance. The Committee shall have the discretion to determine what constitutes Compensation for participants outside the United States. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may lower (but not increase) the rate of payroll deductions or contribution during an Offering Period by filing with the Local Administrator a new authorization for payroll deductions or other contributions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Local Administrator’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions or contribution may be made at any time during an Offering Period, but not more than one change may be made effective during any Offering Period. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions or contribution to zero for the remainder of the Offering Period. A participant may increase or decrease the rate of payroll deductions or contribution for any subsequent Offering Period by filing with the Local Administrator a new authorization for payroll deductions or other contributions not later than the 15th day of the month (or if such date is not a business day, the immediately preceding business day) before the beginning of such Offering Period. A participant who has decreased the rate of withholding or contribution to zero will be deemed to continue as a participant in the Plan until the participant withdraws from the Plan in accordance with the provisions of Section 13 or his or her participation is terminated in accordance with the provisions of Section 14. A participant shall have the right to withdraw from this Plan in the manner set forth in Section 13 regardless of whether the participant has exercised his or her right to lower the rate at which payroll deductions or contributions are made during the applicable Offering Period.

(c) All payroll deductions made for or contributions received from a participant will be credited to his or her account under this Plan and deposited with the general funds of the Company, except as may be required by applicable law. No interest will accrue on payroll deductions or contributions, except as may be required by applicable law. All payroll deductions or contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or contributions, except as may be required by applicable law.

(d) On each Purchase Date, provided that the participant has not terminated employment in accordance with Section 14 or has not submitted to the Local Administrator a signed and completed withdrawal form, in either case on or before the 15th day (or if such day is not a business day, on the immediately preceding business day) of the last month of the Offering Period in accordance with Section 10(b) or Section 13 of this Plan, or the Plan has not been terminated prior to the date referred to in the foregoing clause, the Company shall apply the funds then in the participant’s account to the purchase at the Purchase Price of whole and any fractional share of Common Stock issuable under the Option granted to such participant with respect to the Offering Period to the extent that such Option is exercisable on the Purchase Date.

(e) During a participant’s lifetime, such participant’s Option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

11.	Limitations on Rights to Purchase

(a) No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall have the authority to take all necessary action, including but not limited to, suspending the payroll deductions of any participant, in order to ensure compliance with this Section.

(b) The number of shares which may be purchased by any employee on the first Purchase Date to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 (or such other limit as may be imposed by the Code) by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of the Offering Period in which such Purchase Date occurs. The number of shares which may be purchased by any employee on any subsequent Purchase Date which occurs in the same calendar year (as that referred to in the preceding sentence) shall not exceed the number of shares determined by performing the calculation described below, with all computations to be made to the nearest ten thousandth of a whole share of Common Stock or one hundredth of one cent, as the case may be.

Step One:  The number of shares purchased by the employee during any previous Offering Period which occurred in the same calendar year shall be multiplied by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of such previous Offering Period in which such shares were purchased.

Step Two:  The amount determined in Step One shall be subtracted from $25,000.

Step Three:  The amount determined in Step Two shall be divided by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of the Offering Period in which the subsequent Purchase Date (for which the maximum number of shares which may be purchased is being determined by this calculation) occurs. The quotient so obtained shall be the maximum number of shares which may be purchased by any employee on such subsequent Purchase Date.

Subject to the limitations of Section 423 of the Code, the Committee may from time to time determine that a lower maximum number of shares may be purchased on any given Purchase Date in lieu of the maximum amounts described above in this Section 11, in which case the number of shares which may be purchased by any employee on such Purchase Date may not exceed such different limitation.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s Option to each participant affected thereby.

(d) Any payroll deductions or contributions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period without interest, except as otherwise required by local law.

12.	Evidence of Stock Ownership

Promptly following each Purchase Date, the number of full and fractional shares of Common Stock purchased by each participant shall be deposited into an account established in the participant’s name at a stock brokerage or other financial services firm designated or approved by the Committee (the “Plan Financial Agent”). Unless otherwise provided by law, unless a participant elects to sell or gift shares acquired under the Plan, such shares must be retained in an account with the Plan Financial Agent for a period of twenty-one (21) months following the Purchase Date, or some other time period required by the Code or specified by the Committee, even in the event that the participant terminates his or her employment with the Company; provided, however, that if the Option was granted under the non-Code Section 423(b) Plan, the shares of Common Stock acquired under the Option are not subject to such holding period. With respect to full (but not fractional) shares for which the Code Section 423(a) holding period has been satisfied, the participant may move those shares to another account of the participant’s choosing or request those shares be transferred to the participant in book entry form through the Company’s direct registration system or that a stock certificate for full (but not fractional) shares be issued and delivered to him or her.

13.	Withdrawal

(a) Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Local Administrator a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time on or prior to the 15th day of the last month (or if such date is not a business day, the immediately preceding business day) of an Offering Period, provided that a later withdrawal may be permitted by the Committee under the non-Code Section 423(b) Plan, if necessary or advisable under local law.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions or contributions of the participant not theretofore utilized for the purchase of shares of Common Stock on a Purchase Date shall be returned to the withdrawn participant, without interest (except as otherwise required under local laws), and his or her participation in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any subsequent Offering Period by filing a new authorization for payroll deductions or other contributions in the same manner as set forth above for initial participation in this Plan.

14.	Termination of Employment; Leave of Absence

Termination of a participant’s employment for any reason, including retirement, death, or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, except as provided in Section 15, the payroll deductions or contributions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her beneficiary or heirs, without interest, except as otherwise required under local laws. For purposes of this Section 14, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or any of its Subsidiaries in the case of any leave of absence approved by the Committee, provided that (a) such leave does not exceed 3 months, or (b) if such leave is longer than 3 months, the employee’s right to reemployment is provided either by statute or by contract. If the period of leave exceeds 3 months and the employee’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such three-month period. For purposes of this Section 14, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or any of its Subsidiaries in the case of transfer between or amongst the Company and any Subsidiary.

15.	Return of Payroll Deductions

In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment, or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions and contributions of the participant to the Plan which have not yet been applied to the purchase of stock unless such termination of participation occurs later than the 15th day of the final month of the Offering Period (or if such date is not a business day, on the preceding business day), or the latest date permitted for withdrawal by the Committee in which event such payroll deductions and contributions will be utilized to purchase Common Stock for the participant. No interest shall accrue on the payroll deductions of a participant in this Plan, except as otherwise required under local laws.

16.	Capital Changes

In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock or any securities exchanged therefor or received in their place being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different, or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number and kind of shares of stock subject to this Plan as set forth in Sections 1 and 2, the number and kind of shares subject to outstanding Options, and the Purchase Price. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

17.	Nonassignability

Neither payroll deductions nor other contributions credited to a participant’s account nor any rights with regard to the exercise of an Option or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 24 hereof) by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be void and without effect.

18.	Reports and Status of Accounts

Individual accounts will be maintained by the Plan Financial Agent for each participant in this Plan. The Plan Financial Agent shall send to each participant promptly after the end of each Purchase Period a report of his or her account setting forth with respect to such Purchase Period the total payroll deductions or other contributions accumulated, the number of whole and any fractional share purchased, and the per share price thereof, and also setting forth the total number of shares (including any fractional share) then held in his or her account. Neither the Company nor any Designated Subsidiary shall have any liability for any error or discrepancy in any such report.

19.	No Rights to Continued Employment; No Implied Rights

Neither this Plan nor the grant of any Option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment. The grant of any Option hereunder during any Offering Period shall not give a participant any right to similar grants thereafter.

20.	Equal Rights and Privileges

All eligible employees shall have equal rights and privileges with respect to the Code Section 423(b) Plan except as required by applicable law so that the Code Section 423(b) Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.

21.	Notices

All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	Amendment of Plan

This Plan may be amended by the stockholders of the Company. The Board may also amend this Plan in such respects as it shall deem advisable; however, stockholder approval will be required for any amendment that will increase the total number of shares as to which Options may be granted under this Plan, or, but for such shareholder approval, cause the Code Section 423(b) Plan to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code.

23.	Termination of the Plan

The Company’s stockholders or the Board may suspend or terminate this Plan at any time. No Options shall be granted during any period of suspension of this Plan.

24.	Death of Participant

In the event of a participant’s death prior to the delivery to him or her (or to the Plan Financial Agent on his or her behalf) of any shares or cash held by the Company for the account of the participant, and to the extent permitted by local law, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant.

25.	Conditions Upon Issuance of Shares; Limitation on Sale of Shares

The Company shall not be required to issues Shares with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of the Company with respect to such compliance.

26.	Effective Date

The Plan which has been adopted by the Company’s Board of Directors shall become effective on July 1, 2008, subject to stockholder approval.

27.	Governing Law

Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of Delaware without regard to any provisions of Delaware law relating to the conflict of laws.

* * * * *

APPENDIX B TO PROXY STATEMENT

INTERMEC, INC.
2008 OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Intermec, Inc. 2008 Omnibus Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1  Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act (or any successor definition adopted by the Securities and Exchange Commission), an “outside director” within the meaning of Section 162(m), and an “independent director” as defined under the New York Stock Exchange listing standards.

3.2  Delegation

Notwithstanding the foregoing, the Board or the Compensation Committee may delegate responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards to officers who are or may become Covered Employees. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.3  Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A and in accordance with Section 6.3 of the Plan; (viii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan, including as described in Section 17.6 of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Board or the Committee have the right, without stockholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 14, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers subject to the reporting requirements of Section 16(a) of the Exchange Act, by the Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be:

(a) 3,650,000 shares; plus

(b) (i) any authorized shares not issued or subject to outstanding awards under the Company’s 2004 Omnibus Incentive Compensation Plan, the 2002 Director Stock Option and Fee Plan, the 2001 Stock Incentive Plan and the 1999 Stock Incentive Plan (the “Prior Plans”) as of the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plans as of the Effective Date that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 4,764,363 shares.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2  Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were employees of the Acquired Entity prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.

4.3  Limitations

Subject to adjustment as provided in Section 14.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan (other than Awards of Options or Stock Appreciation Rights) that contain no restrictions or restrictions based solely on continuous employment or services over fewer than three years (except in the event of Termination of Service) shall not exceed 10% of the aggregate maximum number of shares specified in Section 4.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer, director, consultant, agent, advisor or independent contractor of the Company or a Related Company whom the Committee from time to time selects. The foregoing are “Eligible Persons.”

SECTION 6. AWARDS

6.1  Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2  Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3  Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the instrument evidencing the Award at the time of grant. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A.

6.4  Dividends and Distributions

Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while the Awards are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or a Stock Appreciation Right, and an Award providing a right to dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right, the payment of which is not contingent upon, or otherwise payable on, the exercise of the Option or a Stock Appreciation Right, must comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1  Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2  Option Exercise Price

The exercise price for shares purchased under an Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, except in the case of Substitute Awards.

7.3  Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4  Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Company, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 12. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5  Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board (i.e., a “cashless” exercise); or

(f) such other consideration as the Committee may permit.

7.6  Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.

If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (a) the Option Expiration Date and (b) the expiration of a period of three months (or such other period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of the Securities Act or the Company’s insider trading policy requirements.

7.7  Incentive Stock Option Limitations

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or, if different, the maximum limitation in effect at the time of grant under the Code), such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. If any Participant shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1  Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2  Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

8.3  Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements under Section 409A.

SECTION 9. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

9.1  Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. Notwithstanding the foregoing, any Stock Awards, Restricted Stock and Stock Units subject to performance goals shall have a performance period of at least one year.

9.2  Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 12, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

SECTION 10. PERFORMANCE AWARDS

10.1  Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Performance Shares shall have a performance period of at least one year.

Subject to Section 15 and Section 17.5, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

10.2  Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Performance Units shall have a performance period of at least one year.

Subject to Section 15 and Section 17.5, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 12. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”) to the extent such amounts are not “deferred compensation” within the meaning of Section 409A. The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. To the extent required to avoid adverse financial accounting consequences to the Company, the value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent permitted by the Company, the Participant may designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 14. ADJUSTMENTS

14.1  Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities set forth in Section 15.4; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments, shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a Change of Control shall not be governed by this Section 14.1 but shall be governed by Section 14.2.

14.2  Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change of Control:

(a) All outstanding Awards, other than Awards identified in Section 14.2(b), shall become fully and immediately vested and exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change of Control and shall terminate at the effective time of the Change of Control, and any such Awards constituting “deferred compensation” within the meaning of Section 409A shall be paid within 60 days following the effective date of the Change of Control; provided, however, that with respect to a Change of Control that is a Business Combination, such Awards, other than Awards constituting “deferred compensation” within the meaning of Section 409A, shall become fully and immediately vested and exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 14.2(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Business Combination the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Business Combination, the consideration (whether stock, cash or other securities or property) received in the Business Combination by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Business Combination is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Business Combination. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b) The target payout opportunities attainable under all outstanding Stock Awards and Stock Units with restrictions based on performance criteria, Performance Shares, and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, and such Awards shall be paid within 60 days following the effective date of the Change of Control.

(c) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change of Control that is a Business Combination that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Business Combination and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Business Combination, or, in the event the Business Combination does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

14.3  Further Adjustment of Awards

Subject to Section 14.2, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

14.4  No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.5  Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

14.6  Section 409A

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 14 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 14 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 15. SECTION 162(m) PROVISIONS

15.1  Terms of Section 162(m) Awards Generally

Notwithstanding any other provision of the Plan, the Compensation Committee may, at the time of grant of an Award (other than an Option or Stock Appreciation Right) to a Participant who is then a Covered Employee or is likely to be a Covered Employee as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, specify that all or any portion of such Award is intended to satisfy the requirements for performance-based compensation under Section 162(m). With respect to each such Award, subject to Section 15.2, the Compensation Committee shall establish, in writing, that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified performance targets related to designated performance goals for such period selected by the Compensation Committee from among the Performance Criteria specified in Section 15.2. Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m), or any successor provision thereto, and the regulations thereunder.

15.2  Performance Criteria

If an Award is subject to this Section 15, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added (“CVA”); or market or economic value added (“EVA”) (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m), or any successor provision thereto.

15.3  Compensation Committee Certification and Authority

After the completion of each Performance Period, the Compensation Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 15. Notwithstanding any provision of the Plan other than Section 14, with respect to any Award that is subject to this Section 15, the Compensation Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based” compensation with the meaning of Section 162(m).

15.4  Maximum Awards

Subject to adjustment from time to time as provided in Section 14.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 15 in any thirty-six month period with respect to more than 2,250,000 shares of Common Stock for such Award, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 15 granted to any Covered Employee in any one calendar year is $5,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m), or any successor provision thereto.

SECTION 16. AMENDMENT AND TERMINATION

16.1  Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 16.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

16.2  Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of the Plan by the Board and (b) the Effective Date.

16.3  Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any

Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1  No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

17.2  Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3  Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 of the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.4  No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5  Compliance with Laws and Regulations

(a) In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code, although the Company makes no representations that Options granted as Incentive Stock Options will maintain such qualification.

(b) Notwithstanding anything contained in the Plan to the contrary, the Company intends that any and all Awards and compensation payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A and that all terms and provisions shall be interpreted to satisfy such requirements. If the Committee determines that an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from, or compliance with, Section 409A. Awards not deferred under Section 6.3 and not otherwise exempt from the requirements of Section 409A are intended to qualify for the short-term deferral exemption to Section 409A, and payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2 1/2 months after the end of the calendar year in which the Award becomes vested unless otherwise permitted under the exemption provisions of Section 409A.

Furthermore, any payment or distribution that is to be made under the Plan (or pursuant to an Award under the Plan) to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A and as determined by the Committee, on account of a “separation from service” within the meaning of that term under Section 409A, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.

Notwithstanding any other provision in the Plan, the Committee makes no representations that Awards granted under the Plan shall be exempt from, or comply with, Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

17.6  Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee shall have the authority to adopt, amend or rescind such modifications, procedures or subplans under the Plan as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or where Participants may reside.

17.7  No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.8  Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.9  Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.10  Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

SECTION 18. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

Appendix A to 2008 Omnibus Incentive Plan
Definitions

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in the definition of “Change of Control.”

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change of Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) set forth in subsection (c) of this definition of “Change of Control”;

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board; or

(c) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); excluding, however, such a Business Combination pursuant to which

(i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination; and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) The consummation of a complete liquidation or dissolution of the Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Business Combination, the date of such Business Combination shall be the date on which the last of such transactions is consummated. Notwithstanding the foregoing, with respect to any Award or Awards constituting “deferred compensation” within the meaning of Section 409A, an event otherwise constituting a Change of Control (as defined above) shall not constitute a Change of Control for purposes of payment of an Award unless such event is also a “change in control event” within the meaning of Section 409A.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.2.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company” means Intermec, Inc., a Delaware corporation.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means permanent and total disability as determined for purposes of the Company’s Long-Term Disability Plan or such other plan under which the Participant is covered. Notwithstanding the foregoing, with respect to Incentive Stock Options, “Disability” shall have the meaning attributed to that term for purposes of Section 422 of the Code.

“Early Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means retirement from employment with the Company or a Related Company in circumstances in which the employee would be entitled to receive such retirement benefits under the pension plan of the Company or a Related Company under which such employee is covered, as applicable.

“Effective Date” has the meaning set forth in Section 18.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular session trading on the New York Stock Exchange, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish. In the absence of an established market for the Common Stock, Fair Market Value shall be determined in good faith by the Committee. Notwithstanding the preceding, for federal, state, and local income tax withholding and reporting purposes and for such other purposes as the Committee deems appropriate, Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Incumbent Board” has the meaning set forth in “Change of Control.”

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Normal Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means retirement from active employment with the Company or a Related Company in circumstances in which the employee would be entitled to receive such retirement benefits under the retirement or pension plan of the Company or a Related Company under which such employee is covered, as applicable.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Parent Company” means a company or other entity which as a result of a Change of Control owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 10.

“Performance Criteria” has the meaning set forth in Section 15.2.

“Performance Period” means the period of time during which the Performance Criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award. The Compensation Committee may establish different Performance Periods for different Participants, and the Compensation Committee may establish concurrent or overlapping Performance Periods.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 10.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 10.2.

“Plan” means the Intermec, Inc. 2008 Omnibus Incentive Plan.

“Related Company” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Related Company” shall have the meaning ascribed to the term “subsidiary” in Section 424(f) of the Code, and for purposes of determining whether any individual may be a Participant for purposes of any grant of Options or Stock Appreciation Rights, the term “Related Company” shall mean any “Service Recipient” as that term is defined for purposes of Section 409A.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means Normal or Early Retirement.

“Section 162(m)” means Section 162(m) of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Section 409A” means Section 409A of the Code, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 8.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 9.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Change of Control.

“Termination of Service,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability, Early Retirement, Normal Retirement or for Cause. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers subject to the reporting requirements of Section 16(a) of the Exchange Act, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a non-employee director, consultant, advisor, or independent contractor of the Company or a Related Company, or a change in status from a non-employee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

Intermec, Inc.
2008 Annual Meeting of Stockholders
May 23, 2008, 10:00 a.m. Pacific time

6001 — 36th Avenue West
Everett, Washington 98203

Directions and Parking

From the North or South on I-5:

Take exit #189 “Mukilteo/Whidbey Island Ferry” onto Hwy. 526. Take the Seaway Boulevard exit and follow it to the end (approximately 1.25 miles). At the end of Seaway Boulevard, turn right onto 36th Avenue West, which ends at the Intermec headquarters building.

From Hwy 99:

Turn West onto Hwy. 526. Take the Seaway Boulevard exit and follow it to the end (approximately 1.25 miles). At the end of Seaway Boulevard, turn right onto 36th Avenue West, which ends at the Intermec headquarters building.

Visitor parking is available in front of the circular drive. Please enter the building through the front doors, behind the circular drive.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 22, 2008. Have your proxy card in hand when you access INTERMEC, INC.the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. C/O PROXY SERVICES P.O. BOX 9142ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER FARMINGDALE, NY 11735COMMUNICATIONS If you would like to reduce the costs incurred by Intermec, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone from within the United States to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 22, 2008. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Intermec, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:ITMEC1KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INTERMEC, INC.For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR“number(s) of the nominee(s) on the line below. ITEMS 1, 2, 3 AND 4. Vote on Directors 1.ELECTION OF DIRECTORS Nominees: 01) Patrick J. Byrne05) Stephen P. Reynolds 02) Gregory K. Hinckley 06) Steven B. Sample 03) Lydia H. Kennard07) Greg G. Shaffer 04) Allen J. Lauer08) Larry D. Yost For Against Abstain Vote on Proposals 2.RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS INTERMEC, INC.’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008. 3.APPROVE THE INTERMEC, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN. 4.APPROVE THE INTERMEC, INC. 2008 OMNIBUS INCENTIVE PLAN. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or Yes No guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice of Annual Meeting and Proxy Statement are available at www.proxyvote.com.
INTERMEC, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2008 The undersigned stockholder(s) hereby appoint(s) Patrick J. Byrne, Lanny H. Michael and Janis L. Harwell, and each of them with power to act without the other and with power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Intermec, Inc. that the stockholder(s) is/are entitled to vote at the 2008 Annual Meeting of Stockholders to be held at 10:00 A.M., Pacific Time on Friday, May& nbsp;23, 2008, at the headquarters offices of Intermec, Inc., located at 6001 36th Avenue West, Everett, Washington, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the 2008 Annual Meeting of Stockholders. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE